UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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Evergy, Inc.
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A LETTER TO SHAREHOLDERS

Evergy, Inc.
One Kansas City Place
1200 Main Street
Kansas City, Missouri 64105
March 27, 2025
Dear Fellow Shareholders:
On behalf of the Evergy Board of Directors (the “Board”), we are pleased to invite you to Evergy’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 6, 2025 at 10:00 a.m. Central Daylight Time. We look forward to conducting the annual business of the company and sharing an overview of our 2024 results with each of you.
A year of strong execution: Our financial results in 2024 were in line with expectations, notwithstanding milder than normal weather for much of the year. Growth in 2024 was largely driven by higher residential and commercial demand, recovery of regulated investments, and strong cost management offsetting inflationary pressures. We expect the trend in increased demand to continue, driven primarily by customers that have announced major new investments in our region, including a Panasonic electric vehicle battery manufacturing plant in Kansas and Google and Meta data centers in Missouri. In addition, in 2024 we submitted requests to our regulators to approve the construction of three new natural gas plants and three new utility-scale solar projects. With increased demand and electric infrastructure investments, we believe Evergy is well-positioned to empower a better future for our customers, communities, and shareholders.
Responsible Board refreshment: The Board continues to focus on evolving the composition of the Board to align with the Company’s long-term business and strategic needs. In recent years, the Nominating, Governance, and Sustainability Committee has prioritized identifying prospective Directors with a goal of maintaining an effective mix of broad skills and high value experience, introducing fresh perspectives while balancing industry knowledge and continuity. This year we are excited to nominate Dean A. Newton and Jonathan D. Rolph to the Board, both of whom were recently appointed and will stand for election for the first time at this Annual Meeting. Dean and Jon are both well-known and well-respected business and civic leaders in our region, and their appointments reflect Evergy’s continued commitment to fostering a regional perspective on our Board. We believe our Board benefits from having a wide variety of backgrounds and shared core competencies that combine to help us deliver long-term shareholder and customer value. You can find more information about our nominating process and nominees in this proxy statement.
Compelling growth opportunities: Our region is poised to benefit from historic growth opportunities in Kansas and Missouri. Attracting new large customers enables us to spread our fixed costs over a broader base, driving affordability benefits for our existing customers. Our communities benefit from the increased prosperity generated by job creation, development of ancillary businesses, improved economic resiliency with a more diversified industrial base, and a larger tax base to pay for schools, roads and services. Our investors benefit from the value that is being created by our increased investments to power and serve growing demand. We are committed to effective governance to best represent your interests as shareholders of our company and remain committed to executing on our strategic objectives of affordability, reliability, and sustainability. As always, we look forward to our Annual Meeting and your participation and feedback.
Annual Meeting details: This year’s Annual Meeting will once again be held exclusively via live webcast. The online format is beneficial for expanding our ability to connect with shareholders while providing the same opportunities to vote and ask questions. Details on how to participate in the Annual Meeting, including how and when to vote and submit questions, are included in this proxy statement along with other information. Your vote is very important, so please cast it promptly, even if you plan to participate in the Annual Meeting.
Sincerely,

David A. Campbell	B. Anthony Isaac
Chairman, President and Chief Executive Officer	Lead Independent Director

Cautionary Statements Regarding Certain Forward-Looking Information
Statements made in this proxy statement that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy’s strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.
In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively the “Evergy Companies”) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; development, adoption and use of artificial intelligence by the Evergy Companies and its third-party vendors; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of future pandemic health events on, among other things, sales, results of operations, financial position, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies' employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance; disruptions in the banking industry, including volatility in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies' facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; impact of geopolitical conflicts on the global energy market; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; impacts of tariffs; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies' ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the impact of changing expectations and demands of the Evergy Companies' customers, regulators, investors and stakeholders, including differing views on environmental, social and governance concerns; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; the outcome of the litigation involving the Evergy Companies; and other risks and uncertainties.
This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in the Evergy Companies’ other filings with the Securities and Exchange Commission (“SEC”). Additional risks and uncertainties are discussed from time to time in current, quarterly, and annual reports filed by the Evergy Companies with the SEC, including those described in Part I, Item 1.A. of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). New factors emerge from time to time, and it's not possible for the Evergy Companies to predict all such factors, nor can the Evergy Companies assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
WHEN
Tuesday, May 6, 2025
Check-In Time: 9:45 a.m. (Central Daylight Time)
Meeting Time: 10:00 a.m. (Central Daylight Time)
WHERE
The Evergy, Inc. 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) will be held in a virtual meeting format only and can be accessed via live audio webcast at: www.vitrualshareholdermeeting.com/EVRG2025.
There will be no physical meeting location.
MATTERS OF BUSINESS

At this meeting, you will be asked to:		Board’s Voting Recommendation:
1.	Elect the nominees named in the attached proxy statement as directors;
2.	Provide an advisory non-binding vote to approve the 2024 compensation of our named executive officers;
3.	Provide an advisory non-binding vote to approve the frequency of future advisory votes considering the compensation of our named executive officers;
4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025; and
5.	Transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

PROXY STATEMENT
This notice of annual meeting and proxy statement, the accompanying proxy card and our 2024 Annual Report are made available to, and mailed, beginning on or about March 27, 2025, to certain holders of our common stock for the solicitation of proxies by our Board of Directors (the “Board”) for the 2025 Annual Meeting. We distribute proxy materials to many shareholders via the internet under the Securities and Exchange Commission’s (“SEC”) “Notice and Access” rules, thereby capturing cost and environmental benefits. On or about March 27, 2025, we are first mailing a Notice of Internet Availability of Proxy Materials (“Notice”) that contains information about our 2025 Annual Meeting and instructions on how to view all proxy materials on the internet. Also included are instructions on how to vote and how to request a paper or email copy of the proxy materials.
Shareholders of record at the close of business on March 3, 2025, are entitled to notice of, and to vote at, the 2025 Annual Meeting or any adjournment thereof. The Board encourages you to read this document carefully and take this opportunity to vote on the matters to be decided at the 2025 Annual Meeting.
In this proxy statement, we refer to Evergy, Inc. as “we,” “us,” “our,” “Company,” or “Evergy,” unless the context clearly indicates otherwise.
By Order of the Board of Directors,

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2025:

This notice of annual meeting and proxy statement and our 2024 Annual Report are available at
https://materials.proxyvote.com/30034W

Heather A. Humphrey Senior Vice President, General Counsel and Corporate Secretary

Notice of Annual Meeting of Shareholders | Proxy Statement | Evergy 2025 Proxy Statement 1

Proxy Statement Summary and Highlights

About Evergy

Evergy’s Business. Evergy, Inc. (Nasdaq: EVRG), a public utility holding company (“Evergy” or the “Company”), engages in the generation, transmission, distribution, and sale of electricity to approximately 1.7 million customers in the states of Kansas and Missouri. Our 2024 Annual Report contains additional information about our businesses. This section is a summary and you should read the entire proxy statement before voting.

Evergy’s Culture. Evergy’s mission-driven culture creates an environment of performance; engages talented people who power our Company; and sets high standards for operational excellence, continuous improvement, and sustained execution.

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 2

2024 Highlights

Continuing to Advance Our Strategy. Evergy’s mission is to empower a better future, and our vision is to lead the responsible energy transition and provide affordable, reliable, and sustainable service to our customers and communities. In 2024, through teamwork and dedication, we continued to deliver on our strategic plan and corporate initiatives to best position Evergy to seize potential growth and economic development opportunities in our region and also remain focused on consistently delivering against these strategic pillars.

•
Affordability: We saw continued improvement in regional rate competitiveness, with retail rates increasing 6.8% in Kansas and 2.4% in Missouri on a cumulative basis since 2017(1), well below the average rate increases in regional peer states and inflation over the same time period. In 2024, we filed a rate case in Missouri that culminated in a unanimous settlement agreement that will allow us to recover investments made to support generation capacity and improve the grid in order to provide reliable power.

•
Reliability: Our focus on safe and reliable service includes investments to modernize our transmission and distribution infrastructure to improve reliability for our customers and improve the resiliency of the electric grid and its ability to withstand extreme weather. By replacing aging equipment and investing in smart grid technologies, we seek to enable further efficiency gains in serving our customers. Our focus on reliability also includes effectively managing our generation fleet and investing to meet the requirements of a changing energy industry, including the increased challenges and opportunities brought on by large-scale renewable resources and the retirement of older plants.

•
Sustainability: Evergy is making significant investments in infrastructure required to cost-effectively serve the growing needs of our customers while also advancing reliability and resiliency. Our 5-year capital expenditure plan is largely driven by our need to construct new generation resources while continuing to modernize our grid. A significant portion of the capital expenditure plan increase will go towards generation investment. In 2024, we submitted requests to our regulators to approve the construction of three new natural gas units and three new utility-scale solar projects, and we continue to evaluate additional projects as identified in our Integrated Resource Plan (“IRP”). We also increased our distribution investment plan to further enhance our grid with projects that directly benefit our customers. Positioning Evergy to be able to make these capital investments and maintain a strong investment grade credit rating was a significant accomplishment in 2024, one that required constructive collaboration with all of our stakeholders.

Financial Performance.
•
Earnings. Evergy’s 2024 earnings and diluted earnings per share (“EPS”), each calculated in accordance with generally accepted accounting principles (“GAAP”), were $873.5 million and $3.79, respectively, compared to $731.3 million and $3.17 in 2023. Evergy’s 2024 adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) were $877.9 million and $3.81, respectively, compared to $815.6 million and $3.54 in 2023.(2)

•
Dividend Growth. In November 2024, we increased our quarterly dividend by approximately 4.0% to $0.6675 per share, or $2.67 per share on an annualized basis, consistent with our dividend growth target and targeted payout ratio of 60% to 70%.

(1)
Cumulative rate increase since the end of 2017 through the end of November 2024. Regional electric state data is sourced from the U.S. Energy Information Administration (EIA) and is comprised of revenues and sales for all sectors. 2024 data is based on a rolling 12-month average of total revenues and sales through the end of November 2024.

(2)	Adjusted earnings and adjusted EPS are not calculated in accordance with GAAP and are reconciled to the most comparable GAAP metrics in Appendix A to this proxy statement.

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 3

Environmental, Social, and Governance

Evergy has achieved significant advancements in environmental, social, and governance (“ESG”) efforts and disclosures under the leadership and guidance of the Board and management. ESG highlights include:
•
Emissions Reductions and Environmental Leadership. In 2024, Evergy achieved reductions of carbon dioxide (“CO2”) emissions from owned generation by 57%, and sulfur dioxide (“SO2”) and nitrogen oxide (“NOx”) emissions by 98% and 90%, respectively, compared to 2005 baseline numbers. Evergy is committed to participating in industry groups that assess real world applications of emerging technology that has the potential to cost-effectively reduce greenhouse gas (“GHG”) emissions.

98%

reduction in SO_2 emissions

90%

reduction in NO_x emissions

57%

reduction in CO_2 emissions

180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
60,000,000
50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
0
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
SO₂
NOx
CO₂

Emissions reduction data as of year-end 2023 versus 2005

•
Generation Transition. Evergy now produces nearly one-third of our annual power generation from renewable sources. When combined with the production from our Wolf Creek Nuclear Generating Station (“Wolf Creek”), more than half of the power generated for homes and businesses we serve comes from emission-free sources.

•
Wind Generation. Capitalizing on the abundant wind resources in the region, Evergy has been expanding wind energy production in the Midwest for years. With the acquisition of the 199-megawatt Persimmon Creek Wind Farm in 2023, we now own or have under contract over 4,500 megawatts of wind generation capacity. Our wind portfolio helps fuel Kansas’ state ranking as the third largest producer of renewable energy generation as a percentage of total generation in the United States.

•
Solar Power Generation. Evergy owns or funds more than 75 solar projects in Kansas and Missouri. In 2024, approximately 10 megawatts of solar projects were put into service, bringing the total solar portfolio to over 45 megawatts. Looking forward to 2025 and 2026, Evergy plans to be involved in the construction of additional solar projects, including Evergy’s first utility-scale solar facilities, totaling approximately 450 megawatts and will continue preparations to accelerate solar build into the latter half of the decade as indicated in Evergy’s most recent annual IRP.

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 4

•
Water Consumption Reduction Efforts. Solar and wind renewable generation do not utilize processed water. Therefore, utilizing more renewable generation will result in the reduction of both water withdrawals and the consumption of water. Evergy has also undertaken projects that reduce water usage and increase water re-use and recycling.

•	Community Engagement. For 2024, Evergy’s corporate social impact strategy focused on environmental leadership and community vitality, which is in line with our strategic priorities below:
•
Connecting our vulnerable customers to needed resources. Through Evergy’s two “Evergy Connect” walk-in facilities, our teams helped 36,000 customers, with face-to-face service, to secure resources needed for bill payment and energy savings. Additionally, Evergy's customer affairs team conducted or participated in 271 events to assist 33,000 customers with payment support and energy efficiency tools. These teams helped our customers secure just under $29 million in bill payment assistance funds.

In 2024 we launched two new assistance programs in Missouri. Evergy’s Critical Medical Needs program provides critical bill assistance to those facing traumatic medical issues, providing payment help and linking to other resources. Evergy’s Rehousing program helped our customers enter stable, affordable housing with bill arrearage assistance. Additionally in Kansas, we put in place Evergy Cares to provide gap bill assistance to our customers when normal Federal and state resources are not available.
•
Improving the environment through community-based conservation and sustainability. In addition to providing $1.1 million toward conservation and sustainability efforts, Evergy’s Green Team completed 64 environmental projects in our service territory.

These Green Team projects focused on enhancing Missouri and Kansas riverways, lowering urban heat through tree plantings and creating and installing important pollinator gardens in the region. These projects resulted in the planting of more than 1,300 trees and removal of over 10 tons of trash and debris from local rivers. Of the trees planted, 700 were placed to help lower the heat index along Kansas City's Independence Boulevard.
•
ESG Reporting and Additional Information. For additional information about Evergy’s ESG efforts and reporting, please go to investors.evergy.com/sustainability where you will find links to Evergy’s Sustainability Report, Task Force on Climate-related Financial Disclosures (“TCFD”) Report, Sustainability Accounting Standards Board Report, Edison Electric Institute (“EEI”) ESG Metrics, the 2024 CDP Questionnaire, and the 2024 IRP Update. For more information on Evergy’s policies and corporate governance and committee information, please go to: investors.evergy.com/sustainability/corporate-governance/documents-charters. The contents of the investor relations website, including reports and documents contained therein, are not incorporated into this filing.

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 5

Governance Highlights
Topic		Feature
Shareholder Empowerment	✔	Annual election of directors
	✔	Majority voting in uncontested elections
	✔	Proxy access
	✔	Shareholder right to call special meeting
Independence and Corporate Governance Best Practices	✔	Lead Independent Director
	✔	Independent Committee Chairs
	✔	Standing executive sessions in Board and Committee meetings
	✔	Annual self-evaluations
	✔	All Board members re-elected annually; no staggered terms
	✔	Shared oversight of risk management
	✔	Robust stock ownership requirements - 6x base salary for CEO
	✔	SEC compliant clawback policy and provisions in award agreements
	✔	Whistleblower hotline
	✔	No shareholder rights plan or poison pill
	✔	No short selling, hedging, or pledging allowed by any employee or director
Sustainable Operations and GHG Emission Reduction	✔	Board review of ESG matters
	✔	Carbon dioxide equivalent (“CO2e”) emission goal of net-zero for scope 1 and 2, by 2045, assuming key technology, policy, regulatory, and other external enablers are in place
	✔	Over half of power generated from non-CO2 emitting sources in 2024 (compared to 2005 base levels)
	✔	Transparent environmental disclosures
Political Spending	✔	Board review of political spending
	✔	Annual disclosure of political spending
Cybersecurity	✔	Annual cybersecurity training and review of risk mitigation programs
	✔	Board review of cybersecurity matters

2024 Leadership Succession and Named Executive Officers

Kirkland B. Andrews resigned as Executive Vice President and Chief Financial Officer of Evergy effective June 21, 2024. Evergy appointed Geoffrey T. Ley as Vice President, Acting Chief Financial Officer and Treasurer and designated him as Evergy’s principal financial officer effective June 21, 2024.
The Company appointed W. Bryan Buckler to serve as Evergy’s Executive Vice President and Chief Financial Officer effective October 1, 2024. In connection with the appointment of Mr. Buckler, Mr. Ley reassumed his prior position of Vice President, Corporate Planning and Treasurer.
Because each of Messrs. Andrews, Ley, and Buckler served as Evergy’s Chief Financial Officer during 2024, they all appear in this proxy statement as named executive officers (also referred to as “NEO” or “NEOs”).
Accordingly, our named executive officers for 2024 are David A. Campbell, Kirkland B. Andrews, Geoffrey T. Ley, W. Bryan Buckler, Kevin E. Bryant, Charles A. Caisley, and Heather A. Humphrey.

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 6

Board Refreshment

Following the retirements of Mark A. Ruelle and Thomas D. Hyde from Evergy’s Board in May 2024, Evergy added Dean A. Newton and Jonathan D. Rolph to the Board in October 2024 and January 2025, respectively. Each of them brings important insight as Evergy navigates significant growth and change in the energy sector and helps Evergy maximize opportunities for economic development and civic engagement in our service territory. Messrs. Newton and Rolph are both well-known and well-respected business and civic leaders in our region. Their addition to the Board reflects Evergy’s commitment to board refreshment and regional expertise and perspectives.

Board Nominee Metrics

Each of our director nominees exhibits practical wisdom, sound judgement, and financial acumen. Based on their breadth experiences, the nominees are fully aligned with the competencies conducive to enhancing shareholder value. Additional information about our director nominees and their competencies can be found under “Proposal 1 – Election of Directors.”

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 7

Director Nominees

Director Nominees	Principal Occupation	Age	Director Since	A	CLD	F	NGS	O
David A. Campbell	Chairman, President, and Chief Executive Officer, Evergy, Inc.	56	2021			✔
B. Anthony Isaac Independent*	Former Senior Vice President and Head of Select Service Strategy and Development, Hyatt Hotels Corporation	72	2003		✔		✔	✔
Paul M. Keglevic Independent	Former Chief Executive Officer and Executive Vice President, Chief Financial Officer and Chief Risk Officer, Energy Future Holdings, Inc.	71	2020	Chair		✔
Mary L. Landrieu Independent	Former U.S. Senator for Louisiana and Senior Policy Advisor at Van Ness Feldman LLP	69	2021		✔		✔	✔
Sandra A.J. Lawrence Independent	Former Executive Vice President and Chief Administrative Officer, Children’s Mercy Hospital	67	2004		Chair			✔
Ann D. Murtlow Independent	Former President and Chief Executive Officer, United Way of Central Indiana and Former Chief Executive Officer and Director of Indianapolis Power & Light Company	64	2013				✔	Co-Chair
Dean A. Newton Independent	President and Chief Executive Officer, Delta Dental of Kansas, Inc.	54	2024					✔
Sandra J. Price Independent	Former Senior Vice President, Human Resources, Sprint Corporation	66	2016		✔		Chair
Jonathan D. Rolph Independent	Chief Executive Officer of Thrive Restaurant Group	45	2025			✔
James Scarola Independent	Former Senior Vice President and Chief Nuclear Officer, Duke/Progress Energy	69	2022	✔				Co-Chair
Neal A. Sharma Independent	Former Chief Executive Officer, Digital Evolution Group	48	2023	✔		✔		✔
C. John Wilder Independent	Executive Chairman of Bluescape Energy Partners, LLC	67	2021	✔		Chair

*	Lead Independent Director

A	Audit Committee
CLD	Compensation and Leadership Development Committee
F	Finance Committee
NGS	Nominating, Governance, and Sustainability Committee
O	Operations Committee

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 8

Executive Compensation Highlights

Evergy’s compensation programs are designed to support the achievement of our business strategy without encouraging excessive risk-taking. We intend to attract and retain highly qualified executives, pay for performance, and reward long-term growth and sustained profitability. Consistent with these objectives, as shown below, a high percentage of total target direct compensation is based on performance. The graphics and table below do not include special inducement and retention awards. Additional information about our executive compensation can be found under “Proposal 2 – Advisory Vote to Approve Executive Compensation.”

The Compensation and Leadership Development Committee believes our executive compensation program features best-in-class governance practices, such as:

✔	Alignment between pay and performance	✔	Annual risk assessment
✔	Compensation heavily weighted to performance	✔	Standard annual equity grant cycle
✔	Regular review of performance against compensation targets and outlook for payouts	✔	SEC compliant clawback policy and provisions in award agreements
✔	Independent Committee oversight	✔	No employment agreements – all NEOs are employed at will
✔	Standing Committee executive sessions	✔	No stock options
✔	Independent compensation consultant	✔	No repricing or backdating of stock options
✔	“Double trigger” change-in-control benefits	✔	No dividends for unvested awards
✔	Robust stock ownership guidelines	✔	No short selling, hedging or pledging
✔	Board review of succession plans	✔	No tax “gross-ups”

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 9

Voting Matters Roadmap

	Agenda Item	Board Recommendation	Page
1:	Elect the nominees named in the proxy statement as directors	FOR each nominee	11
2:	Approve the 2024 compensation of our named executive officers on an advisory non-binding basis	FOR	33
3:	Resolution setting the frequency of future advisory votes considering the compensation of our named executive officers	EVERY ONE YEAR	74
4:	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	FOR	75

Proxy Statement Summary and Highlights | Evergy 2025 Proxy Statement 10

Proposal 1		Election of Directors
	☑	The Board recommends a vote FOR each of the director nominees

Director Nominee Biographies

The following summarizes the business experience of each nominee for at least the last five years, and the specific experience, qualifications, attributes, and skills that led the Board to conclude that each nominee should serve as a director. The Board believes that the items noted for each nominee demonstrate his or her superior leadership, high performance standards, mature judgment, strategic planning capabilities and ability to understand and oversee the Company’s strategies, operations, and management.

David A. Campbell Chairman of the Board, President, and Chief Executive Officer Director Since: 2021 Age: 56 Committee: • Finance

Executive Experience: David Campbell joined Evergy in January 2021 as President and Chief Executive Officer. Following Evergy’s 2024 annual meeting, the Board designated Mr. Campbell as the Chairman of the Board. Under Mr. Campbell’s leadership, Evergy focuses on providing safe, affordable, and reliable service to its 1.7 million customers and leading the responsible energy transition in Kansas and Missouri. Mr. Campbell and his team are dedicated to ensuring that Evergy provides a rewarding and professional work environment for employees and engages as a trusted partner in the communities Evergy serves.

Mr. Campbell served as Executive Vice President and Chief Financial Officer of Vistra Corp. (NYSE: VST) from June 2019 through December 2020. From 2014 through 2019, he served as Chief Executive Officer and as a member of the board of directors of InfraREIT, Inc. (NYSE: HIFR), a real estate investment trust that owned and leased rate-regulated electric transmission assets in Texas. Previously, Mr. Campbell worked at TXU Corp. (NYSE: TXU), and its successor, Energy Future Holdings, in various roles including Chief Executive Officer of Luminant Corporation, the largest power generator in Texas, and Chief Financial Officer of TXU Corp. Prior to joining TXU Corp., Mr. Campbell was a partner at McKinsey & Company in Dallas, Texas.

In 2024, Mr. Campbell was appointed to the board of directors of ESCO Technologies inc. (NYSE: ESE), and currently serves as a member of the audit and finance committee. Mr. Campbell serves on the boards of the Truman Library Institute, Kansas City Area Development Council, the Electric Power Research Institute, the Edison Electric Institute, and Nuclear Electric Insurance Limited. Mr. Campbell is also a member of the Leadership Council of the Yale School of the Environment. Mr. Campbell earned a B.A. from Yale University, M.Phil. from Oxford University, and a J.D. from Harvard Law School.

Skills and Qualifications: Mr. Campbell’s qualifications to serve as our director and Chairman of the Board include his substantial leadership, financial and utility industry experience; and his experience serving as a director of a public company.

Proposal 1 - Election of Directors | Director Nominee Biographies | Evergy 2025 Proxy Statement 11

B. Anthony Isaac Lead Independent Director Director Since: 2003 Age: 72 Committees: • Compensation and Leadership Development • Nominating, Governance, and Sustainability • Operations

Executive Experience: Mr. Isaac was Senior Vice President and Head of Select Service Strategy and Development at Hyatt Hotels Corporation, a global hotel management, franchising, ownership and development company based in Chicago, Illinois with properties worldwide (2011-2015). He served as President of LodgeWorks, a Wichita, Kansas-based hotel management and development company (2000-2011). Before helping found LodgeWorks, Mr. Isaac served as President of the All-Suites Division of Wyndham Hotels and Resorts, an international hotel and resort chain based in Parsippany, New Jersey. He held the position of President of Summerfield Hotel Corp. prior to Summerfield’s merger with Patriot American Hospitality/Wyndham International. Mr. Isaac served on the board of directors of CorePoint Lodging (NYSE: CPLG), a real estate investment trust focused on the hotel industry based in Irving, Texas (2018-2022), where he served as chair of the nominating and corporate governance committee and a member of the capital committee. Mr. Isaac earned a Bachelor of Science in civil engineering from the Massachusetts Institute of Technology and a Master of Business Administration from Harvard University.

Skills and Qualifications: Mr. Isaac’s qualifications to serve as our director include his extensive leadership experience both as the chief executive officer of a privately-held company and as an executive with other large companies in the hotel industry, and his substantial experience with strategic planning and financial matters. He also has experience as a director of a public company and with corporate governance matters.

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Paul M. Keglevic Independent Director Since: 2020 Age: 71 Committees: • Audit (Chair) • Finance

Executive Experience: Mr. Keglevic has over 40 years of experience with public companies across several industry sectors, including utilities, telecommunications, transportation and real estate. Mr. Keglevic served as Chief Executive Officer (2016-2018) and Executive Vice President, Chief Financial Officer and Chief Risk Officer (2008-2016) of Energy Future Holdings, the majority owner of a regulated transmission and distribution business. Prior to that, Mr. Keglevic served as an audit partner at PricewaterhouseCoopers LLP (PwC) (2002-2008), where he was the U.S. utility sector leader for six years. Prior to PwC, Mr. Keglevic led the utilities practice for Arthur Andersen LLP, where he was a partner for 15 years. Mr. Keglevic previously served on the board of directors of Frontier Communications Corporation (Nasdaq: FTR) (2019-2021), a national telecommunications company located in Norwalk, Connecticut, where he served on the finance committee and audit committee. He also served on the board of directors of Bonanza Creek Energy, Inc. (NYSE: BCEI) (2017-2021), an oil and gas company located in Denver, Colorado, where he served as chair of the audit committee and also served as chair of the nominating and corporate governance committee. He previously served on the boards of directors of Ascena Retail Group, Inc. (Nasdaq: ASNA) (2019-2021), Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (2019), PetSmart, Inc. (Nasdaq: PETM), Stellus Capital Management, LLC (NYSE: SCM) (2014), Cobalt International Energy, Inc., Philadelphia Energy Solutions, Inc., Envision Healthcare, Energy Future Holdings Corporation and several of its subsidiaries, WeWork Inc (NYSE: WE) (2023-2024), where he served as chairman, chair of the compensation committee and as a member of the nominating and corporate governance committee, Rite Aid Corporation (OTC: RADCQ) (2023-2024), where he served as chair of the audit committee, and Tupperware Brands Corporation (NYSE: TUP) (2023-2025), where he served as a member of the audit and finance and transformation committees. Mr. Keglevic has also served as a member of the board of directors of the Dallas and State of California Chambers of Commerce and several other charitable and advisory boards. He was named a board leadership fellow and is a certified director of the National Association of Corporate Directors (“NACD”).

Beginning in 2025, Mr. Keglevic began serving on the following non-public boards: Tropicana Brands Group, an American based retail juice company that is a non-public joint-venture between PAI Partners and PepsiCo; and Oi Telecommunications, formerly known as Telemar, a Brazilian publicly listed telecommunications company that is in the process of liquidation and is not registered on a U.S. stock exchange.

Mr. Keglevic earned a Bachelor of Science in accounting from Northern Illinois University and is a certified public accountant.

Skills and Qualifications: Mr. Keglevic’s qualifications to serve as our director include his extensive experience with public companies, finance, accounting, regulatory issues, transactional and merger and acquisition activities and governance matters.

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Senator Mary L. Landrieu Independent Director Since: 2021 Age: 69 Committees: • Compensation and Leadership Development • Nominating, Governance, and Sustainability • Operations

Executive Experience: The Honorable Mary Landrieu is a senior policy advisor at Van Ness Feldman, LLP, a Washington D.C.-based law firm that focuses on environmental and energy policy (since 2015). She is the co-founder and co-chair of the Climate Solutions Caucus Foundation, the only bi-partisan climate and energy caucus in the Congress (since 2018). She is a co-chair of the Leadership Council of Natural Allies for a Clean Energy Future, working to advance the idea that natural gas partnered with renewable energy can accelerate our path to a clean energy future, ensuring affordability and reliability (since 2022). She previously served on the board of directors of Tyler Technologies (NYSE: TYL) (2015-2024), a technology solution provider. Previously, she served three terms as a United States Senator (1996-2014), where she chaired the Senate Committee on Energy and Natural Resources; served on the Senate Committee on Appropriations, chairing the Subcommittee on Homeland Security; and chaired the Senate Committee on Small Business and Entrepreneurship. In her work on Homeland Security, Senator Landrieu led the disaster recovery efforts after Hurricanes Katrina and Rita, and the Gulf restoration efforts after the BP oil spill. Prior to her service in the United States Senate, she served as Louisiana treasurer (1987-1995), and as a member of the Louisiana legislature (1979-1987). She currently serves on the boards of directors of several national organizations promoting education and children’s welfare. Senator Landrieu earned a Bachelor of Arts degree from Louisiana State University.

Skills and Qualifications: Senator Landrieu’s qualifications to serve as our director include her extensive experience with federal and state regulation and compliance, community and political relations, strategy development, customer experience, alignment of company culture and compensation and leadership development and finance.

Sandra A.J. Lawrence Independent Director Since: 2004 Age: 67 Committees: • Compensation and Leadership Development (Chair) • Operations

Executive Experience: Ms. Lawrence was the Executive Vice President and Chief Administrative Officer (2016-2019) and Executive Vice President and Chief Financial Officer (2005-2016) of Children’s Mercy Hospital, a comprehensive pediatric medical center in Kansas City, Missouri. Previously, she was the Chief Financial Officer (2005) and Senior Vice President and Treasurer (2004-2005) of Midwest Research Institute (now MRIGlobal), an independent, non-profit, contract research organization located in Kansas City, Missouri. Prior to that Ms. Lawrence spent twenty-six years in professional or management positions in the architecture, real estate, financial services, packaging distribution and medical research industries. She currently serves as a trustee of the Delaware Funds by Macquarie fund complex, as a director and as audit committee chair of Brixmor Property Group, Inc. (NYSE: BRX), and as a director at Sera Prognostics Inc. (Nasdaq: SERA) and serves on the audit committee. She was previously on the board of directors of American Shared Hospital Services (NYSE American: AMS), a provider of radiosurgical and radiation therapy equipment based in San Francisco, California, where she served as chair of the audit committee and as a member of the nominating and corporate governance committee and Recology, Inc. where she served as chair. She sits on the national board of the NACD, is past chair of the board of directors of the Heartland Chapter of the NACD, was named to the NACD Directorship 100, and as an NACD board leadership fellow, and serves on the boards of directors of various charitable, non-profit and civic organizations, including the Hall Family Foundation and the Nelson-Atkins Museum of Art. Ms. Lawrence earned a Bachelor of Arts in psychology from Vassar College, a Master of Architecture from the Massachusetts Institute of Technology and a Master of Business Administration from Harvard Business School.

Skills and Qualifications: Ms. Lawrence’s qualifications to serve as our director include her substantial financial expertise, her extensive service as a director in a diverse range of organizations, her experience as a public company director, public company audit chair, and her knowledge of corporate governance. Ms. Lawrence also has extensive knowledge of the Kansas City metropolitan area and Topeka, Kansas, two of our largest service territories.

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Ann D. Murtlow Independent Director Since: 2013 Age: 64 Committees: • Nominating, Governance, and Sustainability • Operations (Co-Chair)

Executive Experience: Ms. Murtlow is currently the principal in North Sound LLC, through which she offers consulting services. From 2013 to 2022, she was a member of the board of directors, President and Chief Executive Officer of the United Way of Central Indiana, a non-profit community impact organization focused on poverty alleviation. Previously, she spent 24 years with AES Corporation, a holding company for electric utilities located in Arlington, Virginia, and served for over 12 years in various senior leadership and officer roles including Vice President and Group Manager of AES Corp. (NYSE: AES) and President, Chief Executive Officer and Director of Indianapolis Power & Light Company, an integrated electric utility, and its parent company, IPALCO Enterprises, both located in Indianapolis, Indiana. Since 2013, Ms. Murtlow has served on the board of directors of Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturing company in Lafayette, Indiana, where she chairs the nominating, corporate governance and sustainability committee and serves on the compensation committee. In 2024, Ms. Murtlow was appointed to the board of directors of US Water Systems LLC which owns Central States Water Resources, a water and wastewater company. She previously served on the board of directors of First Internet Bancorp and its subsidiary, First Internet Bank, a financial institution in Fishers, Indiana (2013-2020), and on the boards of directors of the Federal Reserve Bank of Chicago, Herff Jones LLC, a manufacturer of educational recognition and achievement products and motivational materials located in Indianapolis, Indiana, and AEGIS Insurance Services, Inc., a mutual insurance company in East Rutherford, New Jersey. Ms. Murtlow is an NACD Board Leadership Fellow and Certified Director. Ms. Murtlow earned a Bachelor of Science in chemical engineering from Lehigh University.

Skills and Qualifications: Ms. Murtlow’s qualifications to serve as our director include her extensive and varied senior management leadership experience and accomplishments and deep insight and knowledge about the operations and challenges of a vertically integrated, regulated electric utility with nuclear generation.

Dean A. Newton Independent Director Since: 2024 Age: 54 Committees: • Operations

Executive Experience: Mr. Newton has served as the President and Chief Executive Officer of Delta Dental of Kansas, Inc. (“Delta Dental”), a nonprofit dental insurance corporation, since 2020. Prior to his current role, Mr. Newton served as a Managing Director of Delta Dental from 2014 to 2020, and various other leadership positions at Delta Dental prior thereto, including the Chief Marketing and Sales Officer. Mr. Newton also serves as the chair of the board of directors and the President and Chief Executive Officer of Surency Life & Health Insurance Company (“Surency”), a private subsidiary of Delta Dental, since 2020, and various other leadership positions at Surency prior thereto. Mr. Newton also serves on several non-profit boards, including the Kansas Chamber of Commerce. Mr. Newton previously served on the board of directors of CommunityAmerica Credit Union from 2015 to 2023 (including Board Chair 2017-2021), and served in the Kansas House of Representatives from 2000 to 2005. Mr. Newton earned a Bachelor of Arts from the University of Kansas in 1993 and a Juris Doctor from the New York University School of Law in 1996.

Skills and Qualifications: Mr. Newton’s qualifications to serve as our director include his management and leadership experience, his substantial financial and legal expertise, and his extensive experience in marketing, employee engagement, and innovation.

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Sandra J. Price Independent Director Since: 2016 Age: 66 Committees: • Compensation and Leadership Development • Nominating, Governance, and Sustainability (Chair)

Executive Experience: Ms. Price is an independent director at CRB Group, Inc., a privately-owned company based in Kansas City, Missouri, that provides global engineering, architecture, construction, and consulting solutions to the life sciences and other advanced technology industries (since 2021). She was a member of the board of directors of the US Infrastructure Company (USIC) (2020-2025), a private-equity owned company that provides locating services for underground utilities based in Indianapolis, Indiana.

Ms. Price was named to the 2021 National Association of Corporate Directors Directorship 100. She is the former Senior Vice President, Human Resources of Sprint Corporation (2006-2016), a global telecommunications company headquartered in Overland Park, Kansas prior to its acquisition by T-Mobile. She served in a number of other executive roles at Sprint from 1993-2006. Prior to Sprint, she was a principal in the Blue Valley School District, Overland Park, Kansas, and in the Jenks Public School District, Tulsa, Oklahoma. Ms. Price actively engages in regional civic and philanthropic leadership roles. She currently serves on the Greater Kansas City Community Foundation board of directors (since 2023). Ms. Price earned a Bachelor of Arts in special education from Oral Roberts University and a Master of Arts in education and administration from the University of Tulsa.

Skills and Qualifications: Ms. Price’s qualifications to serve as our director include her diverse senior management and board leadership experiences, her deep understanding of human resources and talent development, her governance acumen, and her knowledge of our Kansas City service territory.

Jonathan D. Rolph Independent Director Since: 2025 Age: 45 Committees: • Finance

Executive Experience:  Mr. Rolph currently serves as the Chief Executive Officer of Thrive Restaurant Group (“Thrive”), which owns and operates over 190 restaurants. Prior to his current role, Mr. Rolph held various other leadership positions at Thrive and its predecessors since joining the company in 2002, including the Chief Operating Officer of Carlos O’Kelly’s, Inc., a restaurant chain owned and operated by Thrive, and Vice President of Administration and Marketing. Mr. Rolph serves on the board of directors of INTRUST Bank, N.A., Centralized Supply Chain Services and Applebee’s Franchise Business Council, and also serves on several non-profit boards, including as Vice-Chair of the Greater Wichita Partnership and of the Kansas Board of Regents. Mr. Rolph earned a bachelor’s degree from Baylor University in 2001.

Skills and Qualifications: Mr. Rolph’s qualifications to serve as our director include his management and leadership experience, his substantial community and civic involvement in the region, and his extensive experience in supply-chain management and customer engagement.

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James Scarola Independent Director Since: 2022 Age: 69 Committee: • Audit • Operations (Co-Chair)

Executive Experience: Mr. Scarola is an independent nuclear oversight consultant (since 2015), and previously served as the Nuclear Industry Fukushima Steering Committee Chairman (2012-2014), where he established and coordinated the strategic direction for the U.S. Industry in response to the Fukushima nuclear accident. He served as Senior Vice President and Chief Nuclear Officer (2008-2012) at Progress Energy, Inc. (prior to their merger with Duke Energy (NYSE: DUK) in 2012), and as Site Vice President of Progress’ Brunswick Nuclear Plant (2005-2008) and of their Harris Nuclear Plant (1998-2005). He also served in leadership roles at Florida Power & Light’s St. Lucie Nuclear Plant (1980-1998). Mr. Scarola provides consulting services related to the nuclear industry, monitors and assesses nuclear operations and provides counsel to chief nuclear officers and boards of directors. He has also served on the board of directors of Wolf Creek, Evergy’s nuclear generating plant, since 2022. He is a certified Pressurized Water Reactors Senior Reactor Operator and Institute of Nuclear Power Operations Senior Nuclear Plant Manager. Mr. Scarola earned a Bachelor of Science in electrical engineering from the University of Notre Dame, a Master of Business Administration from the Florida Institute of Technology and completed the Executive Management Program at Darden Business School at the University of Virginia.

Skills and Qualifications: Mr. Scarola’s qualifications to serve as our director include his vast nuclear industry leadership experience and his extensive experience in all aspects of nuclear operations, including engineering, oversight, fiscal control, labor relations, strategic planning, project management, and maintenance.

Neal A. Sharma Independent Director Since: 2023 Age: 48 Committees: • Audit • Finance • Operations

Executive Experience: Mr. Sharma co-founded Digital Evolution Group (“DEG”), a full-service digital marketing and commerce agency that was sold in 2018. From 2018 until 2022, he continued to serve as Chief Executive Officer of DEG, now part of global agency holding company, Dentsu Group, Inc. Mr. Sharma has served as President, Dentsu Shop since January 2022 in a solutions-oriented advisory role, and also serves in an advisory capacity to startup companies in which he invests and on several non-profit boards, including MRI Global and the Truman Library Institute.

Mr. Sharma earned a bachelor’s degree from American University in 1998 and a Master of Business Administration degree from the University of Kansas in 2001.

Skills and Qualifications: Mr. Sharma’s qualifications to serve as our director include his management and leadership experience, his substantial financial and accounting expertise, and his extensive experience in community and political relations, risk management, and customer experience.

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C. John Wilder Independent Director Since: 2021 Age: 67 Committees: • Audit • Finance (Chair)

Executive Experience: Mr. Wilder is the Executive Chairman of Bluescape Energy Partners, LLC (“Bluescape”), founded in 2007 as an alternative investment firm that leverages its private capital, global network, and deep domain expertise to deliver differentiated long-term investment performance in the energy and utility sectors. He has served on the boards of many private and public companies, including Bluescape Opportunities Acquisition Corporation (NYSE: BOAC), NRG Energy, Inc. (NYSE: NRG) and TXU Corp. and Exco Resources, Inc., and in executive officer roles at TXU Corp., Entergy Corp. (NYSE: ETR), and Royal Dutch/Shell Group.

Mr. Wilder began working in the energy business in Texas over 40 years ago with the Royal Dutch/Shell Group, where he rose to the position of Chief Executive Officer of Shell Capital in London. Mr. Wilder’s vision and execution spearheaded the industry’s three most successful financial and operational turnarounds at NRG (Board of Directors, 2017-2018), TXU Corp. (Board Chairman and Chief Executive Officer, 2004-2007) and Entergy (Chief Financial Officer, 1998-2004) moving struggling companies from the bottom quartile to the top quartile across a variety of performance dimensions. During Mr. Wilder’s leadership, TXU Corp. delivered 65% annualized shareholder returns and ranked 5th best among the S&P 500. For his achievements at TXU Corp., the Harvard Business Review named Mr. Wilder twice as one of the Best-Performing CEOs in the World, ranking 24th among 2,000 CEOs from publicly traded companies in 33 countries in 2010, and 74th among 3,143 CEOs from publicly traded companies in 50+ countries in 2013. No other United States power company executive was honored in either of these rankings. In addition, Mr. Wilder was named to Ten Best CEOs in America by Institutional Investor in 2004 and was named Best CEO and CFO in the Electric Power Sector in multiple years by Institutional Investor.

Mr. Wilder serves on the advisory boards of the McCombs School of Business at the University of Texas at Austin and the A.B. Freeman School of Business at Tulane University. He is a former advisory board member of the Global Energy Management Institute, University of Houston, and the Energy Management and Innovation Center, University of Texas. Mr. Wilder is also past chairman of the Board of Trustees of Texas Health Resources and is a past member of the National Petroleum Council, a U.S. Secretary of Energy appointment.

Mr. Wilder earned a Bachelor of Science in business administration from Southeast Missouri State University, where he graduated magna cum laude and received the university’s Distinguished Alumni Award. He earned a Master of Business Administration from the University of Texas.

Skills and Qualifications: Mr. Wilder’s qualifications to serve as our director include his long-term and extensive leadership experience in the energy industry. He also provides deep insight and expertise on financial, transactional, regulatory and operations matters facing the Company.

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Director Nominating Process and Qualifications

The 12 nominees for director have been recommended to the Board by the Nominating, Governance, and Sustainability Committee and nominated by the Board to serve as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified.
Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the director nominees should become unavailable to serve at the time of the annual meeting, shares represented by proxy may be voted for the election of a nominee to be designated by the Board. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors. Proxies cannot be voted for more than 12 nominees.
Director Nominating Process
The Nominating, Governance, and Sustainability Committee is responsible for identifying potential director nominees and evaluating and recommending director nominees to the Board. The Committee takes into account a number of factors when considering director nominees, as described in our Corporate Governance Guidelines and as discussed in greater detail below. Director nominees identified by shareholders for our consideration will be evaluated in the same way as nominees identified by the Nominating, Governance, and Sustainability Committee.
Shareholders who wish to identify director nominees for consideration by the Nominating, Governance, and Sustainability Committee should write to our Nominating, Governance, and Sustainability Committee at the address provided in “Communicating with the Board” on page 29. Shareholders who wish to nominate a director nominee, including nominations pursuant to our proxy access By-law provisions, may do so by following instructions set forth in “How can I nominate a director or submit a proposal for the 2026 annual meeting?” on page 83.
Director Nominee Qualifications
The Board oversees the shareholders’ interests in the long-term health and success of the Company’s business, and directs, oversees and monitors the performance of management. The Board believes that its effectiveness in carrying out its responsibilities depends not only upon the particular experience, qualifications, attributes and skills that each director possesses, but also upon the director’s ability to work collaboratively and function well as a collegial body.
The Board’s objective is to have a well-rounded and diverse membership possessing, in the aggregate, skill sets and core competencies that are conducive to long-term success. The Board considers diversity in the broadest sense, reflecting geography and experience, as well as other factors. The Board believes that a diverse group of directors is desirable to expand the Board’s collective knowledge and expertise, as well as to evaluate management and positively influence the Company’s performance.
The success of the Company depends not only on expertise-based competencies, but equally on the personal qualities and attributes of the directors, both individually and as a group. Attributes that directors should possess include, among others, practical wisdom and thoughtfulness in decision-making; mature and sound judgment; financial acumen and business experience; the highest level of personal and professional ethics, integrity and values; sufficient time and availability; commitment to representing the interests of shareholders, customers and their communities; critical analysis skills; collegiality, a collaborative and cooperative spirit and the ability to both lead and work within a team environment; and the courage to act constructively and independently. Non-management directors should also be able to meet the independence requirements of The Nasdaq Stock Market LLC (“Nasdaq”) listing standards and our Corporate Governance Guidelines.
The Board concluded that the following core competencies are conducive to sustainable long-term shareholder and customer value: strategy development; federal and state regulation and compliance; alignment of company culture with compensation and leadership development; accounting, finance, and investment management; risk management; operational oversight; customer experience; community and political relations; and ESG. Listed below are summaries of the core competencies that describe the specific qualifications the Nominating, Governance, and Sustainability Committee and the Board believe should be represented on the Board:
•
Strategy Development - The utility industry is subject to extensive and dynamic regulation and operates in a complex and evolving technological and customer-centric environment. It is imperative that the Company actively engages in the setting and advancement of corporate strategy to generate and sustain long-term shareholder value. The Company’s directors should understand the complexities of the business, the factors driving growth opportunities, such as the development of renewable generation, the further electrification of the economy, and the evolution of customer preferences for energy services and solutions, and the major risks and vulnerabilities to

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effectively direct, oversee and monitor management’s actions to identify, measure, prioritize and respond to strategic opportunities and mitigate vulnerabilities. It is imperative that directors appreciate that technology, supply options, public policy and customer expectations are dramatically impacting conventional utility models. Long-term sustainability requires a capacity for rapid learning and intelligent adaptation.
•
Federal and State Regulation and Compliance - The utility business has stringent compliance and regulatory requirements mandated by numerous federal and state agencies including the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation (“NERC”), the Environmental Protection Agency, the Occupational Safety and Health Administration, the Nuclear Regulatory Commission, the Missouri and Kansas utility commissions and many other federal and state agencies. The pervasive regulatory environment in which the Company operates adds significant complexity to strategy development and execution, operations, risk management and compliance oversight. In addition, it is important for the Company to champion ethical practices for the Board and management to set an example that ensures regulatory and compliance requirements are met and misconduct is reduced.

•
Alignment of Company Culture and Compensation and Leadership Development - A company is only as strong as its employees. The Company must attract, retain and develop a strong, diverse team of people to create long-term shareholder and customer value. The Company’s culture and its compensation and leadership development programs are fundamental to achieving this goal. In order to build a strong positive corporate culture, the Company must foster an inclusive and equitable culture that embraces and reflects the diversity of the communities and customers that it serves. Employees need to care about the Company’s mission, vision and values and continuously strive to improve Company and individual performance, which will drive increased shareholder and customer value. A key component of building a winning culture is linking the financial success of the Company to individual employee efforts through recognition and comprehensive and competitive compensation plans.

•
Accounting, Finance and Investment Management - Sound financial results and access to adequate capital are critical for success and one of the key indicators of performance. This is especially important for capital- intensive organizations such as the Company. The Company also is subject to extensive SEC internal control and financial reporting requirements. The Board and its committees are responsible for monitoring and overseeing the Company’s capital investment decisions, liquidity needs, operating budgets, internal and external audits, financing plans and ongoing financial performance and reporting. Relevant director experience, qualifications, attributes and skills in this area include, among others, the ability to read and understand financial statements of equal or greater complexity as those of the Company, a working knowledge of GAAP, the ability to assess the general application of those principles in connection with the Company’s accounting for estimates, accruals and reserves, the understanding of internal controls and procedures for financial reporting, broad experience related to capital structure, credit and financing matters including experience accessing debt and equity capital, monitoring cash management activities and building rating agency relationships, and experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable with those of the Company, or experience actively supervising those engaged in such activities.

•
Risk Management - A comprehensive risk management program is integral to an organization’s ability to achieve its business and financial objectives. Through their risk oversight role, Board members oversee that the risk management policies and procedures designed and implemented by the Company are consistent with the Company’s strategy and risk appetite, and that necessary steps are taken to foster an enterprise-wide culture that supports appropriate risk awareness, behaviors and judgments about risk. There are numerous risks that must be evaluated and managed in the Company’s business, including risks related to nuclear operations, cybersecurity, the impact of climate change on the Company’s operations and transitioning the Company’s generation resources toward renewable energy and storage. Technological advances have been accompanied by a rapidly growing threat of cyberattack and cyberterrorism, including threats to the nation’s critical utility infrastructure. Board oversight of the Company’s cyber program is critical to the program’s success and the Company’s cyber resilience through the assessment of the enterprise’s ability to anticipate, withstand, recover from and evolve to improve capabilities in the face of adverse conditions, stresses or attacks.

•
Operational Oversight - Strong utility operations are technologically complex and, in many areas, require a very specific industry skill set. Utility companies are increasingly installing integrated communications to support real-time control and information and data exchange in order to optimize system reliability, asset utilization and security. The Board is responsible for monitoring and overseeing Company operations, including customer service, transmission, distribution and generation (including the Company’s nuclear generation facility) to ensure the safe,

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reliable and secure generation and delivery of electricity to customers and the region, which is essential to the creation of long-term shareholder and customer value. In addition, the Board focuses special oversight on strategic initiatives taken in response to rapidly changing market and technology opportunities.
•
Customer Experience - Ensuring a satisfied experience by the customer is one of the most critical areas for the Company’s future success. While the customers currently do not have many options for energy providers, as the industry continues to change, the ability to offer products and/or services that are unique and valuable to the customer will become increasingly challenging. To achieve a sustainable competitive advantage, the Company will need to understand customer preferences and offer the customer a great experience that involves more control over their energy use and more sustainable energy options.

•
Community and Political Relations - The Company has a long track record of community, political and regulatory involvement. The alignment and interdependence between these three groups is critical to the Company’s continued success. Strong communities are foundational to the growth and sustainability of the Company’s service territory and thus the sustainability of long-term shareholder and customer value.

•
Environmental, Social and Governance (ESG) - The Company is committed to delivering safe, reliable, affordable and sustainable energy to customers while employing a diverse workforce, being a great place to work for employees and supporting the communities the Company serves. For years, sustainability has been at the forefront of Company activities. The Company regularly reviews corporate governance practices to ensure that the proper governance structure exists to help guide execution of Company strategy, and has worked diligently to reduce emissions, invested capital toward renewable generation and made significant strides toward creating a workforce of the future that is diverse, inclusive and equitable. Increasingly, the Board is being asked to consider sustainability in addition to financial performance, and capital markets are incentivizing the Company to pursue and disclose sustainable business strategies. Board oversight of these matters is becoming increasingly relevant.

Each director nominee provided a self-evaluation against these core competencies, and the Nominating, Governance, and Sustainability Committee evaluated the skill level of each director nominee in making nominations. The matrix below summarizes the core competencies identified by the director nominee in his or her self-assessment using a checkmark to indicate a high level of director experience, qualifications, attributes and skills. Relevant experience includes, among others things: senior management or board experience, and academic, research, regulatory or consulting expertise in the relevant areas. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board. Not having a checkmark does not mean the director does not possess or have experience with that qualification or skill. Please see the respective director nominees’ biographies for a detailed description of each director’s background, qualifications, and relevant experience.
Board Core Competencies

	Campbell	Isaac	Keglevic	Landrieu	Lawrence	Murtlow	Newton	Price	Rolph	Scarola	Sharma	Wilder

Strategy Development	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Federal and State Regulation and Compliance	✔		✔	✔	✔	✔	✔	✔	✔	✔		✔
Alignment of Company Culture and Compensation and Leadership Development	✔	✔	✔		✔	✔	✔	✔	✔	✔	✔	✔
Accounting, Finance, and Investment Management	✔	✔	✔		✔	✔	✔		✔		✔	✔
Risk Management	✔	✔	✔	✔	✔	✔	✔		✔	✔	✔	✔
Operational Oversight	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Customer Experience	✔	✔	✔	✔	✔		✔	✔	✔		✔	✔
Community and Political Relations	✔		✔	✔	✔	✔	✔	✔	✔		✔	✔
Environmental, Social, and Governance	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔		✔

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Corporate Governance Matters

Board Structure

Leadership. The Board uses a Lead Independent Director plus a combined Chairman of the Board (the “Chair”) and Chief Executive Officer (“CEO”) structure. Mr. Isaac serves as Lead Independent Director and Mr. Campbell, President and CEO, serves as the Chair. The Board has delegated some oversight, monitoring, and other responsibilities to its standing committees, as described in the Company’s By-laws and in the applicable committee charters, subject to the Board’s continuing general oversight and monitoring. The chairs of the standing committees are independent members of the Board.
The Board believes that this structure has been and continues to be an appropriate corporate governance structure for the Company. However, the Board believes it is important to maintain flexibility to separate the roles in the future if it determines that a different Board structure would be in the long-term interests of our shareholders.
As implemented by the Company, the combined Chair and CEO role focuses on the accountability and responsibility of achieving the Company’s objectives, and the Lead Independent Director role provides the independent members of the Board with effective Board leadership, oversight, and monitoring of the Company and its management. The Board believes that the CEO is well-positioned to lead discussions regarding the Company’s strategy. Moreover, the CEO’s operating knowledge of the Company and regular interactions with management provide him with the ability to highlight significant issues for Board consideration.
Chairman of the Board Responsibilities
The Chair is responsible for presiding over all Board meetings and all executive sessions of the Board that include only non-management directors at which he or she is present. The Chair may also call special meetings of the Board or shareholders, and presides over the Company’s shareholder meetings.
The Chair approves Board meeting agendas and reflects input, if any, of the Lead Independent Director. The Chair also discusses the quality, quantity, and timeliness of the flow of information communicated from management to the Board. The Chair also serves as the principal liaison between management and the Board.
The Chair is also available for discussion with individual directors regarding key issues, individual director performance or any other matters relating to effectiveness of the Board. The Chair may also interface from time to time with the public, including shareholders.
Working with the Nominating, Governance, and Sustainability Committee and the Lead Independent Director, the Chair is also responsible for interviewing all potential new candidates and recommending new candidates for the Board. Among these other duties, the Chair is also responsible for helping to set the tone for ethics and integrity at Evergy.
Lead Independent Director Responsibilities
The Lead Independent Director is responsible for developing agendas for executive sessions of independent directors and calling and presiding over the same. The Lead Independent Director also serves as a liaison between the Chair and the independent directors, reviews meeting agendas and reviews meeting schedules.
The Board appoints a Lead Independent Director to ensure that Evergy’s independent directors are represented and have formal mechanisms in place to exercise their governance role.
Independent Board. The Board has determined that 11 of the 12 nominees are independent.
Executive Sessions. Time is reserved on each Board meeting agenda for all directors to meet in executive session, with no members of management (other than the CEO) present, as well as periodically an executive session for independent directors only. Time is also reserved at each regular committee meeting for committee members to meet in executive session with no members of management present.
Meetings and Director Attendance. The Board held four meetings in 2024. Each incumbent director nominee attended greater than 75% of the aggregate number of meetings of the Board and committees on which he or she served during 2024 (or portion of 2024 during which he or she served as a director or committee member).
Committees. We have a robust committee structure, with five standing committees.

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Each committee is led by an independent director. In addition, four of the standing committees, including all committees required by Nasdaq standards, consist solely of independent directors.
Each standing committee is governed by a committee charter that enumerates the committee’s responsibilities. Each charter is reviewed at least annually and is available on the Company’s investor relations website at investors.evergy.com.

CORPORATE GOVERNANCE STRUCTURE*

BOARD

Directs and oversees management

CEO succession planning

Oversees major risks, including strategic and climate risks, and mitigation of those risks

Committees

Audit

Oversees financial reporting, internal controls and independent auditor

Code of Ethics and compliance activities

Oversees environmental, social and governance reporting

Finance

Capital allocation and financial performance

Shareholder engagement

Risks related to budgeting, financing, tax and other matters

*Additional information can be found in Evergy's corporate governance guidelines and each committee charter, which are available on our website

Committees

Compensation & Leadership Development

Aligns compensation with shareholder and stakeholder interests

Reviews effectiveness of Company culture and engagement programs

Workforce composition strategy and culture

Succession planning

Nominating, Governance, and Sustainability

Board of Director composition

Corporate governance structure

Reviews effectiveness of environmental, social and governance programs

Corporate responsibility, political contributions and other stakeholder matters

Operations

Power supply resources, risks and strategy

Oversees power delivery, customer service and information technology

Reviews operational risks, including physical security and cybersecurity

Environmental matters, including compliance, reporting and stakeholder interests

Corporate Governance Matters | Board Structure | Evergy 2025 Proxy Statement 23

Audit Committee	6 Meetings in 2024 100% Attendance

Members:* Mr. Keglevic (Chair) Mr. Hyde* Ms. Murtlow* Mr. Scarola Mr. Sharma Mr. Wilder	Primary responsibilities:
•
Oversee the accounting and financial reporting processes, including all processes related to the integrity of Evergy’s financial statements, including internal control over financial reporting as well as the reporting on ESG matters

	•	Oversee the independent auditor and the internal audit services department
	•	Oversee enterprise risk management
	•	Oversee the audits of Evergy’s financial statements and the preparation of all reports and other disclosures required of the Audit Committee by the SEC
	•	Review Evergy’s compliance with legal and regulatory requirements and its Code of Ethics

The Board has determined that (i) all members of the committee are independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) all members of the committee are financially literate under the Nasdaq listing standards; and (iii) Mr. Keglevic, Mr. Sharma, and Mr. Wilder are “audit committee financial experts” within the meaning of SEC regulations. No member of the committee serves on the audit committee of more than three public companies.
*
Mr. Hyde served on the committee in 2024 but did not stand for re-election at the 2024 annual meeting of shareholders. Effective May 8, 2024, in connection with the Board’s annual reassessment of committee appointments, Ms. Murtlow was appointed to the Nominating, Governance, and Sustainability Committee and no longer served on the Audit Committee, and the Board appointed Messrs. Scarola and Wilder to the Audit Committee.

Compensation and Leadership Development Committee	5 Meetings in 2024 95% Attendance

Members: Ms. Lawrence (Chair) Mr. Isaac Sen. Landrieu Ms. Price	Primary responsibilities:
	•	Oversee alignment of compensation philosophy with shareholder interests
	•	Evaluate, and recommend for approval by the non-management members of the Board, CEO compensation
	•	Approve NEO compensation (other than the CEO)
	•	Advise the CEO on compensation for other officers
	•	Oversee human capital resources
	•	Review the culture of Evergy
	•	Review the effectiveness of Company culture and engagement programs
	•	Review whether our compensation program encourages excessive risk taking

The Board has determined that each member of the committee is independent under the Nasdaq listing standards and Rule 10C-1(b)(1) under the Exchange Act, including the enhanced independence standards for members of the compensation committee and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Finance Committee	4 Meetings in 2024 94% Attendance

Members:* Mr. Wilder (Chair) Mr. Campbell Mr. Isaac* Mr. Keglevic Sen. Landrieu* Mr. Rolph Mr. Sharma	Primary responsibilities:
	•	Assist the Board with the management and review of matters relating to the financial condition and financing plans of Evergy
	•	Review Evergy’s financial and regulatory strategies
	•	Review Evergy’s capital requirements, capital structure and capital allocation
	•	Review Evergy’s annual budget
	•	Review risks and mitigation strategies related to budgeting, financing, credit exposures and energy trading and marketing
	•	Review Evergy’s investor relations program
	•	Oversee corporate insurance, and employee benefits and nuclear decommissioning trusts
	•	Review Evergy’s tax strategy and treasury practices, and related risks
	•	Review key performance indicators

Corporate Governance Matters | Board Structure | Evergy 2025 Proxy Statement 24

The Board has determined that each member of the committee, other than Mr. Campbell, is independent under the Nasdaq listing standards. The Board determined that having Mr. Campbell on the committee is proper and beneficial due to his extensive financial experience.
*
Effective May 8, 2024, in connection with the Board’s annual reassessment of committee appointments, Sen. Landrieu was appointed to the Nominating, Governance, and Sustainability Committee and no longer served on the Finance Committee, Mr. Isaac was appointed to the Nominating, Governance, and Sustainability Committee and no longer served on the Finance Committee, the Board appointed Mr. Sharma to the Finance Committee. Mr. Rolph was appointed to the Board effective January 1, 2025 and was appointed to serve on the Finance Committee effective as of that date.

Nominating, Governance, and Sustainability Committee	5 Meetings in 2024 100% Attendance

Members:* Ms. Price (Chair) Mr. Hyde* Mr. Isaac Sen. Landrieu Ms. Lawrence* Ms. Murtlow	Primary responsibilities:
	•	Identify and recommend nominees for election to our Board
	•	Oversee compliance with corporate governance principles and practices
	•	Oversee the evaluation of the Board and each committee
	•	Review Evergy’s corporate responsibility activities and review, and recommend to the Board Evergy political expenditures
	•	Review effectiveness of Evergy’s ESG programs
	•	Oversee and set compensation for members of the Board

The Board has determined that each member of the committee is independent under the Nasdaq listing standards.
*
Mr. Hyde served on the committee in 2024 but did not stand for re-election at the 2024 annual meeting of shareholders. Effective May 8, 2024, in connection with the Board’s annual reassessment of committee appointments, Ms. Lawrence was appointed to the Operations Committee and no longer served on the Nominating, Governance, and Sustainability Committee, the Board appointed Mr. Isaac, Sen. Landrieu, and Ms. Murtlow to the Nominating, Governance, and Sustainability Committee; and the size of the Nominating, Governance, and Sustainability Committee was increased from three to four.

Operations Committee	6 Meetings in 2024 2 Nuclear, Power Supply, and Environmental 2 Safety and Power Delivery 2 Operations 100% Attendance

Effective May 8, 2024, the Board combined the Nuclear, Power Supply, and Environmental Committee and the Safety and Power Delivery Committee, into a single “Operations Committee” of the Board. The Nuclear, Power Supply, and Environmental Committee and the Safety and Power Delivery Committee each met two times in 2024 prior to May 8, 2024 with 100% committee member attendance. The Operations Committee met two times in 2024 subsequent to May 8, 2024.

Members:* Ms. Murtlow (Co-Chair) Mr. Scarola (Co-Chair) Mr. Hyde* Mr. Isaac Sen. Landrieu Ms. Lawrence Mr. Newton Mr. Ruelle* Mr. Sharma Mr. Wilder*	Primary responsibilities:
•
Advise and assist the Board in oversight of Evergy’s operations and operational risks, including the operations of Wolf Creek and other power generation resources, power transmission and delivery, safety and physical security, information technology functions (including cybersecurity), and customer service

	•	Oversee environmental compliance and required SEC reporting of greenhouse gas emissions and cybersecurity matters
	•	Advise and assist the Board in oversight of Evergy’s strategy and plans with respect to power supply, power delivery and customer service
	•	Review Evergy’s compliance with laws, regulations, and standards relating to Evergy’s operations
	•	Advise and assist the Board in oversight of Evergy’s safety, reliability, risks, and management mitigation activities related to Evergy’s operations

The Board has determined that each member of the committee is independent under the Nasdaq listing standards.
*
Mr. Ruelle served on the Nuclear, Power Supply, and Environmental Committee and Mr. Hyde served on the Safety and Power Delivery Committee in 2024 but they did not stand for re-election at the 2024 annual meeting of shareholders. Effective May 8, 2024, in connection with the Board’s annual reassessment of committee appointments, Mr. Wilder was appointed to the Audit Committee and no longer served on the Safety and Power Delivery Committee, Ms. Murtlow and Mr. Scarola, formerly Chair of the Safety and Power Delivery Committee and Chair of the Nuclear, Power Supply, and Environmental Committee, respectively, were appointed as Co-Chairs of the Operations Committee, and Ms. Lawrence was appointed as a member of the Operations Committee. Mr. Newton was appointed to the Board effective October 15, 2024 and was appointed to serve on the Operations Committee effective as of that date.

Corporate Governance Matters | Board Structure | Evergy 2025 Proxy Statement 25

Corporate Governance Practices

Evergy is committed to strong corporate governance practices that support the regulated nature of our business and the long-term interests of our shareholders.
Corporate Governance Guidelines. The Board has adopted a set of Corporate Governance Guidelines to provide a framework for our corporate governance initiatives. Our guidelines address, among other things, Board responsibilities and leadership, risk oversight, committee composition, and director qualifications. The Nominating, Governance, and Sustainability Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and for recommending any changes to the guidelines to the Board.
Code of Ethics. Our Board has adopted a Code of Ethics to set the tone for our expectation that all directors, officers and employees act in an ethical and lawful manner. We also expect all parties who work on Evergy’s behalf to embrace the spirit of the Code of Ethics. Other parts of our process to ensure lawful and ethical business conduct include policies and procedures, compliance monitoring and reporting and periodic training on various areas of the law and corporate policies. We have also established a “ConcernsLine” for the confidential and anonymous reporting of concerns and complaints, which is independently administered and is available 24 hours a day, every day.
Our Corporate Governance Guidelines and the Code of Ethics are available on the Company’s investor relations website at investors.evergy.com. These documents are also available in print to any shareholder upon request. Requests should be directed to Corporate Secretary, Evergy, Inc., 1200 Main Street, Kansas City, Missouri 64105. We will disclose any change in the Code of Ethics, or any waiver from a provision in the Code of Ethics granted to a director or an executive officer, by posting such information on our investor relations website. The contents of the investor relations website, including reports and documents contained therein, are not incorporated into this filing.
Annual Election of Directors. Our directors are elected on an annual basis and serve until their respective successors have been duly elected and qualified.
Majority Voting Policy. Pursuant to our majority voting policy, in advance of the annual meeting, each director nominee is required to tender an irrevocable letter of resignation that will take effect if that nominee fails to receive, in an uncontested election, the vote of a majority of votes cast by shareholders at the meeting. In the event that any nominee fails to obtain the required majority vote, the Board will decide, through a process managed by the Nominating, Governance, and Sustainability Committee and excluding the nominee in question, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board, the Board will accept the resignation.
Proxy Access. Subject to the requirements and limitations contained in our By-laws, an eligible shareholder, or a group of up to 20 eligible shareholders, can have nominees included in future proxy statements. In general, the shareholders must have continuously owned at least 3% of Evergy’s outstanding shares for at least three years as of the date that the shareholder(s) notify Evergy of the intent to utilize proxy access. The eligible shareholders may use proxy access to nominate up to 25% of the total number of directors who are members of the Board as of the date that the shareholder(s) notify Evergy of the intent to utilize proxy access.
Shareholder Right to Call Special Meeting. Subject to the requirements and limitations contained in our By-laws, an eligible shareholder, or a group of eligible shareholders, that own 15% or more of Evergy’s outstanding common stock in net long form can call a special meeting of shareholders.
Annual Self-Assessments. The Board and each committee conduct annual self-assessments to determine whether the Board and committees are functioning effectively. The self-assessment process is based on written Board and committee surveys that are completed by all Board members. The self-assessment topics generally include, among other matters, Board composition and Board and committee structure, meeting topics and process, quality and timeliness of information, risk management, succession planning, access to management, and peer review. The Chair of the Nominating, Governance, and Sustainability Committee meets with each director to discuss the survey, and the process allows Board members to provide input on individual Board member effectiveness. Each director can also request to meet with the Lead Independent Director and the Chair of the Nominating, Governance, and Sustainability Committee. In 2024, as part of ongoing Board refreshment activities, the Chair of the Nominating, Governance, and Sustainability Committee also met with each director to solicit feedback on Board and committee composition, among other things. Each Board committee discusses the results of its self-assessment and the Board discusses the results of the self-assessment process. As appropriate, the Board oversees the implementation of enhancements and other recommendations identified during the process.
Board Oversight of Risk Management. The Board is responsible for the oversight of all major risks (as well as mitigation plans), including strategic, financial, operational and compliance risks. In an effort to ensure appropriate and

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in-depth oversight of risk, the Board has delegated some specific risk oversight responsibility to its committees, as summarized below and as described in those committees’ charters. The Nominating, Governance, and Sustainability Committee is charged with ensuring that risk oversight roles have been properly allocated, and the Audit Committee reviews Evergy’s enterprise risk management policies and framework. Management is responsible for developing and implementing appropriate risk management practices on a day-to-day basis.
At least once each year, the Board receives a report from management and provides feedback and asks questions on key business and compliance risks and related mitigation plans. The Board also receives updates on significant events and the status of, and changes in, such risks and mitigation plans. In addition, management makes regular presentations to the Board focusing on significant risk areas and corresponding mitigation plans and activities.
Board Attendance at Annual Meeting. Our Corporate Governance Guidelines provide that all directors are encouraged to attend annual meetings of shareholders.
Mandatory Retirement / Tenure Policy. The Board has a mandatory retirement age of 75, meaning that no director is eligible to stand for election or re-election at the annual meeting of shareholders following his or her 75th birthday. Any director appointed on or after June 4, 2018 will not be able to stand for election or re-election at the annual meeting of shareholders following 16 years of service. In addition, any director who experiences a significant change in primary employment since election to the Board must offer to resign, which offer will be evaluated by the Board in light of the individual circumstances.
Stock Ownership Requirements. Our Corporate Governance Guidelines provide that non-employee directors are expected, within five years of their initial election to the Board, to acquire and hold Evergy stock with a value equal to at least five times the amount of the annual non-employee director cash retainer. Our CEO is required to hold Evergy stock with a value equal to six times the amount of his or her base salary. All director nominees are in compliance with the policy.
No Hedging / Pledging. Our securities trading policy, which was adopted by the Board and is overseen by our Nominating, Governance, and Sustainability Committee, prohibits all employees, officers, and directors from trading in options, warrants, and puts and calls related to Evergy. Our policy also prohibits all employees, officers, and directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Evergy securities. The policy also prohibits all employees, officers, and directors from holding Evergy securities in a margin account or pledging Evergy securities as collateral.
No Insider Trading. The Company has a securities trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to the Company and all Company personnel, including directors, officers, employees, and other covered persons. The Company believes that its securities trading policy is designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.
Oversight and Disclosure of Political Contributions. Our Nominating, Governance, and Sustainability Committee reviews and approves the annual political contribution budget, and reviews reports on political expenditures. Our investor relations website, investors.evergy.com, also contains a copy of our policy with respect to political contributions and information regarding certain political expenditures.
Human Rights Policy. The Board has adopted a formal human rights policy, which is available on our investor relations website, investors.evergy.com.
Commitment to Our Communities. Evergy strives to maintain a people first culture that empowers a stronger future together. Evergy strives to be a leader in supply chain resiliency. By increasing opportunities for suppliers and enhancing the competitiveness of the supply chain, we promote economic value for our customers, shareholders, and the communities we serve. Our supply chain initiatives benefit both small businesses and the communities in which they are located through job creation, increased wages, and tax revenue.
Information Security. Evergy’s cybersecurity and information technology risk mitigation program is based on a comprehensive set of laws and rules issued by multiple government agencies concerning cybersecurity risk and is designed to safeguard Evergy’s operating information, proprietary business information and personal information belonging to customers and employees. Evergy is subject to recurring, independent, third-party audits with respect to adherence to these laws and rules, including those of NERC.
Evergy’s risk management function utilizes the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF), the United States Department of Energy Cyber Capability Maturity Model (C2M2) standard and components of the National Institute of Standards and Technology Risk Management Framework (NIST RMF) for a comprehensive, flexible and risk-based approach to managing risk from cybersecurity threats that integrates, security, privacy and cyber supply chain risk management activities. Evergy also maintains cybersecurity insurance coverage. Evergy’s cybersecurity team regularly coordinates with industry peers, industry trade organizations, and multiple state and federal governmental agencies,

Corporate Governance Matters | Corporate Governance Practices | Evergy 2025 Proxy Statement 27

including the United States Department of Homeland Security, the Federal Bureau of Investigations within the United States Department of Justice, the Electricity Information Sharing and Analysis Center (E-ISAC), and the Cybersecurity and Infrastructure Security Agency (CISA).
All Evergy employees complete an annual information security awareness training that addresses information technology, cybersecurity, privacy, and other related matters, and Evergy provides frequent awareness opportunities to employees by conducting controlled phishing campaigns and periodically providing other educational opportunities. Evergy’s management team is responsible for the design and implementation of this program, subject to oversight of the Board and its committees. Evergy’s Operations Committee assists the Board with respect to, among other things, review of cybersecurity risks and other aspects of Evergy’s information technology function. In 2024, the Board and its committees received multiple presentations that were specific to information technology and cybersecurity matters, including artificial intelligence, and information technology and cybersecurity matters are incorporated into other presentations if those topics are relevant to the presentation. Information technology and cybersecurity matters are also regularly assessed in connection with the Board’s oversight of Evergy’s operations. At least once each year, the Board receives a report from management on key business and compliance risks and related mitigation plans, and management reviews cybersecurity matters with the Board in connection with this report. Evergy’s Audit Committee also receives reports from the Company’s audit services department regarding the results of reviews of cybersecurity matters and information security governance. Please refer to our 2024 Annual Report in Part I – Item 1C – Cybersecurity for additional information regarding Evergy’s enterprise risk management policies, processes, and frameworks.
Human Capital Resource Management. The Company is committed to effective human capital resource management. Evergy's mission is to empower a better future and a key component of this mission is maintaining a culture that emphasizes safety, integrity, ownership, and adaptability. Safety is a crucial part of Evergy's values. The components of Evergy's safety program include a strong management commitment to a safety-conscious work environment, hazard recognition and control, worksite analysis, contractor safety management and training. The Board and its committees receive regular reports from management on safety audits and assessments. Please refer to our 2024 Annual Report in Part I – Item 1 – Business – “Human Capital Resources” for additional information about this topic.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors be independent, as determined in accordance with the Nasdaq listing standards, as well as other independence standards that the Board may adopt. The Nasdaq listing standards provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted director qualification standards that are contained in our Corporate Governance Guidelines to assist in making director independence determinations. Our Corporate Governance Guidelines are available on our investor relations website, investors.evergy.com. The contents of the investor relations website, including reports and documents contained therein, are not incorporated into this filing. Our director qualification standards are consistent with the Nasdaq objective independence standards.
The Nominating, Governance, and Sustainability Committee reviewed the applicable legal standards for Board and committee member independence and the director qualification standards. The Nominating, Governance, and Sustainability Committee also reviewed an analysis of the information provided by each director in an annual questionnaire and a report of transactions between Evergy and director-affiliated entities. The Nominating, Governance, and Sustainability Committee reported its independence determination recommendations to the Board, and the Board made its independence determinations based on the Nominating, Governance, and Sustainability Committee’s report and the supporting information. In making its independence determinations, the Board considered ordinary course commercial, charitable and other transactions, none of which were material or affected the independence of a director nominee.
Some of our directors serve as trustees or directors of charitable organizations on which other directors or officers also serve or to which we donate money. In each case, payments by us were less than the greater of 5% of the charitable organization’s revenues or $200,000.
Based on this review, the Board affirmatively determined that all directors (including nominees for directors at the annual meeting of shareholders) are independent under the Nasdaq listing standards and the director qualification standards, except Mr. Campbell, due to his current position as the Chief Executive Officer of Evergy.

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Other Matters

Related Party Transactions
The Board has adopted a written policy governing the identification, review, approval and consideration of related party transactions. The policy applies to any transaction in which Evergy (including any of its subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000 in the aggregate, and any related party had, has or will have a direct or indirect material interest, but excludes any transaction that meets the preapproval thresholds set forth in our related party transaction policy. Pursuant to this policy, related party transactions are to be submitted to the Nominating, Governance, and Sustainability Committee for consideration at the next committee meeting or, if it is not practicable or desirable for the Company to wait until the next committee meeting, to the committee Chair. The Chair reports to the committee at its next meeting any approval under the related party transactions policy pursuant to delegated authority. There were no related party transactions since the beginning of fiscal year 2024 required to be reported under Item 404(a) of Regulation S-K of the Exchange Act.
Compensation Committee Interlocks and Insider Participation
Ms. Lawrence, Mr. Isaac, Sen. Landrieu, and Ms. Price served as members of the Compensation and Leadership Development Committee in 2024. No such member is or was an officer or employee of Evergy or its subsidiaries or had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers served as a director or was a member of the compensation committee (or equivalent body) of any entity where a member of our Board or Compensation and Leadership Development Committee was also an executive officer.
Delinquent Section 16(a) Reports
To Evergy’s knowledge, no executive officer, director, or 10% beneficial owner failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act for the fiscal year ended December 31, 2024.
Whistleblower Hotline
The Audit Committee has established procedures for the receipt, retention and treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters affecting Evergy. Complaints or concerns may be submitted on a confidential and anonymous basis either through the “ConcernsLine” (1-866-266-7595) or by letter addressed to:
Chair, Audit Committee
Evergy, Inc.
Attention: Corporate Secretary
1200 Main St.
Kansas City, Missouri 64105
All complaints or concerns will be forwarded to the Chair of the Audit Committee. Confidentiality will be maintained to the fullest extent practicable, consistent with the need to conduct an adequate investigation and applicable legal requirements.
Communicating with the Board
The Board values input from shareholders and the many constituents that are impacted by Evergy’s activities. Communications relating to corporate governance, succession planning, executive compensation and general oversight of the Board can be sent to:
Chair, Nominating, Governance, and Sustainability Committee
Evergy, Inc.
Attention: Corporate Secretary
1200 Main St.
Kansas City, Missouri 64105
Communications can also be sent by e-mail to board@evergy.com. All relevant communications will be forwarded to the Chair of the Nominating, Governance, and Sustainability Committee to be handled on behalf of the Board. The Board believes that communications relating to general business operations, financial results, strategic direction and similar matters are appropriately addressed by management, and relevant communications that relate to these topics will be shared with appropriate members of management.

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Director Compensation

Our Nominating, Governance, and Sustainability Committee, which is comprised entirely of independent directors, is responsible for reviewing and approving compensation for our non-employee directors. The committee seeks to provide an overall non-employee director compensation program that is generally aligned with the 50th percentile of our peer group (which is the same peer group that is used for benchmarking executive compensation). However, due to the variation in peer company non-employee director compensation, and the fact that director compensation is not changed each year, in any given year overall non-employee director compensation may be above, at, or below the market median. The committee reviews non-employee director compensation at our peer companies and relies in part on the advice of an independent compensation consultant.
Non-Employee Director Compensation
The Nominating, Governance, and Sustainability Committee, based in part on a review of compensation practices at our peer companies and the advice of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), reviewed the Company’s compensation structure and elected to make no changes to non-employee director compensation for 2024. Mr. Campbell, in his role as Chair and CEO, is an officer of the Company and does not receive compensation for his service on the Board. Mr. Campbell’s compensation as an executive is shown in the “Summary Compensation Table” herein. For the amounts each non-employee director received in 2024, please refer to the table in section “2024 Non-Employee Director Compensation” below.
2024 Director Retainer Structure

Non-Employee Director Compensation Description of Category
Annual Cash Retainers – Paid Quarterly(1)
Annual Base (All Directors)	$115,000
Leadership Fees
Lead Independent Director	$30,000
Committee Chair Fees
Audit	$20,000
Compensation and Leadership Development	$20,000
Finance	$20,000
Nominating, Governance, and Sustainability	$20,000
Nuclear, Power Supply, and Environmental(2)	$20,000
Safety and Power Delivery(2)	$20,000
Equity Retainers – Paid Annually
Evergy Common Stock (All Directors)(3)	$155,000

(1)
Non-employee directors may elect to have all or part of their cash retainers converted to DSUs (as defined below) under the Long-Term Incentive Plan (“LTIP”). See “Election to Defer Compensation” below for additional information.

(2)
Effective May 8, 2024, the Nuclear, Power Supply, and Environmental Committee and the Safety and Power Delivery Committee were combined into a single committee named the Operations Committee. Each Co-Chair of the Operations Committee received a $20,000 annual cash retainer paid in quarterly installments.

(3)
Annual 2024 non-employee director equity retainers were paid on the first business day following the Company’s annual meeting of shareholders (May 8, 2024). A director joining the Board after the annual meeting of shareholders will not receive annual non-employee director equity retainers until the following year.

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2024 Non-Employee Director Compensation
The following table outlines all compensation paid to our non-employee directors in 2024. We have omitted the columns titled “Option Awards” and “Non-Equity Incentive Plan Compensation” because our non-employee directors did not receive such compensation in 2024.
2024 Non-Employee Director Compensation

Current Directors	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
B. Anthony Isaac(5)	134,451	155,361	1,018	5,000	295,830
Paul M. Keglevic	135,000	155,361	547	0	290,908
Mary L. Landrieu	115,000	155,361	0	0	270,361
Sandra A.J. Lawrence	135,000	155,361	9,921	5,000	305,282
Ann D. Murtlow	135,000	155,361	0	0	290,361
Dean A. Newton(6)	24,375	0	0	0	24,375
Sandra J. Price	135,000	155,361	0	5,000	295,361
Jonathan D. Rolph(7)	0	0	0	0	0
James Scarola	135,000	155,361	0	0	290,361
Neal A. Sharma	115,000	155,361	0	0	270,361
C. John Wilder	135,000	155,361	0	0	290,361
Former Directors
Thomas D. Hyde(8)	50,989	0	2,670	0	53,659
Mark A. Ruelle(8)	63,297	0	854	5,000	69,151

(1)
The amount represents cash retainers for service on the Board and its committees. As discussed in “Election to Defer Compensation” below, directors may elect to (i) convert all or part of their cash retainers into DSUs (as defined below), or (ii) defer receipt of all or part of their cash retainer.

(2)
The amount shown is the aggregate grant date fair value of equity granted in 2024 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See note 10 to the consolidated financial statements included in our 2024 Annual Report for a discussion of the assumptions used in calculating these amounts. The amounts reflect the value of equity retainers issued by the Company in 2024, and, as discussed in “Election to Defer Compensation” below, may have been deferred by the director for receipt in a subsequent year.

(3)	The amounts shown represent the above-market earnings during 2024 on nonqualified deferred compensation.
(4)
The amounts shown reflect matches by the Company for qualifying charitable contributions made by the directors. No director received any additional perquisites or other personal benefits, or property, totaling greater than $10,000.

(5)	Mr. Isaac received a pro rata cash payment as Lead Independent Director based on his start date effective following the 2024 annual meeting.
(6)
Mr. Newton was appointed to the Board effective October 15, 2024. Because Mr. Newton joined the Board after the Company’s annual meeting of shareholders, he did not receive the annual non-employee director equity retainer. Mr. Newton received a pro rata cash payment based on his start date of October 1, 2024.

(7)	Mr. Rolph was appointed to the Board effective January 1, 2025, and therefore did not receive 2024 compensation.
(8)	Messrs. Hyde and Ruelle did not stand for re-election at the Company’s annual meeting of shareholders on May 7, 2024, and ceased to be a director of the Company following the 2024 annual meeting.
Election to Defer Compensation
Non-employee directors may defer the receipt of all or part of their cash retainers through our nonqualified deferred compensation plan (“DCP”) or all or part of the equity retainer through issuance of deferred share units (“DSUs”) under the LTIP. Non-employee directors may also elect to have all, or a part, of their cash retainers converted into DSUs under the LTIP.
As of the date any dividend is paid to common stock shareholders, each DSU account is credited with additional DSUs equal to the number of shares of common stock that could have been purchased (at the closing price of our common stock on that date) with the amount which would have been paid as dividends on the number of shares equal to the number of DSUs. DSUs are converted to stock and distributed following termination of service on the Board pursuant to elections made by each director. See “Security Ownership of Directors and Executive Officers” table on page 79 for additional information.

Corporate Governance Matters | Director Compensation | Evergy 2025 Proxy Statement 31

Expense Reimbursement
Members of the Board will also receive standard reimbursements for expenses incurred in connection with meeting attendance and professional education.
Charitable Contribution Matching
We also match non-employee director contributions to 501(c)(3) organizations that meet our strategic giving priorities, subject to certain parameters.
Liability Insurance
Consistent with our peer group and other public companies, we provide liability insurance to our directors under our directors and officers insurance policies. We have also entered into standard indemnification agreements with each of our directors.
Stock Ownership Requirements
Our Corporate Governance Guidelines provide that non-employee directors are expected, within five years of their initial election to the Board, to acquire and hold Evergy stock with a value equal to at least five times the amount of the annual non-employee director cash retainer. As of December 31, 2024, all of our non-employee directors are in compliance with this requirement.

Corporate Governance Matters | Director Compensation | Evergy 2025 Proxy Statement 32

Proposal 2		Approve the 2024 compensation of our named executive officers on an advisory non-binding basis
	☑	The Board recommends a vote FOR the approval of the executive compensation on an advisory non-binding basis

Public companies are required under Section 14A of the Exchange Act to provide their shareholders with the opportunity to approve, on an advisory and non-binding basis, the compensation of their NEOs. In 2024, approximately 96% of our voting shareholders approved the compensation of our NEOs. We believe this strong shareholder support demonstrates the alignment of shareholder interests with our executive compensation program and philosophy.
The Board believes that providing shareholders with an annual advisory vote on executive compensation can produce useful and timely information on investors’ views of the Company’s executive compensation program. Although the vote is advisory and non-binding, we value the opinions of our shareholders and the Compensation and Leadership Development Committee will consider this vote when making future compensation decisions.
As discussed below, our executive compensation program is designed to support achievement of our business strategy without encouraging excessive risk-taking, to attract and retain highly qualified executives, pay for performance, reward long-term growth and sustained profitability and to encourage teamwork. The Board strongly endorses our executive compensation program and recommends that our shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the rules of the SEC, including the Compensation Discussion and Analysis section, the Executive Compensation section, the 2024 compensation tables, the related footnotes and the related narrative discussion.”
We currently intend to hold the next non-binding advisory vote to approve the compensation of our NEOs at our next annual meeting of shareholders, unless our Board modifies its current policy of holding this vote on an annual basis.

Proposal 2 – Advisory Vote on Executive Compensation | Evergy 2025 Proxy Statement 33

Executive Summary of Compensation Matters

The Compensation Discussion and Analysis (“CD&A”) that follows provides a comprehensive explanation of the compensation awarded to, earned by, or paid to the following individuals listed below, who are our NEOs for 2024:
•	David A. Campbell, Chairman, President, and Chief Executive Officer
•	W. Bryan Buckler, Executive Vice President and Chief Financial Officer
•	Kirkland B. Andrews, Former Executive Vice President and Chief Financial Officer
•	Geoffrey T. Ley, Vice President, Corporate Planning and Treasurer (former Acting Chief Financial Officer)
•	Kevin E. Bryant, Former Executive Vice President and Chief Operating Officer and Former Executive Vice President Corporate Initiatives
•	Charles A. Caisley, Executive Vice President, Public Affairs and Chief Customer Officer
•	Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary
For more information regarding these recent executive leadership changes, see “Note Regarding Transitions” below. References to the “Committee” in the CD&A and related sections mean the Compensation and Leadership Development Committee of the Board.

2024 Compensation Program Summary

•	Balanced mix of compensation weighted toward incentivizing performance.
For 2024, a majority of each NEO’s target compensation was “at risk” and subject to performance to align the interests of the NEOs with the interests of shareholders.
*	The graphics below do not include special inducement and retention awards.

Executive Summary of Compensation Matters | Evergy 2025 Proxy Statement 34

•	Annual cash incentives tied to critical financial and operational objectives.
We adopted our 2024 Annual Incentive Plan (“AIP”) in February 2024. Objectives and payouts are shown below (totals may not sum due to rounding):

2024 Annual Incentive Objectives	Measure	Incremental Weighting (Percent)	Weighting (Percent)	Weighted Payout (Percent of Target)
1. Financial(1)	Adjusted Earnings per Share for Incentive Compensation		32.5%	29.3%
	Adjusted NFOM (Non-Fuel Operating and Maintenance Expense) for Incentive Compensation (in millions)		32.5%	38.4%
2. Safety	DART (Days Away, Restricted, or Transferred Rate)	6.250%	12.5%	0.0%
	PVAR (Preventable Vehicle Accident Rate)	3.125%		6.3%
	Percent of Potential Severe Injury or Fatality (PSIF) Incidents Investigated with Plans on Track	3.125%		3.1%
3. Operations	SAIDI (System Average Interruption Duration Index)	3.750%	7.5%	4.7%
	SAIFI (System Average Interruption Frequency Index)	3.750%		3.0%
	Unplanned Commercial Availability Factor		7.5%	0.0%
4. Customer Experience	J.D. Power: Residential Customer Satisfaction	2.250%	7.5%	0.0%
	Call Center Survey	2.650%		2.2%
	Business Customer Satisfaction Surveys	2.650%		4.6%
				91.5%

Modifiers
Committee discretionary adjustment	+/-10%	No modifications were applied in 2024

(1)	These measures are not calculated in accordance with GAAP. See Appendix B for a reconciliation to the most comparable measures calculated in accordance with GAAP.
Our weighted payout for 2024 was 91.5% of target. Based on this performance, the following cash awards were paid to our NEOs. Mr. Bryant did not receive an annual incentive award bonus due to his termination without Cause effective December 31, 2024. Mr. Andrews did not receive an annual incentive award bonus because of his resignation from the Company in June 2024. See “Note Regarding Transitions” on page 37 for additional information.

Name	Base Salary	2024 Incentive Award at Target (Percent of Annual Base Salary)	2024 Actual Award as a Percent of Target Bonus	2024 Actual Award Paid ($)
Mr. Campbell	$1,056,000	125%	91.5%	$1,207,800
Mr. Buckler	$660,000	80%	91.5%	$483,120
Mr. Caisley(1)	$575,000	70%	91.5%	$334,548
Ms. Humphrey	$547,500	65%	91.5%	$325,649
Mr. Ley	$344,000	50%	91.5%	$157,380

(1)
In October 2024, Mr. Caisley’s base salary was increased to $575,000 and his annual cash incentive target was increased to 70% of salary in connection with his promotion to Executive Vice President. The annual cash incentive payout amount is prorated as a result.

Executive Summary of Compensation Matters | Evergy 2025 Proxy Statement 35

•
Long-Term Incentive Awards Weighted to Performance-Based Vehicles. For the 2024 annual grant, we granted long-term incentive awards in the form of restricted stock units (“RSUs”) that will, subject to continued employment, “cliff” vest three years from the respective dates of grant. A significant portion of the RSUs – 75% – were granted as performance-based awards that vest, if at all, based on:

(1)
Evergy’s total shareholder return (“TSR”) relative to the companies included in the EEI index of electric utility companies (the “EEI Index”) over the three-year performance period (60% of performance-based weighting);

(2)	Evergy’s 3-year cumulative adjusted EPS measured relative to the Company’s long-term financial plan (33.3% of performance-based weighting); and
(3)	an environmental measure based on adding renewable energy generation (6.7% of performance-based weighting).
The 2024 annual grant values for our NEOs are summarized below. Mr. Buckler does not appear in the following table because his employment start date was after the annual grant date.

Name	2024 Time-Based RSUs	2024 Performance-Based RSUs (Target)
Mr. Campbell	$1,259,280	$3,777,840
Mr. Andrews(1)	$393,719	$1,181,156
Mr. Ley	$62,350	$187,050
Mr. Bryant	$346,688	$1,040,063
Mr. Caisley	$218,000	$654,000
Ms. Humphrey	$208,734	$626,203

(1)	Mr. Andrews forfeited all unvested RSUs upon his resignation from the Company.

Executive Summary of Compensation Matters | Evergy 2025 Proxy Statement 36

Stakeholder-Focused Modifications to 2025 Compensation Program

The goals and targets for our 2024 executive incentive plans are aligned with our strategic business plan. In 2025, we are amending several of our AIP metrics as follows:
•	Financial: Increased weighting on EPS and reduced weighting on Adjusted NFOM (Non-Fuel Operating and Maintenance Expense) for Incentive Compensation
•	Operations: (a) Consolidating the reliability measures by removing SAIFI and keeping SAIDI and (b) replacing Unplanned Commercial Availability with Seasonal Equivalent Forced Outage Rate (EFOR’d)
•	Customer Experience: Removing J.D. Power Residential Customer Satisfaction measure and adding Intelligent Virtual Assistant (IVA) and Website (desktop and mobile) surveys to the Call Center surveys
•	AIP Modifiers: Removing the diversity, equity, and inclusion modifier due to advancement of the Company's objectives and confidence in the ongoing momentum of these initiatives
The Safety and Financial metrics remain unchanged.

Note Regarding Transitions

CFO Transition
On June 10, 2024, Evergy announced that Mr. Andrews resigned as Executive Vice President and Chief Financial Officer of Evergy effective on June 21, 2024. Mr. Andrews decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. As part of Mr. Andrews’ termination, consistent with the terms of the applicable award agreements in connection with his resignation, Mr. Andrews forfeited all of his outstanding unvested RSU grants and did not receive any cash payment in lieu of forfeited equity awards.
Mr. Ley was appointed Vice President, Acting Chief Financial Officer and Treasurer and the Company designated him as Evergy’s acting principal financial officer, effective on June 21, 2024, while the Company conducted an internal and external search to fill the role.
In connection with Mr. Ley’s appointment as Acting Chief Financial Officer and Treasurer, he continued to receive his annual base salary of $344,000 and continued to participate in Evergy’s AIP, with a target award equal to 50% of his base salary, and in the Evergy LTIP, with a target grant date award equal to 72.5% of his base salary. Mr. Ley was awarded additional compensation in recognition of his role as Acting Chief Financial Officer and Treasurer as follows: (i) a cash retention bonus in the amount of $50,000 paid to him following his appointment; (ii) a cash retention bonus of $175,000 payable if he remains continuously employed through March 15, 2025; and (iii) an award of RSUs with an aggregate value of $250,000 under the Evergy LTIP that vests in equal installments over three years on the first, second, and third anniversaries of the grant date.
As a current officer of Evergy, Mr. Ley is already party to standard forms of the Company’s amended and restated change-in-control severance agreement, Executive Severance Plan, and indemnification agreement.
On August 26, 2024, Evergy announced the appointment of Mr. W. Bryan Buckler to serve as Evergy’s Executive Vice President and Chief Financial Officer effective on October 1, 2024. In connection with the appointment of Mr. Buckler, Mr. Ley reassumed his prior positions of Vice President, Corporate Planning and Treasurer. Mr. Buckler receives an annual base salary of $660,000 and will participate in Evergy’s AIP, with an initial target award equal to 80% of his base salary, and in Evergy’s LTIP, with an initial target grant date award equal to 225% of his base salary.
In addition, to compensate for forfeited compensation from his previous employer, Mr. Buckler was awarded (i) time-based RSUs with a grant date fair market value equal to $1.8 million, which units will vest in two equal installments on the first and second anniversaries of his start date, in accordance with Evergy’s standard time-based RSU agreement, and (ii) performance-based RSUs with a grant date fair market value equal to $1.2 million, which will vest according to Evergy’s standard performance-based RSU agreement and performance criteria for the performance period from January 1, 2024 to December 31, 2026.
Mr. Buckler entered into Evergy’s standard form of change-in-control severance agreement and Executive Severance Plan and is eligible to receive the severance benefits thereunder and is eligible to participate in Evergy’s general benefit plans (e.g., 401(k) plan and health and welfare plans), as well as Evergy’s nonqualified DCP.

Executive Summary of Compensation Matters | Evergy 2025 Proxy Statement 37

Mr. Buckler will also be reimbursed up to $100,000 for substantiated expenses related to housing in Kansas City and transportation to and from his primary residence and Kansas City from his employment start date to September 30, 2025.
Evergy also entered into an indemnification agreement with Mr. Buckler in the same form as has been entered into with other officers. The indemnification agreement provides indemnification to the extent allowed under Missouri law.
Since each of Messrs. Andrews, Ley, and Buckler served as Evergy’s Chief Financial Officer during 2024, they all appear in this proxy statement as named executive officers (also referred to as “NEO” or “NEOs”).
Former COO Transition
On November 8, 2024, Evergy announced that Mr. Bryant’s role changed from Executive Vice President and Chief Operating Officer to Executive Vice President, Corporate Initiatives and that he would work directly with Mr. Campbell to provide input on Evergy’s strategy and operations until his departure from the Company on December 31, 2024.
On December 31, 2024, Mr. Bryant’s employment was terminated from Evergy without Cause and he is entitled to receive severance benefits pursuant to Evergy’s Executive Severance Plan (see “Executive Severance Plan” on page 50 for additional information).

Strong Compensation Governance Practices

Our Committee believes our executive compensation program also features best-in-class governance practices, such as:

✔	Alignment between pay and performance	✔	Annual risk assessment
✔	Compensation heavily weighted to performance	✔	Standard annual equity grant cycle
✔	Regular review of performance against compensation targets and outlook for payouts	✔	SEC compliant clawback policy and provisions in award agreements
✔	Independent Committee oversight	✔	No employment agreements – NEOs employed at will
✔	Standing Committee executive sessions	✔	No stock options
✔	Independent compensation consultant	✔	No repricing or backdating of stock options
✔	“Double trigger” change-in-control benefits	✔	No dividends for unvested awards
✔	Robust stock ownership guidelines	✔	No short selling, hedging or pledging
✔	Board review of succession plans	✔	No tax “gross-ups”

Executive Summary of Compensation Matters | Evergy 2025 Proxy Statement 38

Compensation Discussion and Analysis

Compensation Philosophy, Objectives, and Process

Compensation Philosophy and Objectives
Evergy’s executive compensation program is designed to support achievement of our business strategy without encouraging excessive risk-taking. The primary objectives of our compensation program are to:
•
Attract and Retain Highly Qualified Executives. Attract and retain highly qualified executive officers using a competitive pay package, with target total compensation positioned around the market median and opportunities to earn higher levels of total compensation through performance-based incentives.

•
Pay for Performance. A majority of executive officer compensation is “at-risk” and granted in the form of short-term and long-term incentives. This approach ties executive compensation to the achievement of key financial and operational objectives and creates a strong link between executive officers’ pay and Evergy’s performance.

•
Reward Long-Term Growth and Sustained Profitability. Align the economic interests of executive officers with those of our shareholders by delivering a significant portion of total compensation in the form of equity-based compensation with long-term vesting that rewards growth and sustained profitability and the creation of shareholder value.

•	Encourage Teamwork. Reward teamwork and collaboration among executives to benefit customers and shareholders through the alignment of incentives across the executive team.
Independent Compensation Consultant
For 2024, the Compensation and Leadership Development Committee retained Meridian to provide advice with respect to our executive compensation program. At the Committee’s request, Meridian provided advice regarding the Company’s executive compensation and benefit programs, advised on potential peer companies, analyzed base salaries and variable pay relative to market data and peer companies, advised on compensation practices of peer companies and performed other activities related to executive compensation as requested by the Committee. Meridian neither determined, nor recommended, the amount of any executive’s compensation. The Committee retains the sole authority to select, retain, direct, or dismiss any executive compensation consultant engaged by the Committee. In addition, annually, the Committee reviews the performance of any compensation consultant engaged by the Committee and confirms that any such consultant remains independent and free from conflicts of interest that would prevent the consultant from independently representing the Committee.
Role of Peer Group
The Committee evaluates the Company’s compensation program against peer companies because the Committee believes that peer companies represent the types of companies with which Evergy competes for executive-level talent and capital and that have similar businesses as Evergy. To select the peer companies, the Committee identifies companies with a size and business mix similar to the Company and then assesses those potential peer companies by annual revenues, market value and percentage of total revenues from regulated electric operations, among other factors. The Committee used the following peer group in connection with 2024 compensation decisions, which was the same peer group used in 2023.

Alliant Energy Corporation	DTE Energy Company	Pinnacle West Capital Corporation
Ameren Corporation	Entergy Corporation	Portland General Electric Company
Black Hills Corporation	Eversource Energy	PPL Corporation
CenterPoint Energy, Inc	NiSource Inc.	WEC Energy Group, Inc.
CMS Energy Corporation	OGE Energy Corp.	Xcel Energy Inc.

Executive Compensation | Compensation Discussion and Analysis | Evergy 2025 Proxy Statement 39

The Compensation Process
Our Compensation and Leadership Development Committee charter provides that, on an annual basis, the Committee is responsible for evaluating and recommending for approval by the non-management members of the Board, Chief Executive Officer compensation, incentives, and benefits. The charter further provides that, on an annual basis, the Committee is responsible for evaluating and approving the same for our other NEOs and for evaluating and advising our Chief Executive Officer on compensation, incentives, and benefits for all other officers.
In 2023, the management team retained Willis Towers Watson, PLC (“Willis Towers Watson”) to conduct a competitive market assessment of executive officer compensation in preparation for 2024 compensation discussions. The competitive market assessment reviewed base salary and target short-term incentives, long-term incentives, total cash compensation and total direct compensation. To conduct this analysis, Willis Towers Watson provided market data from its 2023 Energy Services Executive Compensation Database, which is an annual compilation of compensation for executive officer positions at a broad group of energy and utility companies nationwide. Willis Towers Watson obtained data from its database for positions that in its judgment most closely corresponded to the duties and responsibilities associated with each of our officer positions. Willis Towers Watson then adjusted the data to account for the different total revenues of the companies in its database as compared to our projected revenues.
Meridian reviewed the work of Willis Towers Watson and provided input on the benchmark matches and methodologies. Meridian also reviewed data derived from the 2023 annual proxy statements and other public filings for companies in our peer group. The data was used to compare the compensation levels of our executive officers against the compensation of corresponding executive officers of companies in the peer group. These comparisons allowed for determinations of the overall market competitiveness of executive officer compensation and informed the Committee’s approval of pay opportunities.
Based in part on the foregoing work and analysis, the Committee approved the 2024 salaries, target short-term incentive compensation (expressed as a percentage of base salary), and target long-term incentive compensation for each of the NEOs, other than the Chief Executive Officer and Mr. Ley prior to his appointment as Acting Chief Financial Officer. Prior to his appointment as Acting Chief Financial Officer, the Committee reviewed and approved Mr. Ley’s compensation for his role as Acting Chief Financial Officer, including cash retention payments and a one-time long-term incentive payment. In addition, based on the foregoing work and analysis, and on the Committee’s recommendation, the non-management members of the Board approved the 2024 salary, target short-term incentive compensation and target long-term incentive compensation (expressed as a percentage of base salary) for Mr. Campbell.
Role of Executive Officers
While the Chief Executive Officer at times attends meetings of the Committee, he is not a member and does not vote on Committee matters. In addition, there are portions of Committee meetings when the Chief Executive Officer is not present, such as when the Committee meets in closed executive session or discusses the Chief Executive Officer’s performance or individual compensation. The Chief Executive Officer’s compensation levels and performance goals are recommended by the Committee for approval by the non-management members of the Board. In the ordinary course of their job responsibilities, the Chief Executive Officer and other executive officers, including the Senior Vice President and Chief People Officer, play a role in the design and evaluation of the Company’s compensation programs and policies. For example, because of their extensive knowledge of the Company and its operations, these executives are in a position to suggest to the Committee operational and financial measures that align annual compensation with value for shareholders and customers. Notwithstanding this involvement, all compensation decisions for the Chief Executive Officer and the other NEOs are ultimately made by the Committee or the non-management members of the Board.

Executive Compensation | Compensation Discussion and Analysis | Evergy 2025 Proxy Statement 40

Summary and Analysis of Executive Compensation

The primary elements of our executive compensation program are summarized below.

Compensation Component	Description		Objective
Cash Compensation
Base Salary	◾	Fixed compensation that is reviewed annually taking into consideration peer compensation information and individual performance	◾	Provide competitive level of fixed cash compensation
			◾	Recognize job responsibilities and proficiency in role
	◾	Aligned within a reasonable range of market median	◾	Attract and retain talent
Short-Term Incentives	◾	Variable compensation earned based on performance against pre-established objectives	◾	Incentivize behaviors that contribute to achievement of annual financial and operational performance goals in pursuit of shareholder value and strong operational performance
			◾	Attract and retain talent
Equity Compensation
Restricted Stock Units	◾	75% of annual grants are performance-based, and 25% are time-based RSUs	◾	Incentivize creation of long-term shareholder value
			◾	Align compensation with shareholder interests
	◾	Annual grants have three year “cliff” vesting
			◾	Build stock ownership and create forfeitable retention incentive
			◾	Attract and retain talent
Other Compensation Components
Deferred Compensation	◾	Unfunded, non-qualified plan that allows all officers to defer the receipt of certain cash compensation	◾	Provide compensation deferrals in a tax-efficient manner
			◾	Attract and retain talent
Retirement Benefits	◾ Pension plan* ◾ 401(k) plan		◾ Provide competitive total rewards package ◾ Attract and retain talent
Change-in-Control Benefits	◾	Payments in the event of (i) change-in-control and (ii) qualifying termination of employment	◾	Facilitate smooth transitions
			◾	Attract and retain talent
Executive Severance Benefits	◾	Payments in the event of termination of employment without Cause	◾	Align executive interests with shareholder interests
			◾	Facilitate smooth transitions
			◾	Attract and retain talent
Other Benefits	◾	Financial planning services / health physicals	◾	Provide competitive total rewards package
	◾	Standard benefits, such as medical, life insurance and disability	◾	Attract and retain talent

*	The pension plans were closed to new hires at Kansas City Power & Light Company (“KCP&L”) as of January 1, 2014, and Westar Energy, Inc. (“Westar Energy”) as of May 31, 2018.
Cash Compensation
Cash compensation for our NEOs includes a market-competitive base salary and performance-based short-term incentives. The Committee believes that, in general, cash compensation should comprise an increasingly smaller percent of total compensation as officers move to higher levels of responsibility.

Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2025 Proxy Statement 41

Base Salary
The Committee reviewed market data provided by our compensation consultant, and based in part on the market data, the Committee approved the following annual base salaries for 2024. The Committee did not approve the base salaries of the Chief Executive Officer (his salary was recommended by the Committee to the Board and approved by the independent Board members) and Mr. Ley prior to his appointment as Acting Chief Financial Officer.

Name	2024
Mr. Campbell Chairman, President, and Chief Executive Officer	$1,056,000
Mr. Buckler(1) Executive Vice President and Chief Financial Officer	$660,000
Mr. Caisley(2) Executive Vice President, Public Affairs and Chief Customer Officer	$575,000
Ms. Humphrey Senior Vice President, General Counsel and Corporate Secretary	$547,500
Former Named Executive Officers
Mr. Andrews Former Executive Vice President and Chief Financial Officer	$732,500
Mr. Bryant Former Executive Vice President and Chief Operating Officer and Former Executive Vice President Corporate Initiatives	$645,000
Mr. Ley Vice President, Corporate Planning and Treasurer (former Acting Chief Financial Officer)	$344,000

(1)	Reflects Mr. Buckler’s annual base salary effective October 1, 2024.
(2)	In October 2024, Mr. Caisley’s annual base salary was increased to $575,000 from $545,000 in connection with his promotion to Executive Vice President.
Annual Incentive Plan
Our AIP is a “short-term incentive plan” and is based upon a mix of financial and operational metrics that the Committee believes drive the creation of shareholder value, customer satisfaction, and the maintenance of a safe working environment. Because of their extensive knowledge of the Company and its operations, management recommends objectives in the AIP to the Committee. The Committee reviews management’s recommendations and provides input and feedback, as appropriate, and final recommendations are reviewed and approved by the Committee. As part of the review, the Committee analyzes risks associated with the AIP. In establishing final objectives and targets, the Committee seeks to ensure that:
•	incentives are aligned with the strategic goals approved by the Board;
•	targets are sufficiently ambitious, but strike an acceptable balance between risk and reward; and
•	incentive payments, assuming target levels are met, will be consistent with the compensation objectives established by the Committee.
The 2024 AIP provided for financial, safety, operational and customer experience objectives. Financial objectives had a weighting of 65%, safety objectives had a weighting of 12.5%, operations objectives had a weighting of 15%, and customer experience objectives had a weighting of 7.5%. A modifier related to supplier diversity, workplace engagement, and workforce development objectives was also included and could affect the weighted payout by plus or minus 10%. No modifications were applied in respect of this modifier to the weighted payout for 2024.

Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2025 Proxy Statement 42

The AIP provides for 100% payout for target performance for each objective, 50% for threshold performance, 150% for stretch performance, and 200% for maximum or superior performance. Performance that falls between stated performance levels is interpolated on a linear basis. Objective performance achievement that is less than threshold achievement results in a zero payment for that objective. Additional information and results for the 2024 AIP are described below (totals may not sum due to rounding).

Objective	Measure	Incremental Weight %	Weight %	Threshold 50%	Target 100%	Stretch 150%	Superior 200%	Actual Result	Weighted Payout
1. Financial	Adjusted EPS for Incentive Compensation		32.5%	$3.63	$3.83	$3.98	$4.13	$3.79	29.3%
	Adjusted NFOM (Non-Fuel Operating and Maintenance) Expense for Incentive Compensation		32.5%	$973.8	$938.6	$915.1	$891.7	$930.1	38.4%
2. Safety	DART (Days Away, Restricted, or Transferred Rate)	6.25%	12.5%	0.89	0.68	0.51	0.35	1.14	0.0%
	PVAR (Preventable Vehicle Accident Rate)	3.125%		1.23	1.12	1.00	0.90	0.61	6.3%
	Percent of Potential Severe Injury or Fatality (PSIF) Incidents Investigated with Plans on Track	3.125%		75%	90%	N/A	N/A	100%	3.1%
				Safety payout reduced by 50% of performance in the event of a fatality.
3. Operations	SAIDI (System Average Interruption Duration Index)	3.750%	7.5%	106	98	94	90	96	4.7%
	SAIFI (System Average Interruption Frequency Index)	3.750%		1.06	1.01	0.96	0.91	1.03	3.0%
	Unplanned Commercial Availability Factor		7.5%	89%	93%	95%	96%	88%	0.0%
4. Customer Experience	J.D. Power; Residential Customer Satisfaction	2.250%	7.5%	0.48	0.40	0.32	0.24	0.61	0.0%
	Call Center Survey	2.625%		4.18	4.24	4.30	4.36	4.22	2.2%
	Business Customer Satisfaction Surveys	2.625%		90.0%	92.5%	95.0%	97.5%	96.2%	4.6%
	Weighted Achievement %		100.0%						91.5%

Modifier
Committee discretionary adjustment	+/-10%	No modifications were applied in 2024

Overview of Changes for 2024 from 2023. For 2024, the Committee approved limited changes to the AIP scorecard. Those changes included adding a leading safety indicator (Percent of Potential Severe Injury or Fatality (“PSIF”) Incidents Investigated with Plans on Track) and updated the weighting of the “safety” metrics to place 50% weight on Days Away, Restricted or Transferred (“DART”) rate, 25% weight on Preventable Vehicle Accident Rate (“PVAR”), and 25% weight on PSIF Incidents Investigated with Plans on Track. In addition, the “Customer Experience” measures were also modified. The J.D. Power Residential Customer Satisfaction was modified to remove both the absolute score and ranking amongst the Midwest Large utility peer group to be a comparison to the Midwest Large utility peer group leader. Each of the elements of the 2024 AIP scorecard are discussed below.
Financial Metric 1: Adjusted EPS for Incentive Compensation. This metric remained consistent from 2023 to 2024, ensuring alignment with executives’ interests and shareholder interests. The goals established for 2024 were calculated based on the mid-point of the Company’s publicly-disclosed earnings guidance. Threshold was set $0.20 per share below target, target was set at a level that equated to the mid-point of the range and superior was set $0.30 per share above target, with stretch being set at the mid-point between target and superior. Adjusted EPS for incentive compensation in 2024 was $3.79, resulting in a weighted payout of 29.3% of the target bonus for this metric.
Adjusted EPS for incentive compensation is a financial measure that is not calculated in accordance with GAAP. “Adjusted EPS for incentive compensation” is calculated as EPS attributable to Evergy without (1) mark-to-market impact of non-regulated Jeffrey Energy Center economic hedges, (2) executive operations team realignment expenses, (3) short-term incentive compensation expense above or below the amount of budget, and (4) the tax benefits attributable to these items.

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See Appendix B to this proxy statement for a reconciliation of this measure to EPS attributable to Evergy, the most directly comparable measure computed in accordance with GAAP. Our calculation of Adjusted EPS for purposes of determining executive compensation may differ from similarly titled financial measures that we publicly disclose.
Financial Metric 2: Adjusted NFOM Expense for Incentive Compensation. Non-fuel operating and maintenance (“NFOM”) expense impacts the Company’s financial results and minimizing NFOM expenses are a key component of the Company business strategy. The Company’s primary subsidiaries are fully-integrated, regulated electric utilities, and prices are generally set by regulators. The Company’s regulators generally allow the Company to recover in rates, prudently-incurred costs to provide utility service, plus a reasonable return on invested capital. Accordingly, NFOM expenses, which are manageable, impact the Company’s financial results, and the Company’s business plan seeks to operate efficiently. Considering the importance of effectively managing NFOM on Evergy’s overall financial performance, the Company weighted this metric as 32.5% of the AIP for 2024.
“Adjusted non-fuel operating and maintenance expense for incentive compensation” is a financial measure that is not calculated in accordance with GAAP. Adjusted non-fuel operating and maintenance expense for incentive compensation, as used by the Company, is calculated as operating and maintenance expense less (1) executive operations team realignment expenses, (2) regulatory liability amortization that was recorded to revenue and is earnings neutral, and (3) short-term incentive compensation expenses.
The target amount of adjusted NFOM expense for incentive compensation as defined above, was set at the 2024 budget. Actual adjusted NFOM expense for incentive compensation resulted in a weighted payout of 38.4% of the target bonus for this metric. See Appendix B to this proxy statement for a reconciliation of this measure to operating and maintenance expense, the most directly comparable measure computed in accordance with GAAP.
Safety Metric 1 – DART. The Days Away, Restricted, or Transferred Rate (“DART”) is intended to incentivize maintaining a safety-conscious work environment and measures the percentage of working days that were missed due to injuries. This performance metric is valued at 50% of the overall safety metric, which is weighted at 12.5% of the AIP scorecard. The overall safety performance result would be reduced by 50% of performance in the event of a fatality. The targets for 2024 were set based on industry benchmarks and historical Company performance. The Company DART of 1.14 in 2024 resulted in no payout for this metric.
Safety Metric 2 – PVAR. The Preventable Vehicle Accident Rate (“PVAR”) is intended to incentivize proactively maintaining a safe work environment with vehicles and is a measure of preventable vehicle accidents. This performance metric is valued at 25% of the overall safety metric, which is weighted at 12.5% of the AIP scorecard. The Company PVAR was 0.61 in 2024, resulting in a weighted payout of 6.3% of the target bonus for this metric.
Safety Metric 3 – Percent of PSIF Incidents Investigated with Plans on Track (New for 2024). The Percent of Potential Severe Injury or Fatality (“PSIF”) Incidents Investigated with Plans on Track is a leading indicator intended to identify and prevent the most serious future injuries. This performance metric is valued at 25% of the overall safety metric, which is weighted at 12.5% of the AIP scorecard. The Company Percent PSIF Incidents Investigated with Plans on Track was 100% in 2024, resulting in a weighted payout of 3.1% of the target bonus for this metric.
Operations Metric 1 – SAIDI. System Average Interruption Duration Index (“SAIDI”) is an objective system reliability metric created by the Institute of Electrical and Electronics Engineers (“IEEE”) that measures, in minutes, the average outage duration for each customer that experienced an outage. The Committee used recent historical performance to establish target performance, with the superior goal within top quartile benchmarked performance. The Company’s SAIDI result in 2024 was 96 minutes, resulting in a weighted payout of 4.7% of the target bonus for this metric.
Operations Metric 2 – SAIFI. System Average Interruption Frequency Index (“SAIFI”) is an objective system reliability metric created by the IEEE that measures the average outage interruptions per customer annually. The Committee used recent historical performance to establish target performance with stretch and superior performance requiring steady improvement. The Company achieved a SAIFI result of 1.03 outage interruptions per customer, resulting in a weighted payout of 3.0% of the target bonus for this metric.
Operations Metric 3 – Unplanned Commercial Availability Factor. Unplanned Commercial Availability Factor is a measure of our generating fleet being available to the market, excluding planned outages, when market prices are favorable. This measure supports the Company’s initiative of keeping costs affordable for our customers. The Committee used industry benchmarks to set performance levels. The Company’s Unplanned Commercial Availability Factor was 88% resulting in no payout for this metric.
Customer satisfaction and the customer experience is important to the Company, and for 2024, the Committee refined the customer experience metrics to include three measures as discussed below. The Customer Experience metric had a weighting of 7.5% of the AIP scorecard.

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Customer Experience Metric 1 – Residential Customer Satisfaction. Residential Customer Satisfaction is a measure of residential customer satisfaction factoring in power quality and reliability, price, billing and payment, corporate citizenship, communications, and customer care as computed by J.D. Power and compared to the leading Midwest Large Utility peer. The Residential Customer Satisfaction target for 2024 was based on maintaining historical performance while litigating a general rate review in our Missouri jurisdiction and navigating mandated residential time-of-use rates in our Missouri jurisdiction as well. The Company’s Residential Customer Satisfaction score was 0.61, resulting in no payout for this metric.
Customer Experience Metric 2 – Call Center Surveys. Call Center Surveys is an internally sourced survey targeting customers that have interacted directly with one of our two contact centers. The measure is scored on a scale of 1-5, with 5 being the highest score of satisfaction with the call center interaction. Target performance was established by improving on historical performance. The Company achieved a score of 4.22, resulting in a weighted payout of 2.2% of the target bonus for this metric.
Customer Experience Metric 3 – Business Customer Satisfaction. The Business Customer Satisfaction metric is a measure based on internally sourced surveys conducted with our large industrial and commercial customers. Target performance was established by improving on historical performance. The Company achieved a score of 96.2%, resulting in a weighted payout of 4.6% of the target bonus for this metric.
Modifiers. The Committee elected not to modify the payments as determined under the scorecard.
Targets and awards earned by each NEO for the 2024 AIP are shown below. Mr. Bryant did not receive an annual incentive award bonus due to his termination without Cause effective December 31, 2024. Mr. Andrews did not receive an annual incentive award bonus because of his resignation from the Company in June 2024. See “Note Regarding Transitions – Former COO Transition” on page 38 for additional information.

Name	Base Salary ($)	2024 Incentive Award at Target (Percent of Annual Base Salary)	2024 Actual Award As a Percent of Target bonus	2024 Annual Award Paid ($)
Mr. David A. Campbell Chairman, President, and Chief Executive Officer	1,056,000	125%	91.5%	1,207,800
Mr. W. Bryan Buckler(1) Executive Vice President and Chief Financial Officer	660,000	80%	91.5%	483,120
Mr. Charles A. Caisley(2) Executive Vice President, Public Affairs and Chief Customer Officer	575,000	70%	91.5%	334,548
Ms. Heather A. Humphrey Senior Vice President, General Counsel and Corporate Secretary	547,500	65%	91.5%	325,649
Former Named Executive Officers
Mr. Kirkland B. Andrews(3) Former Executive Vice President and Chief Financial Officer	732,500	100%	0.0%	—
Mr. Kevin E. Bryant(4) Former Executive Vice President and Chief Operating Officer and Former Executive Vice President Corporate Initiatives	645,000	80%	0.0%	—
Mr. Geoffrey T. Ley Vice President, Corporate Planning and Treasurer (former Acting Chief Financial Officer)	344,000	65%	91.5%	157,380

(1)
Mr. Buckler’s 2024 annual incentive payout was not prorated in order to compensate him for forfeited compensation from his previous employer. See “Note Regarding Transitions – CFO Transition” on page 37 for additional information.

(2)
In October 2024, Mr. Caisley’s annual base salary was increased to $575,000 and his annual cash incentive target was increased to 70% in connection with his promotion to Executive Vice President. The annual cash incentive payout amount is prorated as a result.

(3)	Mr. Andrews did not receive a 2024 AIP award bonus due to his resignation from the Company.
(4)	Mr. Bryant did not receive a 2024 AIP award bonus due to his termination.

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Equity Compensation
General
The Committee approves long-term incentive compensation for our officers who are in positions to make positive contributions to our long-term performance and to create shareholder value. The Committee believes RSUs accomplish our long-term executive compensation program objectives because they:
•	align the interests of management directly with those of our shareholders;
•	focus management’s efforts on performance that will create long-term shareholder value and sustain increases in the price of our common stock and our ability to pay dividends;
•	provide a competitive long-term incentive opportunity;
•	offer clear, transparent accounting; and
•	provide a retention incentive for key employees because the RSUs vest over time and will be forfeited in whole or in part if an officer’s employment terminates prior to vesting.
Equity awards, which are made under our shareholder-approved LTIP, are generally targeted near the median range of awards granted to officers at our peer group companies. While our NEOs are eligible for equity awards under the LTIP, none of them has any right to be granted awards.
The Committee grants the annual award of equity incentives generally effective within the first few business days in March of each year and uses a mix of time-based RSUs (25% for 2024) and performance-based RSUs (75% for 2024) that are paid on the basis of the attainment of performance goals and satisfaction of other standard criteria. RSUs generally “cliff” vest in three years from the respective dates of grant, subject to satisfaction of the award terms, such as continued employment through the vesting date. Accumulated dividend equivalents on performance-based RSUs are paid in cash at the same time as the vesting of the earned performance-based RSUs, if any. Dividend and/or dividend equivalents accrued on all time-based RSUs are reinvested during the vesting period and are subject to the same restrictions as the associated restricted stock unit.
Performance-based RSUs can be earned at the end of the performance period from 0% to 200% of the target number of RSUs granted, depending on actual performance. The performance is measured over a three-year performance period beginning on January 1 of the grant year and ending on December 31 of the second year following the grant year. Performance is measured on a calendar year basis to align with Evergy’s fiscal year. Accordingly, at the end of any given calendar year, the performance objective related to performance-based units may be satisfied, but the performance-based units will not vest, if at all, until the following March, subject to satisfaction of the award terms.
The 2024 performance-based RSUs contained three performance objectives. (1) Evergy’s TSR relative to the companies included in the EEI Index over the three-year performance period (60% of performance-based weighting), (2) Evergy’s 3-year cumulative adjusted EPS (33.3% of performance-based weighting) and, (3) an environmental component that focuses on renewable energy generation (6.7% of performance-based weighting). The environmental objective was added in 2022 to align with our stated environmental targets and our long-term business strategy.
Specific performance targets for relative TSR and cumulative adjusted EPS, as shown below, were set by the Committee; if actual performance falls between the specified performance levels, linear interpolation will be used to determine payouts.
To appropriately balance absolute TSR performance and relative performance, any payout related to the relative TSR measure for the performance period would be capped at 100% achievement if Evergy’s absolute TSR performance is negative.

Performance Objective 1 — Relative Total Shareholder Return	Weighting (Percent)	Threshold (25%)	Target (100%)	Stretch (150%)	Superior (200%)
Three Year Relative TSR versus Companies in the EEI Index	60.0%	25th Percentile	50th Percentile	70th Percentile	90th Percentile

The EPS targets shown below are based on the updated growth targets from the third quarter 2023 earnings presentation.

Performance Objective 2 — Three Year Cumulative Adjusted EPS	Weighting (Percent)	Threshold (30%)	Target (100%)	Stretch (150%)	Superior (200%)
Targets are dollar amount of 3-yr cumulative adjusted EPS	33.3%	$11.74	$12.07	$12.25	$12.44

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The environmental objective was added in March 2022. Targets were based on renewable generation needs identified in Evergy’s most recent IRP. The Committee has the authority and discretion to determine performance outcomes between the various performance criteria and may revisit the targets if there are material changes from Evergy’s most recent IRP.

Performance Objective 3 — Environmental	Weighting (Percent)	Threshold (30%)	Target (100%)	Stretch (150%)	Superior (200%)
Additional wind and solar generation (either new development or power purchase agreement (“PPA”) buy-ins)	6.7%	200 MW (carbon free generating resources) are under contract or in-service (either new development or PPA buy-ins) by year-end 2026	300-500 MW are under contract and / or placed in-service by year-end 2026 (either new development or PPA buy-ins)	500 MW or more are placed in-service by year end 2026 with an additional 0 – 450 MW under contract by year-end 2026 (either new development or PPA buy-ins)	650 MW are placed in-service, with 300 MW or more under contract by year-end 2026 (either new development or PPA buy-ins)

Shown below are equity incentives granted to each of our NEOs in 2024, other than Mr. Buckler. For 2024, 25% of the NEOs’ annual long-term incentive award was in the form of time-based RSUs and, to incentivize performance and align the NEOs’ interests with those of shareholders, 75% was in the form of performance-based RSUs. Increases to long-term incentive targets for 2024 were due to a review of market data. Mr. Buckler does not appear in the following table because his employment start date was after the annual grant date.

	2024 Total Target Grant Value	2024 Time-Based RSUs		2024 Performance-Based RSUs (Target)
Name	Dollars	Dollars	Units(1)	Dollars	Units(1)
Mr. Campbell	5,037,120	1,259,280	25,247	3,777,840	75,739
Mr. Caisley	872,000	218,000	4,371	654,000	13,112
Ms. Humphrey	834,938	208,734	4,185	626,203	12,555
Former Named Executive Officers
Mr. Andrews(2)	1,574,875	393,719	7,894	1,181,156	23,680
Mr. Bryant(3)	1,386,750	346,688	6,951	1,040,063	20,852
Mr. Ley	249,400	62,350	1,250	187,050	3,750

(1)
The number of units is calculated using the average closing price of our common stock for the calendar month immediately preceding the grant date that occurs on or around the first business day in March, or $49.88 per share for 2024.

(2)	Mr. Andrews forfeited all unvested RSUs granted on March 1, 2024 upon his resignation from the Company.
(3)
The reported time-based RSUs for Mr. Bryant include time-based RSUs that vested on December 31, 2024 due to his termination without Cause pursuant to the Company’s Executive Severance Plan (see below).

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The following table gives details related to ad hoc awards granted to NEOs in 2024. Mr. Buckler’s time-based and performance-based RSU grants were awarded as part of the offer to join the Company to compensate for forfeited compensation from his previous employer. Mr. Buckler’s performance-based RSUs use the same performance metrics and are measured over the same performance period as the other NEOs. Mr. Caisley received an ad-hoc time-based RSU grant in recognition of his impact on Evergy’s strategic initiatives and promotion from Senior Vice President to Executive Vice President. Mr. Ley was granted two ad hoc time-based RSUs: one for retention purposes and another in recognition of his role as Acting Chief Financial Officer.

	2024 Total Target Grant Value	2024 Time-Based RSUs		2024 Performance-Based RSUs (Target)
Name	Dollars	Dollars	Units	Dollars	Units
Mr. Buckler	3,000,000	1,800,000	29,471	1,200,000	19,648
Mr. Caisley	300,000	300,000	4,912	—	—
Former Named Executive Officers
Mr. Ley	425,000	425,000	8,099	—	—

2022 Performance-Based RSUs
In early 2022, performance based RSUs were awarded for the 2022 to 2024 performance period. The performance objectives for the 2022 performance-based RSUs were TSR relative to the companies included in the EEI Index over the three-year performance period (60.0% of performance-based weighting), Evergy’s 3-year cumulative adjusted EPS (33.3% of performance-based weighting), and an environmental component that focuses on renewable energy generation (6.7% of performance-based weighting). Payouts for the 2022 performance based RSUs were earned according to the following schedules:

Performance Objective 1 – Total Shareholder Return	Weighting (Percent)	Threshold (25%)	Target (100%)	Stretch (150%)	Superior (200%)	Actual Result	Actual Weighted Payout
Three Year Relative TSR versus Companies in the EEI Index	60.0%	25th Percentile	50th Percentile	70th Percentile	90th Percentile	19th Percentile	0.0%

The EPS targets shown below were based on the Investor Day Plan that was announced in the third quarter of 2021.

Performance Objective 2 – Three Year Cumulative Adjusted EPS	Weighting (Percent)	Threshold (30%)	Target (100%)	Stretch (150%)	Superior (200%)	Actual Result	Actual Weighted Payout
Targets are dollar amount of 3-yr cumulative adjusted EPS	33.0%	$11.03	$11.35	$11.52	$11.68	$11.06	12.2%

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In 2022, when the Committee adopted the environmental metric for increasing non-carbon emitting generation, it recognized the sensitivity of the potential payout to uncontrollable variables such as the effects of inflation on project costs, supply chain delays, and regulatory approvals, and granted the Committee discretion over the payout for environmental performance outcomes under the LTIP. Additional external, uncontrollable factors such as global supply chain pressures and escalating costs affected the size and timing of planned megawatt (MW) additions. As a result, the Committee has the authority and discretion to determine performance outcomes between the various performance criteria and may revisit the targets if there are material changes from Evergy’s most recent IRP. The Committee considered the Company’s achievements and those factors and assigned a 90% payout for the 2022 LTIP environmental metric.

Performance Objective 3 — Environmental	Weighting (Percent)	Threshold (30%)	Target (100%)	Stretch (150%)	Superior (200%)	Actual Result	Actual Weighted Payout
Additional wind and solar generation (either new development or PPA buy-ins)	6.7%	340 MW are under construction (or under contract for PPA buy-in) by year-end 2024	340-640 MW are in-service by year-end 2024 (new development or PPA buy-in)	700 MW under contract with 490 MW or more placed in service by year-end 2024 (new development or PPA buy-in)	890 MW under construction, with 490 MW of the 890 MW in-service by year-end 2024 (new development or PPA buy-in)	220 MW in service, additional 352 MW under contract and another 614 MW renegotiated at favorable terms, as well as prudent responses to global cost and supply chain challenges in 2022 and 2023	6.0%

In March 2025, a payout equal to 18.2% of the target number of shares granted was earned for the 2022 to 2024 performance period. As a result, our NEOs earned the number of shares noted in the table below. Mr. Andrews and Mr. Buckler are not included in the following table because they did not receive any shares due to their termination and hire date, respectively.

Name	Target Amount at Grant (#)	Vested Amount (#)	Value Realized on Vesting ($)(1)	Accrued Dividends ($)
Mr. Campbell	55,179	10,052	618,701	74,435
Mr. Caisley	9,197	1,675	103,096	12,403
Ms. Humphrey	9,474	1,727	106,297	12,788
Former Named Executive Officers
Mr. Bryant(2)	15,375	2,648	162,984	19,608
Mr. Ley	2,575	470	28,929	3,480

(1)	The value realized on vesting is calculated using the closing price of our common stock on December 31, 2024, or $61.55, which was the last day of the performance period.
(2)	Mr. Bryant’s performance based RSU’s were prorated at the time of his departure. As a result, the vesting amounts and accrued dividends shown here reflect that proration.
Deferred Compensation
The Company’s DCP allows all officers, including NEOs, to defer the receipt of up to 50% of base salary and 100% of any cash incentive award. The earnings rate on deferral amounts is annually determined by the Committee and for 2024 was based on Moody's Long Term Corporate Bond Yield for Baa-rated corporate bonds. A discussion of the DCP begins on page 61.

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Retirement Benefits
Three of our NEOs participate in one of our tax-qualified, noncontributory defined benefit plans, and participate in other retirement plans if they were previously an officer of Great Plains Energy Incorporated (“Great Plains Energy”) (Messrs. Bryant and Caisley and Ms. Humphrey). Messrs. Campbell, Andrews, Ley, and Buckler participate in the Company’s 401(k) plan only. All are eligible to participate in the DCP.
Legacy Great Plains Energy NEOs
NEOs that were officers of Great Plains Energy participate in a defined benefit plan sponsored by Kansas City Power & Light Company (“KCP&L”), which became the Evergy Retirement Plan on June 4, 2018 (the “Evergy Retirement Plan”), and was available to all KCP&L non-union employees hired or rehired on or before December 31, 2013. Benefits under the Evergy Retirement Plan are based on each employee’s years of service and the average annual base salary over a specified period.
Evergy also has an unfunded Supplemental Executive Retirement Plan (“KCP&L SERP”) for executives who were formerly officers of Great Plains Energy. This unfunded plan provides the difference between the amount that would have been payable under the KCP&L Pension Plan (now the Evergy Retirement Plan) in the absence of Internal Revenue Service (“IRS”) tax code limitations and the amount actually payable under the KCP&L Pension Plan (now the Evergy Retirement Plan). It also provides a slightly higher benefit accrual rate than the KCP&L Pension Plan.
Change-in-Control Severance Agreements
The Committee believes that change-in-control severance agreements help ensure the continued service, dedication, and objectivity of our officers, including our NEOs, in the event of a transaction that would result in a change-in-control of the Company. These agreements support the objective assessment and execution of potential changes in Evergy’s strategy and enhance retention by reducing concerns about employment continuity. We believe these change-in-control arrangements also create incentives for our officer team to build shareholder value and to obtain the highest value possible should we engage in a transaction, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the agreements. All the agreements require a double trigger so that both a change-in-control and a termination (actual or constructive) of the executive’s employment must occur to trigger benefits. The agreements do not provide for a “gross up” payment to cover any excise taxes that could be payable in connection with payments and benefits received under the agreement.
Additional information, including a quantification of benefits that would have been received by NEOs had termination occurred on December 31, 2024, is found under the heading “Potential Payments Upon Termination or Change-in-Control” starting on page 61.
Executive Severance Plan
Pursuant to our Executive Severance Plan (“Severance Plan”), Evergy’s Chief Executive Officer, Chief Financial Officer, President, and any Vice President of Evergy who is appointed by the Evergy Board is entitled to certain benefits if the eligible officer’s employment is terminated by Evergy without Cause (as defined in the plan), other than in a situation that is governed by a change-in-control severance agreement.
Additional information, including a quantification of benefits that would have been received by the applicable executives had termination occurred on December 31, 2024, is found under the heading “Executive Severance Plan” starting on page 63.
No Employment Agreements
All of the Company’s executive officers, including the NEOs, are employed at will.
No Stock Options
Equity awards are discretionary and are generally granted to our NEOs in the days following release of our annual report on Form 10-K and our audited financial statements for the prior year. In certain circumstances, including the hiring or promotion of an officer, the Committee may approve grants to be effective at other times. Evergy does not currently grant stock options or stock appreciation rights to its employees. Evergy does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Perquisites and Generally Available Employee Benefits
Our NEOs are eligible to receive modest perquisites provided by or paid for by Evergy. These perquisites are generally consistent with those offered to executives at our peer group companies, and the Committee believes that they are important for retention and recruitment. The Committee also believes that Evergy, in general, benefits from these perquisites because the perquisites help promote the financial and physical health of our NEOs, thereby allowing them to focus on their jobs.
As shown in the Summary Compensation Table on page 54, all NEOs are eligible for comprehensive financial planning services up to a maximum of $19,305 and executive health physicals through three company selected providers. The NEOs are also eligible for employment benefits that are generally available to all employees, such as participation in a 401(k) plan and medical and life insurance.
Committee Consideration of Compensation Program Risk
The Committee reviewed an analysis conducted by Meridian that analyzed the risks associated with Evergy’s compensation programs, including those for executive officers. This analysis concluded that the risks associated with Evergy’s compensation programs are not likely to have a material adverse effect on Evergy, and instead encourage overall balanced performance that supports sustainable shareholder value. Among the items the Committee considered were:
•	The AIPs for all employees (including officers) contain an array of measures that focus on the fundamental aspects of our business.
•	The performance measures for all incentive compensation programs are directly tied to Evergy’s annual and long-term financial results and/or business plans.
•	The maximum amount payable to non-officer employees under our AIP are modest and balanced.
•
The design and administration of Evergy’s Energy Partners’ incentive plan includes appropriate risk mitigators, including a mixture of formulaic funding and the discretionary allocation of individual payments by an independent oversight committee, funding based on multiple metrics and a mandatory deferral of 30% of the award. For the 2024 plan year, 70% of the award is paid in March 2025, 20% in March 2026, and 10% in March 2027.

•	The officer compensation program design provides a balanced mix of cash and equity, annual and long-term incentives and multi-faceted performance objectives.
•	Evergy currently does not grant stock options.
•	Evergy (for non-officers) and the Committee (for officers) have the ability to adjust cash and equity incentive program payouts if the payouts are not justified by performance.
•
Evergy has the ability to “clawback” officer annual incentive compensation and LTIP performance awards in the event of a restatement of or other inaccuracy in our financial statements in accordance with our clawback policy.

•	Officers are subject to share ownership and retention guidelines. All NEOs have met or are on track to meet these requirements.
•	The Board oversees Evergy’s ERM and mitigation programs, including the possible impacts of variables on the earnings of Evergy, which are important aspects of Evergy’s incentive compensation plans.
•	The officers’ AIP and LTIP performance grants have a “stretch” performance level to flatten the steepness of the performance payout curve and further reinforce the appropriate behavioral incentives.
•	Under the relative TSR performance-based RSUs, any payout is capped at target or 100% if TSR performance is negative even if a greater award is prescribed by the performance objectives.
Tax and Accounting Implications
In addition to our executive compensation objectives and design principles, we consider tax and accounting implications when designing and administering our compensation programs. One such consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to each covered officer for tax purposes to $1 million annually. Although the Committee considers tax deductibility in making its compensation decisions, the Committee does not believe that compensation

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decisions should be determined solely by the amount of compensation that is deductible for federal income tax purposes. As a result, the Committee retains the discretion to authorize payments that may not be deductible. The Committee also considers the accounting consequences of its compensation decisions.
Compensation Governance Practices
We believe our 2024 executive compensation decisions demonstrate our commitment to paying for performance and such decisions are further supplemented by sound compensation policies and practices, including:
•
Independent Committee. The Committee was comprised of four directors at the end of 2024, each of whom is independent under the Nasdaq listing standards, including the enhanced independence standards for members of the compensation committee, and a “non-employee director” under the Exchange Act.

•	Independent Consultant. For 2024, the Committee directly retained Meridian, an independent compensation consultant, to evaluate, and provide advice with respect to, our executive compensation program.
•
Executive Sessions. Time is allocated at each regular Committee meeting for the Committee to meet in executive session without the presence of management. The Committee at times will include its independent compensation consultant or other advisors for all or a part of these sessions.

•	Board Review of Succession. The Committee and Board regularly review succession plans for our executive officers, including our NEOs.
•
Stock Ownership Guidelines. We have significant stock ownership and holding guidelines for all of our executive officers, to be achieved within five years of their initial appointment as an executive. Our Chief Executive Officer is expected to hold Evergy common stock equal to at least six times base salary within that period. Other executive officers and vice presidents, including the other NEOs, are expected to hold Evergy common stock equal to either two or three times their base salaries, as applicable.

•	Clawback Policy. We have the ability to recover cash incentive compensation and equity awards from senior executives in the event of a restatement of or other inaccuracy in our financial statements.
•	Risk Assessment of Compensation Plans. We annually conduct or review a risk assessment to evaluate whether our compensation program creates any risks that may have a material adverse effect on us.
•
“Double Trigger” Change-in-Control Agreements. Our Change-in-Control Severance Agreements have a “double trigger” that requires both a change-in-control and qualifying termination of employment prior to the payment of severance benefits, if any.

•	No Tax “Gross-Ups” in Change-in-Control Agreements. The Change-in-Control Severance Agreements that govern future transactions do not contain any excise tax gross-up features.
•	No Employment Agreements. We do not have employment agreements with any of our executive officers, including the NEOs.
•
Standardized Equity Grant Schedule. Our annual equity grants occur in early March, which is after we release financial results for the prior fiscal year. In addition, equity incentives that are expressed as a dollar target are converted into equity awards using an average closing price of our stock over the preceding month, which minimizes the ability to use equity grants for speculative purposes.

•
No Dividend Payments for Unvested Awards. Dividends and/or dividend equivalents are generally not paid on unvested performance awards, unless and until such awards vest. In addition, for time-based equity incentives, dividends that are reinvested in the form of additional time-based equity incentives are forfeited if the incentive does not vest.

•	No Stock Options. We do not currently grant stock options.
•	No Repricing or Backdating. If we were to grant stock options in the future, our LTIP prohibits the repricing of stock options without shareholder approval. We also do not backdate equity awards.
•
Alignment with Shareholder Interests. A significant portion of each executive officer’s compensation depends on our performance in an effort to align the economic interests of our executive officers with the interests of our shareholders.

•
Short Selling, Hedging and Pledging. Our insider trading policy prohibits all directors, executive officers and employees from engaging in short sales and hedging transactions relating to our common stock, and from pledging the same as collateral.

Executive Compensation | Summary and Analysis of Executive Compensation | Evergy 2025 Proxy Statement 52

Compensation Committee Report

The Compensation and Leadership Development Committee of the Board reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on these reviews and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
March 7, 2025
Compensation and Leadership Development
Committee

Sandra A.J. Lawrence, Chair
B. Anthony Isaac
Senator Mary L. Landrieu
Sandra J. Price

Executive Compensation | Compensation Committee Report | Evergy 2025 Proxy Statement 53

Executive Compensation Tables

The following tables and narrative show the compensation awarded to and earned by our NEOs. We have omitted the column entitled “Option Awards” because our NEOs did not receive option awards during the years presented.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Mr. David A. Campbell Chairman, President, and Chief Executive Officer	2024	1,056,000	—	4,929,101	1,207,800	—	64,961	7,257,862
	2023	1,055,510	—	4,598,132	1,424,280	—	60,802	7,138,724
	2022	1,029,423	—	4,314,667	1,487,063	—	57,164	6,888,316
Mr. W. Bryan Buckler Executive Vice President and Chief Financial Officer	2024	149,769	—	3,086,658	483,120	—	51,014	3,770,561
Mr. Charles A. Caisley Executive Vice President, Public Affairs and Chief Customer Officer	2024	551,106	—	1,144,511	334,548	123,170	76,741	2,230,075
	2023	532,163	—	798,722	373,442	231,714	61,682	1,997,724
	2022	514,711	—	719,171	386,694	9,983	67,698	1,698,257
Ms. Heather A. Humphrey Senior Vice President, General Counsel and Corporate Secretary	2024	547,375	—	817,075	325,649	117,346	79,224	1,886,668
	2023	540,798	—	785,281	379,484	214,015	79,685	1,999,264
	2022	530,202	—	740,810	398,244	18,115	74,675	1,762,046
Former Named Executive Officers
Mr. Kirkland B. Andrews Former Executive Vice President and Chief Financial Officer	2024	399,661	—	1,541,119	—	—	87,547	2,028,326
	2023	726,341	—	1,476,304	783,894	—	138,438	3,124,976
	2022	717,163	—	1,369,255	828,713	—	138,262	3,053,393
Mr. Kevin E. Bryant Former Executive Vice President and Chief Operating Officer and Former Executive Vice President Corporate Initiatives	2024	644,856	—	1,357,057	—	894	1,763,014	3,765,820
	2023	637,356	—	1,295,422	550,290	232,068	82,256	2,797,391
	2022	629,712	—	1,202,233	582,120	24,379	94,023	2,532,467
Mr. Geoffrey T. Ley Vice President, Corporate Planning and Treasurer (former Acting Chief Financial Officer)	2024	343,731	50,000	655,558	157,380	—	52,172	1,258,841

(1)	Mr. Ley received a bonus in the amount of $50,000 when he assumed the role of Acting Chief Financial Officer (the “CFO Transition”). The amount shown in this column reflects that bonus.
(2)
The amounts shown in this column generally reflect the aggregate grant date fair values of equity awards granted each year, computed in accordance with the FASB ASC Topic 718. See note 10 to the consolidated financial statements included in our 2024 Annual Report, for a discussion of the assumptions used in calculating these amounts. The amounts shown exclude the effect of estimated forfeitures, as required by SEC rules. The number of time-based RSUs and performance-based RSUs awarded in 2024, together with their grant date values, is disclosed in the Grants of Plan-Based Awards during 2024 on page 56. These amounts do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEOs will receive from the long-term incentives. The actual compensation will be based on our common stock price at vesting and the performance level achieved with respect to the performance-based RSUs for the applicable performance period. The amounts shown in this column for 2024 reflect the values at the grant dates of time-based RSUs and performance-based RSUs based upon achieving the target level of performance, which was considered the probable outcome as of the grant date.

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 54

The following table shows the aggregate grant date fair value of 2024 performance-based RSUs assuming maximum levels of performance.

Name	2024 Performance-based RSUs ($)
Mr. Campbell	7,403,942
Mr. Buckler(a)	2,547,870
Mr. Caisley	1,281,776
Ms. Humphrey	1,227,326
Former Named Executive Officers
Mr. Andrews(b)	2,314,862
Mr. Bryant(c)	2,038,408
Mr. Ley	366,586
(a)
Mr. Buckler received two inducement grants on October 1, 2024, a $1,800,000 time-based RSU award (29,471 units) and a $1,200,000 performance based RSU award (19,648 units). The number of units was calculated using the average closing price of Evergy common stock for the calendar month immediately preceding the grant date or $61.08 per share.

(b)	Mr. Andrews forfeited all unvested RSUs upon his resignation from the Company.
(c)
Mr. Bryant’s outstanding performance-based RSUs were prorated at the time of his departure and will vest according to the original vest schedule. Achievement of performance objectives will be taken into account after the end of the performance period.

(3)	The amounts shown in this column are cash awards earned under the Evergy incentive plans.
(4)
The amounts shown in this column include the aggregate of the increase in actuarial values of each of the officer’s benefits under our pension plans, or Restoration Plans, as applicable, and the above-market earnings on compensation that is deferred on a non-tax qualified basis. These values do not represent cash received by the NEOs in the indicated years. Year-over-year changes in pension value are driven in part by changes in actuarial assumptions. Following are the amounts of these items attributable to each NEO for 2024:

Name	Change in Pension Value ($)	Change in SERP ($)	Above Market Earnings on Deferred Compensation ($)
Mr. Campbell(a)	—	—	—
Mr. Buckler(a)	—	—	—
Mr. Caisley	46,502	76,342	326
Ms. Humphrey	61,237	55,748	361
Former Named Executive Officers
Mr. Andrews(a)	—	—	—
Mr. Bryant(b)	—	—	894
Mr. Ley(a)	—	—	—
(a)
The pension plans were closed to new hires at KCP&L as of January 1, 2014, and Westar Energy as of May 31, 2018. Since Messrs. Campbell, Andrews, Ley, and Buckler’s employment began after those dates, they were not eligible to participate in the pension plans.

(b)	Mr. Bryant’s pension value decreased by $94,004 and his SERP value decreased by $91,392.
(5)
These amounts include the value of perquisites and personal benefits that are not available on a non-discriminatory basis to all employees, as well as other compensation items discussed in this footnote. The amounts in this column consist of, as applicable for each NEO: (A) employer match of employee contributions to our 401(k) plans, Messrs. Campbell, Andrews, Ley, and Buckler also receive a nonelective employer contribution of 4%; (B) employer match applying the 401(k) matching formula to deferred amounts above the IRS limits to our DCP, as described in the “Nonqualified Deferred Compensation” section of this proxy; (C) financial planning services; (D) parking; (E) matched charitable donations; (F) executive health physicals; (G) reimbursement for transition expenses pursuant to the offer letters for Mr. Andrews and Mr. Buckler, and (H) cash payments pursuant to Evergy’s Executive Severance Plan for Mr. Bryant (see “Executive Severance Plan” on page 63 for additional information). All amounts shown are in dollars and any variance from the offer letter is due to imputed income timing.

Name	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	Total
Mr. Campbell	34,500	—	19,305	1,656	5,000	4,500	—	—	64,961
Mr. Buckler	14,977	—	—	414	5,000	—	30,623	—	51,014
Mr. Caisley	20,700	34,825	6,790	1,656	5,000	7,770	—	—	76,741
Ms. Humphrey	20,700	34,919	16,627	1,656	2,600	2,722	—	—	79,224
Former Named Executive Officers
Mr. Andrews	34,500	—	—	1,104	—	2,520	49,423	—	87,547
Mr. Bryant	20,700	15,159	19,305	1,680	2,600	—	—	1,703,570	1,763,014
Mr. Ley	34,500	—	12,740	1,656	3,276	—	—	—	52,172
(6)	Totals may not sum due to rounding.

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 55

The following table provides information with respect to plan-based awards made by Evergy in 2024. We omitted the “All Other Option Awards: Number of Securities Underlying Options” and “Exercise or Base Price of Option Awards” columns because we did not grant any stock options in 2024.
Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Shares)	Target (# of shares)	Maximum (# of shares)
Mr. Campbell	February 26, 2024(1)	660,000	1,320,000	2,640,000	—	—	—	—	—
	March 1, 2024(2)	—	—	—	22,722	75,739	151,478	—	3,701,971
	March 1, 2024(3)	—	—	—	—	—	—	25,247	1,227,130
Mr. Buckler	October 1, 2024(1)	264,000	528,000	1,056,000	—	—	—	—	—
	October 1, 2024(4)	—	—	—	5,894	19,648	39,296	—	1,273,935
	October 1, 2024(5)	—	—	—	—	—	—	29,471	1,812,723
Mr. Caisley	February 26, 2024(1)	182,813	365,626	731,252	—	—	—	—	—
	March 1, 2024(2)	—	—	—	3,934	13,112	26,224	—	640,888
	March 1, 2024(3)	—	—	—	—	—	—	4,371	212,452
	October 7, 2024(6)	—	—	—	—	—	—	4,912	291,171
Ms. Humphrey	February 26, 2024(1)	177,950	355,900	711,800	—	—	—	—	—
	March 1, 2024(2)	—	—	—	3,767	12,555	25,110	—	613,663
	March 1, 2024(3)	—	—	—	—	—	—	4,185	203,412
Former Named Executive Officers
Mr. Andrews(9)	February 26, 2024(1)	366,250	732,500	1,465,000	—	—	—	—	—
	March 1, 2024(2)	—	—	—	7,104	23,680	47,360	—	1,157,431
	March 1, 2024(3)	—	—	—	—	—	—	7,894	383,688
Mr. Bryant	February 26, 2024(1)	258,000	516,000	1,032,000	—	—	—	—	—
	March 1, 2024(2)	—	—	—	6,256	20,852	41,704	—	1,019,204
	March 1, 2024(3)	—	—	—	—	—	—	6,951	337,853
Mr. Ley	February 26, 2024(1)	86,000	172,000	344,000	—	—	—	—	—
	March 1, 2024(2)	—	—	—	1,125	3,750	7,500	—	183,293
	March 1, 2024(3)	—	—	—	—	—	—	1,250	60,756
	March 1, 2024(7)	—	—	—	—	—	—	3,509	171,371
	June 21, 2024(8)	—	—	—	—	—	—	4,590	240,138

(1)	Reflects potential payments under our 2024 AIP, measured at the grant date. The actual amounts earned for 2024 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
(2)
Consists of performance-based RSUs under the LTIP, for the 2024-2026 performance period that vest on March 1, 2027. Performance-based RSUs are payable in common stock, cash, or a combination of stock and cash after the end of the performance period. 60% of RSUs granted are earned based on Evergy’s three-year TSR compared to the companies in the EEI Index, 33.3% of RSUs granted are earned based on Evergy’s cumulative adjusted EPS over the three-year performance period, and the remaining 6.7% of RSUs granted is dependent on achievement of an environmental measure based on adding renewable generation capacity. The awards can range from 0% to 200% of the target number of RSUs granted. Dividend equivalents will be paid in cash after the end of the period on the number of shares earned. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures), reflects the target number of shares and is $49.06 per share for the 60% subject to TSR and $48.61 per share for the 40% measured according to adjusted EPS and environmental factors.

(3)
Consists of time-based RSUs under the LTIP that vest on March 1, 2027. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $48.61 per share.

(4)
Consists of performance-based RSUs under the LTIP, for the 2024-2026 performance period that vest on March 1, 2027. Performance-based RSUs are payable in common stock, cash, or a combination of stock and cash after the end of the performance period. Sixty percent of actual payments depend on the three-year TSR compared to the companies in the EEI Index, 33.3% of actual payments depend on Evergy’s cumulative adjusted EPS over the three years, and the remainder is dependent on an environmental measure based on adding renewable generation consistent with the plan. The awards can range from 0% to 200% of the target number of RSUs granted. Dividend equivalents will be paid in cash after the end of the period on the number of shares earned. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) and reflects the target number of shares, is $67.17 per share for the sixty percent subject to TSR, $61.34 per share for the one-third subject to adjusted EPS, and $61.34 for the environmental component.

(5)
Consists of time-based RSUs under the LTIP that vest on October 1, 2025, and October 1, 2026. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $61.58 per share and $61.44 per share.

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 56

(6)
Consists of time-based RSUs under the LTIP that vest on October 7, 2025, October 7, 2026, and October 7, 2027. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $59.52, $59.37, and $59.12 per share.

(7)
Consists of time-based RSUs under the LTIP that vest on March 1, 2025, March 1, 2026, and March 1, 2027. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $49.04 per share, $48.87 per share and $48.61 per share.

(8)
Consists of time-based RSUs under the LTIP that vest on June 21, 2025, June 21, 2026, and June 21, 2027. The grant date fair value, which is calculated in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) is $52.13 per share, $52.40 per share, and $52.58 per share.

(9)	Mr. Andrews forfeited all unvested RSUs upon his resignation from the Company.
Narrative Analysis of Summary Compensation Table
and Grants of Plan-Based Awards Table
See the “Compensation Discussion and Analysis” portion of this proxy statement for further information regarding the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2024. There are no outstanding options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Mr. Campbell	78,603	4,838,007	133,984	8,246,715
Mr. Buckler	29,796	1,833,943	19,648	1,209,334
Mr. Caisley	18,388	1,131,769	23,229	1,429,745
Ms. Humphrey	13,321	819,904	22,502	1,384,998
Former Named Executive Officers
Mr. Andrews(5)	—	—	—	—
Mr. Bryant(6)	2,648	162,984	15,853	975,752
Mr. Ley	12,187	750,098	6,683	411,339

(1)	Includes reinvested dividends and/or dividend equivalents on RSUs that carry the same restrictions.
(2)
Reflects time-based RSUs granted by Evergy, that were not vested as of December 31, 2024. The following table provides the grant and vesting dates and number of unvested shares (including reinvested dividend shares) for each of the outstanding grants as of December 31, 2024. Also included are Evergy performance-based RSUs, which, as of December 31, 2024, were earned but not yet vested.

Name	Grant Date	Vesting Date	Number of Shares That Have Not Vested(d)(e)
Mr. Campbell	March 1, 2022	March 1, 2025	10,052
	March 1, 2022	March 1, 2025	20,875
	March 1, 2023	March 1, 2026	21,244
	March 1, 2024	March 1, 2027	26,432
Mr. Buckler	October 1, 2024	October 1, 2027(a)	29,796
Mr. Bryant	March 1, 2022	March 1, 2025	2,648
Mr. Caisley	March 1, 2022	March 1, 2025	1,675
	March 1, 2022	March 1, 2025	3,480
	March 1, 2023	March 1, 2026	3,691
	March 1, 2024	March 1, 2027	4,576
	October 7, 2024	October 7, 2027(b)	4,966

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 57

Name	Grant Date	Vesting Date	Number of Shares That Have Not Vested(d)(e)
Ms. Humphrey	March 1, 2022	March 1, 2025	1,727
	March 1, 2022	March 1, 2025	3,584
	March 1, 2023	March 1, 2026	3,628
	March 1, 2024	March 1, 2027	4,381
Mr. Ley	March 1, 2022	March 1, 2025	470
	March 1, 2022	March 1, 2025	975
	March 1, 2023	March 1, 2026	1,070
	March 1, 2024	March 1, 2027	1,309
	March 1, 2024	March 1, 2027(c)	3,674
	June 21, 2024	June 21, 2027(c)	4,689

(a)
Mr. Buckler was granted an inducement equity award of RSUs under LTIP valued at $1.8 million with the number of RSUs calculated based on average closing price of Evergy common stock during September 2024. The first tranche of RSUs will vest on October 1, 2025, and the second tranche of RSUs will vest on October 1, 2026.

(b)
Mr. Caisley received an RSU award with his promotion to Executive Vice President under LTIP valued at $300,000 with the number of RSUs calculated based on the average closing price of Evergy common stock during September 2024. The first tranche of RSUs will vest on October 7, 2025, and the second tranche of RSUs will vest on October 7, 2026. Assuming continued employment through the applicable vesting date, the third tranche of RSUs will vest on October 7, 2027.

(c)
Mr. Ley was granted a retention award of RSUs on March 1, 2024, under the LTIP valued at $175,000 with the number of RSUs calculated based on the average closing price of Evergy common stock during February 2024. Assuming continued employment through the applicable vest date, these RSU's will vest in one-third increments on the anniversary of the grant date. Mr. Ley was also granted an award on June 21, 2024, under LTIP valued at $250,000 with the number of RSUs calculated based on the average closing price of Evergy common stock during May 2024. Assuming continued employment through the applicable vest date, these RSU's will vest in one-third increments on the anniversary of the grant date.

(d)	Totals may not sum due to rounding.
(e)	Mr. Andrews forfeited all unvested RSUs upon his resignation from the Company and does not appear in this table.
(3)	The value of the shares is calculated by multiplying the number of shares by the closing market price as of December 31, 2024, which was $61.55.
(4)
Reflects, at target, performance-based RSUs granted by Evergy in 2023 and 2024. The following table summarizes the number of performance-based RSUs for each of the outstanding grants, at target, as of December 31, 2024.

Name	Performance Period	Number of Shares(a)
Mr. Campbell	2023-2025	58,245
	2024-2026	75,739
Mr. Buckler	2024-2026	19,648
Mr. Caisley	2023-2025	10,117
	2024-2026	13,112
Ms. Humphrey	2023-2025	9,947
	2024-2026	12,555
Former Named Executive Officers(c)
Mr. Bryant(b)	2023-2025	10,046
	2024-2026	5,807
Mr. Ley	2023-2025	2,933
	2024-2026	3,750

(a)	The number of shares actually earned for each applicable performance period is determined shortly following the end of the performance period based on achievement of the performance objectives.
(b)
Mr. Bryant’s outstanding performance-based RSUs were prorated at the time of his departure and will vest according to the original vest schedule. Achievement of performance objectives will be taken into account after the end of the performance period.

(c)	Mr. Andrews forfeited all unvested RSUs upon his resignation from the Company and does not appear in this table.
(5)	Mr. Andrews forfeited all unvested shares upon his resignation from the Company.
(6)
Mr. Bryant vested in his equity awards pursuant to the Company’s Executive Severance Plan (see below). See also “Note Regarding Transitions – Former COO Transition” on page 38 for additional information.

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 58

Vested Stock Awards
The following table provides information regarding the vesting of stock awards or RSUs held by each of the NEOs during 2024. The market value of the shares is based on our closing stock price on the date of vesting (or the trading day immediately preceding the date of vesting in instances where the date of vesting was not a trading day). We have omitted the “Option Awards” columns because our NEOs do not hold options.

Name	Number of Shares Acquired on Vesting (#)(f)	Value Realized on Vesting ($)
Mr. Campbell	64,797	3,182,829
Mr. Buckler	—	—
Mr. Caisley(a)	20,078	1,086,680
Ms. Humphrey(b)	13,530	687,002
Former Named Executive Officers
Mr. Andrews(c)	39,974	1,984,152
Mr. Bryant(d)	30,410	1,632,806
Mr. Ley(e)	4,140	226,292

(a)	RSUs granted to Mr. Caisley in 2021 cliff vested on August 12, 2024.
(b)	RSUs granted to Ms. Humphrey in 2021 cliff vested on December 15, 2024.
(c)	The third tranche of RSUs granted as an inducement to Mr. Andrews pursuant to his offer letter vested on February 22, 2024.
(d)	Mr. Bryant’s time-based RSUs vested on December 31, 2024 due to his termination without Cause pursuant to the Company’s Executive Severance Plan (see below).
(e)	The third tranche of RSUs granted as an inducement to Mr. Ley pursuant to his offer letter vested on June 1, 2024.
(f)
In 2021, Messrs. Campbell, Andrews, Bryant and Caisley and Ms. Humphrey were awarded performance-based RSUs by Evergy for the 2021 to 2023 performance period. Messrs. Ley and Buckler were not employees of Evergy at the time of the grants in 2021 and, therefore, did not participate in the program. The 2021 performance-based RSUs, which achieved a 73.0% payout and vested in March 2024, are reflected in the table.

Pension Benefits
Certain of our NEOs participate in our tax-qualified, non-contributory defined benefit plans, and may participate in other retirement plans depending on whether they were previously an officer of Great Plains Energy or Westar Energy. Messrs. Campbell, Andrews, Ley, and Buckler are not eligible for pension benefits since they were employed after closure of the pension plans in 2014 and 2018 respectively. Accordingly, they do not appear in the table below. The following table sets forth, at December 31, 2024, the present value of accumulated benefits payable to each of our NEOs under the applicable plans. Additional information about the plans and assumptions follows the table.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Bryant	Evergy Retirement Plan	21.0	414,250	—
	KCP&L SERP	21.5	579,001	—
Mr. Caisley	Evergy Retirement Plan	17.0	496,485	—
	KCP&L SERP	17.0	577,393	—
Ms. Humphrey	Evergy Retirement Plan	17.9	603,808	—
	KCP&L SERP	17.9	696,088	—

Evergy Retirement Plan
The Evergy Retirement Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that resulted from the merger of previous standalone company plans. The Evergy Metro, Inc. (“Evergy Metro”) Plan of Benefits is for Evergy Metro non-union employees hired or rehired on or before December 31, 2013. In 2007, Evergy Metro non-union employees who participated in the plan were given a one-time election to remain in their existing Retirement Plan and 401(k) plan (“Old

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Retirement Plan”) or choose a new retirement program that includes a slightly reduced benefit accrual formula under the Evergy Retirement Plan paired with an enhanced benefit under the Evergy 401(k) plan (“Current Retirement Plan”). Mr. Bryant, Mr. Caisley, and Ms. Humphrey elected to participate in the Current Retirement Plan. Benefits under the Evergy Retirement Plan are based on the participant’s years of service and the average annual base salary over a specified period. Evergy Metro participants who elected to remain in the Old Retirement Plan and retire after they reach 65, or whose age and years of service at or after age 52 add up to 85 (the “Rule of 85”), are entitled under the Evergy Retirement Plan to a total monthly annuity for the rest of their life (a “single life” annuity) equal to 50% of their average base monthly salary for the period of 36 consecutive months in which their earnings were highest. This reflects an accrual rate of 1.67% per year, capped at 30 years of service. The 50% single life annuity will be proportionately reduced if years of credited service are less than 30. Participants may also elect to retire and receive an unreduced benefit at age 62 with at least 5 years of credited service, in which case the benefit is based on their average base monthly salary for the period of 48 consecutive months in which their earnings were highest. Participants may also elect early retirement benefits if they retire between the ages of 55 and 62; in such a case the benefit is reduced by 3% for each year that commencement precedes age 62. Participants may elect other annuity options, such as joint and survivor annuities or annuities with payments guaranteed for a period of time. The present value of each annuity option is the same; however, the monthly amounts payable under these options are less than the amount payable under the single life annuity option. Participants also may elect to receive their retirement benefits in a lump sum equal to the actuarial equivalent of a single life pension under the Evergy Metro Plan of Benefits.
Participants such as Mr. Bryant, Mr. Caisley, and Ms. Humphrey, who elected the Current Retirement Plan, retained the benefit they accrued as of December 31, 2007, under the old formula with the old early retirement reductions. Participants in the Current Retirement Plan earn a benefit equal to 1.25% of their final average base earnings (averaged over 48 consecutive months), multiplied by the years of credited service earned after 2007. There is no cap on the years of credited service that can be earned. Participants under the Current Retirement Plan may begin receiving their retirement benefit at age 55, but with a 5% per year reduction for each year before age 62. There is no Rule of 85 for post-2007 accrued benefits; however, participants may receive post-2007 accrued benefits (subject to the 5% per year reduction if they retire at or after age 55 and before age 62) when they start receiving pre-2008 accrued benefits. Participants in the Current Retirement Plan may elect to receive their accrued benefits in the form of one of the annuities described in the preceding paragraph or in a lump sum.
We calculated the amounts in the Present Value of Accumulated Benefit column in the Pension Benefits table above based on the same assumptions used for financial reporting purposes with respect to the Evergy Retirement Plan in our 2024 consolidated financial statements. For each NEO we calculated the present value of their accrued pension benefit as of December 31, 2024, using a discount rate of 5.76% and use of the Pension Protection Act mortality and lump sum interest rate tables. Benefits were assumed to commence at the later of the age of such officer as of December 31, 2024, or the earliest unreduced retirement age (62) and be paid in a lump sum 90% of the time and a life annuity 10% of the time.
KCP&L SERP
The KCP&L SERP is unfunded and provides out of general assets an amount substantially equal to the difference between the amount that would have been payable under the KCP&L Pension Plan in the absence of tax laws limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the KCP&L Pension Plan. For participants under the Old Retirement Plan, it adds an additional one-third percent of highest average annual base salary for each year of credited service when the executive was eligible for supplemental benefits, up to a maximum of thirty (30) years, and also makes up the difference (if any) between using a 36-month earnings averaging period and the averaging period used for the participant’s benefits under the KCP&L Pension Plan. Participants under the Current Retirement Plan receive this same benefit; however, there is no cap on the years of credited service for benefits accrued after 2007. Participants may elect the timing of the receipt of their benefits, as well as the form of their benefits (a lump sum payment or a variety of annuity options, all of which have the same present value). Mr. Bryant, Mr. Caisley, and Ms. Humphrey have elected to receive their benefits in a lump sum upon separation from service. For participants who are “specified employees” under Internal Revenue Code Section 409A and who elect payment on separation of service, payment of benefits accrued prior to 2005 will be made, or commence, when they separate from service; payment of benefits accrued after 2004 will be made, or commence, on the first business day of the seventh calendar month following their separation from service.
The present value of the accumulated benefits under the KCP&L SERP with respect to each of the participant NEOs is based on the following assumptions: retirement at the later of the age of such officer as of December 31, 2024, or age 62, full vesting of accumulated benefits, a discount rate of 5.78% and use of the Pension Protection Act mortality and lump sum interest rate tables.

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Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at Last FYE ($)(4)
Mr. Campbell	—	—	—	—	—
Mr. Buckler	96,624	—	—	—	96,624
Mr. Caisley	125,996	34,825	18,486	(138,507)	443,200
Ms. Humphrey	120,826	34,919	19,879	(206,890)	466,779
Former Named Executive Officers
Mr. Andrews	—	—	—	—	—
Mr. Bryant(5)	51,339	15,159	51,277	—	936,934
Mr. Ley	—	—	—	—	—

(1)
The entire amount shown for each NEO is included in the 2024 salary and non-equity incentive plan compensation information shown for such person in the Summary Compensation Table. To provide consistency with the Summary Compensation Table, this table shows deferrals of compensation earned in 2024 (whether paid in 2024 or 2025). Mr. Campbell, Mr. Andrews, and Mr. Ley did not participate in the Non-Qualified DCP in 2024. The amounts of 2024 salary deferred are: Mr. Buckler $0; Mr. Bryant $35,859; Mr. Caisley $92,541; and Ms. Humphrey $81,748. The amounts of 2024 deferred non-equity incentive award compensation paid in 2025 are: Mr. Buckler $96,624; Mr. Bryant $15,480; Mr. Caisley $33,455; and Ms. Humphrey $39,078. Mr. Caisley and Ms. Humphrey received payments of their respective deferred compensation in the amounts shown.

(2)	The entire amount shown in this column for each NEO is included in the amount shown for each NEO in the “All Other Compensation” column in the Summary Compensation Table.
(3)	Only the above-market earnings are reported in the Summary Compensation Table. The above-market earnings were: Mr. Bryant, $894; Mr. Caisley, $326; and Ms. Humphrey $361.
(4)
The following amounts reported in this column were reported as compensation to the NEOs in the Summary Compensation Table for previous years: Mr. Bryant, $79,077 (2023) and $163,856 (2022); Mr. Caisley, $127,206 (2023) and $135,951 (2022); Ms. Humphrey, $130,089 (2023) and -$12,744 (2022). Mr. Buckler was not a NEO in 2023 or 2022.

(5)	Due to Mr. Bryant’s departure, he will receive a lump sum deferred compensation distribution in July 2025.
Our DCP is a nonqualified and unfunded plan. It allows officers, including our NEOs, to defer the receipt of compensation. All participants can defer up to 50% of their base salary and up to 100% of awards under the AIP. A participant may receive a matching contribution in an amount equal to 100% of the first 6% of the base salary and AIP deferred, reduced by the amount of the matching contribution made for the year to the participant’s 401(k) account. An earnings rate is applied to the deferral amounts. This rate is determined annually by the Committee and for 2024 was based on Moody's Long Term Corporate Bond Yield for Baa-rated corporate bonds. The rate was set at 6.16% for 2024 and this interest rate applies to all deferral amounts, compounded daily. Prior to rendering the services to which deferred compensation relates, participants must elect to have the deferred compensation paid either at a specified date or upon separation from service. For participants, such as our NEOs, who are “specified employees” under Internal Revenue Code Section 409A and who elect payment on separation of service, payment will be made, or commence, on or after the first business day of the seventh calendar month following their separation from service. Mr. Campbell, Mr. Andrews, and Mr. Ley elected not to participate in the DCP.
Potential Payments Upon Termination or Change-in-Control
The Committee believes change-in-control agreements are advisable for the retention of officers and in the best interests of shareholders. Each agreement provides for the recovery of erroneously awarded incentive-based compensation as required by law. See “Compensation Discussion and Analysis — Summary and Analysis of Executive Compensation — Change-in-Control Severance Agreements” above.
Payments under Evergy Change-in-Control Severance Agreements
The change-in-control agreements that Evergy entered into with its officers, including its NEOs, specify the benefits payable in the event their employment is terminated within two years of a “Change-in-Control” or within a “protected period.” Generally, a “Change-in-Control” occurs if:
•	any person becomes the beneficial owner of at least 35% of our outstanding voting securities;
•	a change occurs in the majority of our Board;
•	a merger, consolidation, reorganization or similar transaction is consummated (unless our shareholders continue to hold at least 60% of the voting power of the surviving entity); or

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•
a complete liquidation, complete dissolution or an agreement for the sale or disposition of substantially all of our assets occurs or is approved by our shareholders (unless our shareholders continue to hold at least 60% of the voting power after such disposition or sale).

A “protected period” starts when:
•	we enter into an agreement that, if consummated, would result in a Change-in-Control;
•	we, or another person, publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control;
•	any person becomes the beneficial owner of 10% or more of our outstanding voting securities; or
•	our Board, or our shareholders, adopt a resolution approving any of the foregoing matters or approving a Change-in-Control.
The protected period ends when the Change-in-Control transaction is consummated, abandoned, or terminated.
Our Change-in-Control arrangements are “double trigger,” meaning that benefits are only paid if we experience a Change-in-Control and the NEO’s employment is terminated by the Company other than for “Cause” or by the NEO for “Good Reason” within two years of a Change-in-Control or protected period. “Cause” includes:
•	fraud, embezzlement or material misappropriation of any funds, confidential information or property;
•
indictment for or the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or a misdemeanor involving fraud, embezzlement, theft, misappropriation or failure to be truthful;

•
any willful action or omission that (i) (a) would constitute grounds for immediate dismissal under any Evergy employment policy, (b) is a material violation of such policy and (c) in the determination of the Committee, could result in damage, liability or reputational harm to Evergy, including use of illegal drugs while on the premises of Evergy, or (ii) is a violation of sexual harassment laws or the internal sexual harassment policy of Evergy;

•	gross negligence or willful misconduct in performance of duties or in following reasonable instructions of the Board; or
•	any material breach or violation of any material provision of the restrictive covenants contained in the agreement.
An employee has “Good Reason” to terminate employment if:
•
there is any material and adverse reduction or diminution in position, authority, duties or responsibilities below the level provided at any time during the 90-day period before the “protected period;”

•	there is any reduction in annual base salary after the start of the “protected period” (unless such reduction is in connection with a company-wide reduction);
•	there is any material reduction in benefits below the level provided at any time during the 90-day period prior to the “protected period;”
•	the employee is required to be based at any office or location that is more than 70 miles from where the employee was based immediately before the start of the “protected period;” or
•	Evergy fails to require any successor to all or substantially all of the Company’s business or assets to assume expressly and agree to perform under the change-in-control agreements.
The change-in-control agreements do not provide to any officer a gross-up payment in connection with any excise taxes that may be imposed on payments and benefits received by the officer. Any change-in-control benefits payable under the agreement are subject to execution of an agreement by the officer releasing claims against Evergy as well as the officer’s compliance with certain covenants contained in the agreement, including confidentiality, non-competition, non-solicitation, non-disparagement and assistance to Evergy with respect to any disputes.
Under the change-in-control agreements, in the event of a triggering event, as described above and subject to other terms in the change-in-control agreements, an officer, including each NEO, would be entitled to accrued but unpaid compensation and other benefits, as well as a cash amount equal to the aggregate sum of (i) two times the officer’s highest annual base salary in effect during the twelve-month period prior to the date of termination (three times for Mr. Campbell and one times for Mr. Ley), plus (ii) two times the officer’s five-year average short-term bonus (three times for Mr. Campbell and one times for Mr. Ley), plus (iii) the value of any unvested portion of employer contributions made on behalf of the officer under Evergy’s DCP, plus (iv) the premium cost to cover the officer and, if applicable, his or her beneficiaries under Evergy’s health and welfare plans for two years.

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The following table sets forth our payment obligations under the Evergy change-in-control agreements and other compensatory plans if, following a change-in-control, we terminate a currently serving NEO without “Cause” or the NEO leaves for “Good Reason.” The table does not include amounts that are due to the currently serving NEOs, such as accrued salary and amounts due under retirement and deferred compensation plans except as noted. The amounts shown in the table assume that the termination took place on December 31, 2024.
Potential Payments Upon Termination in Connection with a Change-in-Control

Benefit(1)(2)(9)	Mr. Campbell ($)	Mr. Buckler ($)	Mr. Ley ($)	Mr. Caisley ($)	Ms. Humphrey ($)
One Times Salary	—	—	344,000	—	—
Two Times Salary	—	1,320,000	—	1,150,000	1,095,000
Three Times Salary	3,168,000	—	—	—	—
One Times Bonus	—	—	183,094	—	—
Two Times Bonus	—	1,056,000(4)	—	660,223	859,065
Three Times Bonus	4,461,845(3)	—	—	—	—
Annual Bonus	1,320,000	528,000	172,000	402,500	355,875
Retirement Benefit Enhancement(5)	103,500	69,000	34,500	234,673	796,929
Performance Share (Units) Vesting(6)	12,350,042	1,222,449	604,113	2,116,319	2,088,181
Restricted Stock (Units) Vesting(7)	4,219,306	1,833,944	721,181	1,028,672	713,607
Health and Welfare(8)	106,393	78,700	41,336	78,489	76,804
Accrued Vacation	60,162	—	33,738	23,912	12,108
Total	25,789,248	6,108,093	2,133,962	5,694,788	5,997,569

(1)
The NEOs, with the exception of Mr. Ley, receive two times (three times for CEO) their highest annual base salary during the twelve-month period prior to the date of termination. Mr. Ley receives one times his highest annual base salary during the twelve-month period prior to the date of termination.

(2)
The NEOs, with the exception of Mr. Ley, receive two times (three times for CEO) their average annualized annual incentive compensation awards. Mr. Ley receives one times his average annualized annual incentive compensation.

(3)
As Mr. Campbell did not receive any bonus payout prior to 2022, it is not possible to calculate his historical average bonus for purposes of determining his cash severance benefit. Therefore, the average of his 2022 and 2023 bonus payouts for the 2021 and 2022 plan years was assumed for this calculation.

(4)
As Mr. Buckler has not received a bonus payout, it is not possible to calculate a historical average bonus for purposes of determining a cash severance benefit. Therefore, the 2024 target bonus was assumed for this calculation.

(5)
For Mr. Caisley and Ms. Humphrey, this amount reflects the present value of the benefit arising from an additional two years of service credited in both the Evergy Retirement Plan and the SERP or Retirement Restoration Plan upon a change-in-control. For Mr. Campbell, Mr. Ley, and Mr. Buckler, the amounts reflect additional years of all non-elective and/or matching contributions that would have been contributed in the applicable 401(k) plan. Mr. Campbell receives the value of three additional years, Mr. Buckler receives the value of two additional years, and Mr. Ley receives the value of one additional year.

(6)
In the event of a “change-in-control” and termination of employment without Cause or for “good reason”, the LTIP provides that all performance-based RSUs and performance share grants are deemed to have been fully earned. The amounts shown reflect the aggregate target number of performance-based RSUs, valued at the $61.55 closing price of our stock on December 31, 2024, plus accrued cash dividends.

(7)
In the event of a change-in-control and termination of employment without Cause or for “good reason”, the LTIP provides that all restrictions on restricted stock and RSU grants are removed. The amounts shown reflect the aggregate number of restricted stock (unit) grants outstanding as of December 31, 2024, plus reinvested dividends carrying the same restrictions, valued at the $61.55 closing price of our stock on December 31, 2024.

(8)
The amounts include medical, accident, disability and life insurance for two years following termination and are estimated based on the current premiums for medical coverage and premiums for private insurance coverage for the individuals, as well as for financial advisory services for one year.

(9)
Mr. Bryant does not appear in this table due to his termination without Cause effective December 31, 2024 pursuant to the Company’s Executive Severance Plan (see below). See “Note Regarding Transitions – Former COO Transition” on page 38 for additional information.

Executive Severance Plan
Pursuant to our Severance Plan, Evergy’s Chief Executive Officer, Chief Financial Officer, and any Vice President of Evergy who is appointed by the Evergy Board is entitled to certain benefits if the eligible officer’s employment is terminated by Evergy without Cause (as defined in the plan), other than in a situation that is governed by a change-in-control severance agreement.

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Subject to the terms of the Severance Plan, if an eligible officer’s employment is terminated by Evergy without Cause, the officer would be entitled to accrued but unpaid compensation and other benefits, as well as a cash amount equal to the aggregate sum of:
•	one (or two for the Chief Executive Officer) times the officer’s annual base salary in effect on the date of termination; plus
•	one (or two for the Chief Executive Officer) times the officer’s target annual incentive award with respect to the fiscal year in which the termination occurs; plus
•	the pro rata portion of the officer’s target annual incentive award for the fiscal year in which the termination occurs, to the extent not theretofore paid; plus
•
twelve (12) (or twenty-four (24) for the Chief Executive Officer) times Evergy’s monthly COBRA premium cost to cover the officer, and if applicable his or her beneficiaries, under Evergy’s health, vision and dental plans.

In addition to the aggregate sum payment described above, an officer will vest in a pro rata portion of any outstanding time-based and performance-based long-term incentive awards (e.g., equity awards). Performance-based long-term incentive awards will only vest pro rata following completion of the applicable performance period. The officer is also eligible to receive outplacement services during the twelve-month period following termination, up to a $25,000 limit.
Any benefits payable under the Severance Plan are subject to execution of an agreement by the officer releasing claims against Evergy as well as the officer’s compliance with certain covenants contained in the Severance Plan, including confidentiality, non-solicitation of employees, non-disparagement, and assistance to Evergy with respect to any disputes.
Evergy may amend or terminate the Severance Plan, in whole or in part, at any time and in any way except that, without the consent of the officer, no amendment that materially reduces an officer’s rights or potential benefits under the Severance Plan may become effective before the 90th calendar day after such amendment or termination is approved by the administrator.
In connection with Mr. Bryant’s termination on December 31, 2024 and in accordance with Evergy’s Executive Severance Plan, Mr. Bryant received the following severance compensation:

Benefit	Amount ($)
One Times Salary	645,000
One Times 2024 Target Incentive	516,000
2024 Pro-rata Annual Incentive Paid at Target	516,000
Health and Welfare Benefit Continuation Payment	26,570
Total	1,703,570

Mr. Bryant also retains the following outstanding performance-based RSUs prorated for his service through December 31, 2024. The performance-based RSUs will be eligible to vest on the original vesting dates (March 1, 2025; March 1, 2026; March 1, 2027). The number of performance-based RSUs earned will be determined based on the performance measures for each performance-based RSU. Shares in the performance-based RSUs table do not include dividends and performance-based RSUs in that table do not reflect projected plan performance.

Performance-based RSUs
Grant Date	Performance Period	Vest Date	Target Amount at Grant (#)	Shares Prorated on 12/31/24 for Vesting per Severance Plan (#)	Shares Forfeited on 12/31/24 (#)	Value of Shares Prorated on 12/31/24 ($)
March 1, 2022	2022-2024	March 1, 2025	15,375	14,534	841	894,568
March 1, 2023	2023-2025	March 1, 2026	16,409	10,046	6,363	618,331
March 1, 2024	2024-2026	March 1, 2027	20,852	5,807	15,045	357,421

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Mr. Bryant also retains the following time-based RSUs that vested upon his termination date of December 31, 2024.

Time-based RSUs
Grant Date	Vest Date per Severance Plan	Amount Granted (#)	Accrued Dividends (#)	Shares Prorated on 12/31/24 for Vesting per Severance Plan (#)	Shares Forfeited on 12/31/24 (#)	Value of Shares Prorated on 12/31/24 ($)
March 1, 2022	December 31, 2024	5,125	692	5,499	318	338,463
March 1, 2023	December 31, 2024	5,470	515	3,664	2,321	225,519
March 1, 2024	December 31, 2024	6,951	326	2,027	5,250	124,762

The following table sets forth our potential payment obligations under the Severance Plan to NEOs employed on December 31, 2024. The table does not include amounts that are due to the NEOs, such as accrued salary and bonus and amounts due under retirement and deferred compensation plans. The amounts shown in the table assume that the termination took place on December 31, 2024. Mr. Bryant does not appear in the table below because he was terminated from Evergy without Cause effective on December 31, 2024.
Potential Severance Plan Payments as of December 31, 2024

Benefit(1)	Mr. Campbell ($)	Mr. Buckler ($)	Mr. Ley ($)	Mr. Caisley ($)	Ms. Humphrey ($)
Salary	2,112,000	660,000	344,000	575,000	547,500
Bonus	2,640,000	528,000	172,000	402,500	355,875
Annual Bonus	1,320,000	528,000	172,000	402,500	355,875
Performance Share Unit Vesting(2)	6,702,449	124,914	324,569	1,140,908	1,141,077
Restricted Stock (Unit) Vesting(3)	2,467,792	342,930	328,218	463,420	420,303
COBRA(4)	53,902	26,951	26,830	26,951	26,951
Accrued Vacation	60,162	—	33,738	23,912	12,108
Optional Outplacement Services	25,000	25,000	25,000	25,000	25,000
Total	15,381,305	2,235,795	1,426,355	3,060,191	2,884,689

(1)
Mr. Bryant received severance plan payments due to his termination without Cause effective December 31, 2024 pursuant to the Company’s Executive Severance Plan. See “Note Regarding Transitions – Former COO Transition” on page 38 for additional information.

(2)
Under the Severance Plan, a pro-rata portion of any performance-based long-term incentive will vest following completion of the performance period. The amounts shown reflect the pro rata portion of these incentives, at target, valued at the $61.55 closing price of our stock on December 31, 2024, and excludes accrued cash dividends.

(3)
Under the Severance Plan, a pro-rata portion of any time-based long-term incentive will vest. The amounts shown reflect the pro rata portion of these incentives, plus reinvested dividends carrying the same restrictions, valued at the $61.55 closing price of our stock on December 31, 2024.

(4)	The CEO is entitled to a cash amount equal to 24 months of COBRA and other currently serving NEOs are entitled to a cash amount equal to 12 months.
Retirement
Upon retirement, each NEO would receive a lump sum cash payment of all earned and unpaid salary, accrued but unused vacation, retirement benefits and deferred compensation, among other benefits. Please refer to the “Pension Benefits” section of this proxy statement for information regarding retirement benefits and the “Nonqualified Deferred Compensation” section of this proxy statement for information on deferred compensation.
RSUs granted by Evergy vest on a pro rata basis (based on actual performance in the case of performance-based RSUs) on the scheduled vesting date in the case of retirement. Retirement means an officer’s separation from service (i) after reaching age 60 and having ten years of service and (ii) the officer having provided a minimum of six-months’ advance notice of retirement.
Death or Disability
In the event of death or disability, the NEO or their beneficiary would receive a lump sum cash payment of all accrued and unpaid salary, unused vacation and the retirement benefits and deferred compensation discussed above.

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RSUs granted by Evergy vest in full (at target in the case of performance-based RSUs) upon death or disability. NEOs or their beneficiaries are eligible for a prorated portion of AIP awards.
Resignation or Termination
In the event of resignation or termination not covered by the Severance Plan, the NEO would receive a lump sum cash payment of all accrued and unpaid salary, unused vacation and the retirement benefits and deferred compensation discussed above. The NEO would also be entitled to continue health insurance benefits, at his or her own cost, as mandated by COBRA, or to elect retiree medical coverage if eligible to do so. All outstanding equity and annual incentive awards would be terminated unless the Board took other action in its sole discretion.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company's pay-for-performance philosophy and how the Company aligns executive compensation with the Company's performance, refer to “Compensation Discussion and Analysis.”

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Pay versus Performance Table
The following table provides information with respect to pay versus performance that depicts the relationship between compensation “actually paid” to NEOs and “financial performance” over the last five fiscal years (2024, 2023, 2022, 2021, and 2020).

							Value of initial Fixed $100 Investment based on:
Year	Summary Compensation Table Total Compensation for CEO-1 (David Campbell)(1) ($)	Compensation Actually Paid to CEO-1 (David Campbell)(4)(5) ($)	Summary Compensation Table Total Compensation for CEO-2 (Terry Bassham)(2)(6) ($)	Compensation Actually Paid to CEO-2 (Terry Bassham)(4)(5)(6) ($)	Average Summary Compensation Table Total Compensation for Other NEOs(3)(6) ($)	Average Compensation Actually Paid to Other NEOs(5) ($)	Evergy’s Cumulative TSR(7) ($)	Peer Group TSR(8) ($)	Net Income(9) ($)	Relative Total Shareholder Return Rank(10)
2024	7,257,862	10,034,052			2,459,149	2,011,629	130	135	885,800,000	76th percentile rank
2023	7,138,724	1,050,503			2,479,839	891,148	93	114	743,600,000	27th percentile rank
2022	6,888,316	5,917,556			2,330,857	1,572,392	108	127	765,000,000	14th percentile rank
2021	11,138,082	14,514,047	120,175	(2,145,521)	3,462,946	4,230,234	113	125	891,900,000	86th percentile rank
2020			8,999,456	5,338,893	2,710,599	1,873,812	88	103	630,000,000	47th percentile rank

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Campbell (CEO-1) for each corresponding year in the “Total” column of the Summary Compensation Table for each year during which he served as Chief Executive Officer. The values for Mr. Campbell shown in this column in 2021 include an inducement cash bonus and equity award, both received pursuant to his offer letter. Specifically, Mr. Campbell received an inducement cash bonus of $1,250,000 and an inducement equity award of restricted stock under the LTIP valued at $3,000,000.

(2)
The dollar amounts reported in this column are the amounts of total compensation reported for Terry Bassham, Evergy’s former President and Chief Executive Officer (CEO-2), for each corresponding year in the “Total” column of the Summary Compensation Table for each year during which he served as Chief Executive Officer.

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding the Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) 2024: Mr. Andrews, Mr. Bryant, Mr. Buckler, Mr. Caisley, Ms. Humphrey, and Mr. Ley; (ii) 2023: Mr. Andrews, Mr. Bryant, Mr. Caisley, and Ms. Humphrey; (iii) 2022: Mr. Andrews, Mr. Bryant, Mr. Caisley, Ms. Humphrey, and Greg Greenwood, former Executive Vice President and Chief Strategy Officer; (iv) 2021: Mr. Andrews, Mr. Bryant, Mr. Caisley, Mr. Greenwood, and Tony Somma, former Executive Vice President and Chief Financial Officer; and (v) 2020: Mr. Bryant, Mr. Greenwood, Ms. Humphrey, and Mr. Somma.

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 67

(4)
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation reported in the table above for the current year to determine compensation actually paid (totals may not sum due to rounding):

	2024
	Average Other NEOs	CEO-1 (Campbell)
Reported Summary Compensation Table Totals	2,459,149	7,257,862
Calculations/Adjustments
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable fiscal year (“FY”)	(1,433,663)	(4,929,101)
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value” and “Change in SERP” amounts Column of the Summary Compensation Table for Applicable FY	(39,972)	0
Increase based on ASC 718 for the Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End	1,212,286	7,135,596
Increase based on ASC 718 for the Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY	20,568	0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End	30,762	612,579
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY	(3,154)	(199,599)
Deduction based on ASC 718 Fair Value for Awards Granted during Prior FY that were Forfeited during Applicable FY	(315,664)	0
Increase for Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	29,373	156,716
Increase for Incremental Fair Value of Options/SARs Modified during Applicable FY	0	0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	51,942	0
Total Adjustments per Fiscal Year	(447,521)	2,776,190
Compensation Actually Paid per Fiscal Year	2,011,629	10,034,052

(5)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our Chief Executive Officer and the average amount of “compensation actually paid” to our NEOs as a group (excluding our Chief Executive Officer) in each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our Chief Executive Officer or other NEOs during the applicable year. Refer to the table above entitled “Calculation of Compensation Actually Paid” for the adjustments made to the total compensation reported for each year to determine the compensation actually paid as reported in accordance with the requirements of Item 402(v) of Regulation S-K. Assumptions made in the valuation of performance-based RSUs that vest based on Evergy’s relative TSR reflected in the calculation of Compensation Actually Paid are as follows:

	Fair Value at 12/31/2020
	Expected Stock Price Volatility	Dividend Yield	Risk-Free Interest Rate
2019 grant	49%	3.86%	0.10%
2020 grant	36%	3.86%	0.13%

	Fair Value at 12/31/2021
	Expected Stock Price Volatility	Dividend Yield	Risk-Free Interest Rate
2020 grant	18%	3.34%	0.39%
2021 grant	37%	3.34%	0.73%

	Fair Value at 12/31/2022
	Expected Stock Price Volatility	Dividend Yield	Risk-Free Interest Rate
2021 grant	23%	3.90%	4.68%
2022 grant	21%	3.90%	4.35%

	Fair Value at 12/31/2023
	Expected Stock Price Volatility	Dividend Yield	Risk-Free Interest Rate
2022 grant	21%	4.93%	4.71%
2023 grant	22%	4.93%	4.15%

	Fair Value at 12/31/2024
	Expected Stock Price Volatility	Dividend Yield	Risk-Free Interest Rate
2023 grant	16%	4.35%	4.11%
2024 grant	19%	4.35%	4.21%

(6)
The 2021 Summary Compensation Table amounts for Mr. Bassham and Mr. Somma include the change in pension value and above market earnings on deferred compensation which were not included in the Summary Compensation Table previously.

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 68

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used in this measurement is the S&P 500 Electric Utility Index.

(9)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(10)	The Company Selected Measure represents the percentile rank of the Company’s TSR relative to the companies included in the EEI Index for each fiscal year.

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 69

Financial Performance Measures
As described in more detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay for performance philosophy. The metrics that the Company uses for both AIP and LTIP awards are selected to support achievement of our business strategy without encouraging excessive risk-taking. Pay for performance is one of the primary objectives of our compensation program. The most important financial measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	TSR versus companies in the EEI Index
•	Adjusted EPS for Incentive Compensation
•	Adjusted NFOM Expense for Incentive Compensation
•	Three Year Cumulative Adjusted EPS
In addition, the Company considers additional non-financial measures, including those relating to safety, operations, customer experience, environmental factors, and employee culture and engagement. These measures are intended to support our short- and long-term strategic plans and align with the creation of shareholder value. See “Compensation Discussion and Analysis” for a description of these measures.
Analysis of Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay for performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table above. Further, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing a graphical description below of the following “Pay vs. Performance” relationships over each of the years shown in the Pay versus Performance Table:
1.	The following graph compares the CEOs’ and average other NEOs’ compensation actually paid versus the Company’s cumulative TSR.

Compensation Actually Paid vs. Cumulative TSR
$14,514,047
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation
$300
$250
$200
$150
$100
$50
$0
-$50
-1$00
Value of initial Fixed $100 Investment
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
Compensation Actually Paid to CEO -1
Compensation Actually Paid to CEO - 2
Compensation Actually Paid to Other NEOs
Cumulative TSR
Peer Group TSR

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 70

2.	The following graph compares the Company’s TSR versus the peer group’s cumulative TSR.

3.	The following graph compares the CEOs’ and average other NEOs’ compensation actually paid versus the Company’s net income.

Compensation Actually Paid vs. Net Income
$14,514,047
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation
$1150
$900
$750
$600
$450
$300
$150
Net income in Millions
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
Compensation Actually Paid to CEO -1
Compensation Actually Paid to CEO - 2
Compensation Actually Paid to Other NEOs
Net Income

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 71

4.	The following graph compares the CEOs’ and average other NEOs’ compensation actually paid versus the Company’s Relative TSR Rank (Company selected measure).

Compensation Actually Paid vs. Relative TSR Rank
$14,514,047
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation
100th
80th
60th
45th
30th
15th
0
Percentile Rank
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
Compensation Actually Paid to CEO -1
Compensation Actually Paid to CEO - 2
Compensation Actually Paid to Other NEOs
Relative TSR Rank

Executive Compensation | Executive Compensation Tables | Evergy 2025 Proxy Statement 72

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K of the Exchange Act, we determined the ratio of the annual total compensation of our CEO compared to the annual total compensation of our median employee.
The rules governing the CEO Pay Ratio allow use of the same individual median employee for a 3-year period, provided the employee is actively employed at the company and during the last completed fiscal year there have been no changes in the company’s employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. As such, Evergy used the same individual identified in 2023 that was included in the compilation of our CEO pay ratio as reported in the 2024 proxy. The methodology used to identify that person is described below.
To identify the median employee, we compiled a list of all employees who were employed full-time, part-time or seasonally on October 1, 2023.
We reviewed annual total cash compensation for each employee on the list as of December 31, 2023, to identify the “median employee.” Annual total cash compensation included, among other items, earned wages, overtime, short-term incentive and recognition payments, as applicable.
Our “median employee” is a non-union employee with an annual base salary of $113,559 for 2024, and annual total compensation, calculated in the same manner as is done for Mr. Campbell, of $144,061 for 2024. The calculation for annual total compensation does not represent the amount of cash compensation realized by our median employee in 2024 and does not represent the amount of compensation that the employee will receive. Rather, SEC rules require that we include in this amount any change in the present value of estimated accrued pension benefits, even though no pension benefits were paid to or received by the median employee during 2024. Year-over-year changes in pension value are driven by two primary factors: additional service/benefit accruals (which increases the value) and changes in actuarial pension assumptions.
Mr. Campbell had total annual compensation of $7,257,862 for 2024 as reflected in the Summary Compensation Table. As a result, for 2024, we estimate that the ratio of Mr. Campbell’s total annual compensation to that of our median employee was approximately 50:1.
Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for Evergy, as other companies have different employee populations and compensation practices and may utilize different methodologies, estimates and assumptions in calculating their pay ratios.

Executive Compensation | CEO Pay Ratio | Evergy 2025 Proxy Statement 73

Proposal 3		Approve the resolution setting the frequency of future advisory votes considering the compensation of our named executive officers
	☑	The Board recommends an advisory vote on executive compensation every ONE year

Under SEC rules and regulations, shareholders have an opportunity to vote on a non-binding, advisory basis on whether the frequency of the advisory vote on our executive compensation should occur every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal. This frequency vote must occur at least once every six years. In 2019, approximately 98% of our voting shareholders voting on the Company’s say on frequency proposal supported an annual vote.
The Board believes that providing our shareholders with an annual opportunity to provide their views on executive compensation is consistent with good governance principles. We believe that the one-year interval provides regular accountability and communication between the Company and our shareholders, and most directly corresponds with the executive compensation information presented to our Board and Compensation and Leadership Development Committee.
For the foregoing reasons, the Board recommends that you vote for the “every ONE year” option on the following proposal:
“RESOLVED, that the shareholders advise the Company to include an advisory vote on the compensation     of the Company’s Named Executive Officers:
•	every one year;
•	every two years; or
•	every three years.”
We value the opinions of our shareholders and plan to consider this advisory vote when deciding the frequency of future advisory votes on executive compensation. We may decide that it is in the best interest of our shareholders and the Company to hold the advisory vote on executive compensation more or less frequently than the frequency receiving the most votes. Notwithstanding the advisory nature of the vote, the Board intends to adopt the shareholder-advised frequency for future advisory votes on executive compensation.
The Board recommends an advisory vote on executive compensation every ONE year.

Proposal 3 - Approve The Resolution Setting The Frequency | Evergy 2025 Proxy Statement 74

Proposal 4		Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025
	☑	The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP for 2025

Deloitte & Touche LLP (“Deloitte & Touche”) has acted as the independent registered public accounting firm for Evergy and its predecessor companies since 2002. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has selected Deloitte & Touche as our independent registered public accounting firm for 2025 and has directed that management submit such selection to shareholders for ratification at the 2025 Annual Meeting.
Shareholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm is not required by our By-laws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and our shareholders. Representatives from Deloitte & Touche are expected to be present at the 2025 Annual Meeting, with the opportunity to make statements if they wish to do so, and are expected to be available to respond to appropriate questions.

Information Regarding Audit Matters

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted policies and procedures for the pre-approval of all audit services, audit-related services, tax services and other services to be provided by the independent registered public accounting firm for Evergy and its subsidiaries. Under these policies and procedures, the Audit Committee may pre-approve certain types of services, up to the aggregate fee levels it sets. Any proposed service within a pre-approved type of service that would cause the applicable fee level to be exceeded cannot be provided unless the Audit Committee either amends the applicable fee level or specifically approves the proposed service. The Audit Committee, as well, may specifically approve audit, audit-related, tax or other services on a case-by-case basis. Pre-approval is generally provided for up to one year unless the Audit Committee specifically provides for a different period. Evergy provides quarterly updates to the Audit Committee regarding actual fees spent with respect to pre-approved services. The Chair of the Audit Committee may pre-approve audit, audit-related, tax and other services provided by the independent registered public accounting firm as required between meetings and report such pre-approval at the next Audit Committee meeting.
Fees Paid to Deloitte & Touche
The following table sets forth the aggregate fees billed by Deloitte & Touche for audit services rendered in connection with the consolidated financial statements and reports for 2023 and 2024, and for other services rendered during 2023 and 2024 to Evergy and its subsidiaries. All such services were pre-approved by the Audit Committee. Out-of-pocket costs incurred in connection with these services are also shown.

Fee Category	2023	2024
Audit Fees	$ 4,294,250	$ 4,776,567
Audit-Related Fees	$75,000	$81,000
Tax Fees	$47,857	$103,452
All Other Fees	$1,895	$1,895
Total Fees:	$4,419,002	$4,962,914

Proposal 4 - Ratification of Appointment of Deloitte & Touche LLP | Evergy 2025 Proxy Statement 75

Audit Fees: Consist of fees billed for professional services rendered for the audits of the annual consolidated financial statements and reviews of the interim condensed consolidated financial statements included in quarterly reports. Audit fees also include: services provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements; audit reports on the effectiveness of internal control over financial reporting and other attest services, except those not required by statute or regulation; services related to filings with the SEC, including comfort letters, consents and assistance with and review of documents filed with the SEC; and accounting research in support of the audit.
Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of consolidated financial statements of the Company and are not reported under “Audit Fees.” These services include consultation concerning financial accounting and reporting standards.
Tax Fees: Consist of fees billed for tax compliance and related support of tax returns and other tax services, including assistance with tax research and planning.
All Other Fees: Consist of subscription fees for an accounting research tool.
Rotation of Lead Audit Partner: The Deloitte & Touche lead audit partner for the Company rotates every five years.
The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP for 2025.

Proposal 4 - Ratification of Appointment of Deloitte & Touche LLP | Evergy 2025 Proxy Statement 76

Audit Committee Report

The Audit Committee is currently comprised of four independent directors. Each member has the accounting or related financial management experience required under the Nasdaq listing standards. Our Board has determined that three members of the Committee possess the qualifications of an audit committee financial expert as determined under Regulation S-K Item 407(d) of the Securities Exchange Act of 1934 and have designated Mr. Keglevic, Mr. Sharma, and Mr. Wilder as those experts. The Audit Committee operates under a written charter that was last amended on December 18, 2024. A copy of the Audit Committee’s charter is available from the Company’s Corporate Secretary and made available on the Company’s website at investors.evergy.com. As required by the charter, the Audit Committee periodically reviews the charter and recommends any changes to the Board for approval.
Under the Audit Committee’s charter, the Audit Committee has the responsibility to, among other tasks, monitor and provide oversight of management’s preparation of the Company’s financial statements and management’s performance in establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The Audit Committee also periodically reviews and discusses the Company’s policies, processes and frameworks with respect to risk assessment and risk management, and oversees the Company’s internal audit function. The Audit Committee also has the responsibility to review the qualifications, independence, and performance of the Company’s independent registered public accounting firm. The Audit Committee oversees the engagement of the independent registered public accounting firm, including fees. The Audit Committee has adopted policies and procedures for the pre-approval of all audit services, audit-related services, tax services and other services to be provided by the independent registered public accounting firm for the Company and its subsidiaries. Under these policies and procedures, the Audit Committee may pre-approve certain types of services, up to the aggregate fee levels it sets. Any proposed service within a pre-approved type of service that would cause the applicable fee level to be exceeded cannot be provided unless the Audit Committee either amends the applicable fee level or specifically approves the proposed service.
The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. This opinion is based on an audit conducted by the independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). During 2024, the Company’s independent registered public accounting firm was Deloitte & Touche LLP. Deloitte & Touche has acted as the independent registered public accounting firm for the Company and the Company’s predecessors since 2002.
In performing its functions, the Audit Committee acts only in an oversight capacity and relies necessarily on the work and assurances provided to it by management and on opinions made to it by the Company’s independent registered public accounting firm in its report. Accordingly, the oversight provided by the Audit Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls related to the financial reporting process, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or that the audit of the Company’s financial statements and effectiveness of the Company’s internal control over financial reporting by the independent registered public accounting firm has been carried out in accordance with the standards of the PCAOB.
In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee’s activities in 2024 included the following:
•
reviewed and discussed the audited financial statements and the report on internal control over financial reporting with management, the Company’s chief audit executive and Deloitte & Touche, including a discussion of the reasonableness of critical accounting judgments and estimates, the overall quality and adequacy of the Company’s internal controls over financial reporting, and the organizational structure and responsibilities of the Company’s internal audit function;

•	discussed with Deloitte & Touche the matters required to be discussed by SEC regulations and by the applicable standards adopted by the PCAOB; and
•
received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche its independence from management and the Company and its subsidiaries.

Audit Committee Report | Evergy 2025 Proxy Statement 77

During 2024 at each of its regularly scheduled meetings, the Audit Committee met in separate private sessions with either the chief executive officer or the senior members of the Company’s financial management team, the Company’s chief audit executive, and the Company’s independent registered public accounting firm. An executive session with only the members of the Audit Committee in attendance was also held at each of these meetings. The Committee’s agenda is established by the Audit Committee’s chair, in consultation with the Company’s Corporate Secretary.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Audit Committee

Paul M. Keglevic, Chair James Scarola Neal A. Sharma C. John Wilder

February 24, 2025

Audit Committee Report | Evergy 2025 Proxy Statement 78

Security Ownership of Directors, Management and Beneficial Owners

The following table shows, as of March 4, 2025, beneficial ownership of Company common stock by (i) each NEO, (ii) each director and director nominee, (iii) all directors and executive officers as a group, and (iv) each shareholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock (based on SEC filings). We have no knowledge of any person (as defined by the SEC) who owns beneficially more than 5% of our common stock, except as described below. Except as noted below, we believe that the persons listed have sole voting and investment power with respect to the securities listed. The address for each person listed is Evergy, Inc., 1200 Main, Kansas City, MO 64105.
Security Ownership of Directors and Executive Officers

Name	Beneficially Owned Shares (#)	Share Equivalents to be Settled in Stock (#)	Total Share Interest (#)	Percent Of Class (%)
Named Executive Officers
David A. Campbell	108,960(1)	75,994(3)	184,954(3)	*
Kirkland B. Andrews(4)	67,494(2)	—	67,494(3)	*
W. Bryan Buckler	—	36,611(3)	36,611(3)	*
Geoffrey T. Ley	10,068	10,682(3)	20,750(3)	*
Kevin E. Bryant(5)	1	18,871	18,872(3)	*
Charles A. Caisley	37,653(6)	17,827(3)	55,480(3)	*
Heather A. Humphrey	39,788	12,049(3)	51,837(3)	*
Directors and Nominees
B. Anthony Isaac	54,552	2,836(7)	57,388	*
Paul M. Keglevic	—	13,929(7)	13,929	*
Mary L. Landrieu	7,057	2,541(7)	9,598	*
Sandra A.J. Lawrence	480	71,815(7)	72,295	*
Ann D. Murtlow	2,847	24,187(7)	27,034	*
Dean A. Newton(8)	—	—	—	*
Sandra J. Price	—	24,098(7)	24,098	*
Jonathan D. Rolph(9)	2,240(10)	468(7)	2,708	*
James Scarola	7,522	—	7,522	*
Neal Sharma	2,864	—	2,864	*
C. John Wilder	2,657,473(11)	21,014(7)	2,678,487	*
All Evergy Directors and Executive Officers as a Group (17 persons)			3,267,372	*

*	Less than one percent.
(1)	Amount includes 10,000 and 7,850 shares of directly held common stock purchased on March 3, 2021, and September 23, 2021, respectively.
(2)	Amount includes 10,000 and 7,875 shares of directly held common stock purchased on March 3, 2021, and September 23, 2021, respectively.
(3)	Amounts reflect RSUs that settle in shares upon vesting.
(4)	Amounts reflected for Mr. Andrews are for shares held as of the date of his last SEC Form 4 - Statement of Beneficial Ownership (“Form 4”).
(5)
Amounts reflected for Mr. Bryant are for shares held as of the date of his last Form 4. Mr. Bryant also has time-based RSUs that vested on December 31, 2024, per the Executive Severance Plan. See “Executive Severance Plan” on page 63 for more information.

(6)	Includes 418 and 59 shares of Evergy common stock held indirectly through ownership of spouse and child, respectively.
(7)
Includes equity that was deferred pursuant to a non-employee director deferred compensation plan that will settle in stock on a 1-for-1 basis and be distributed following termination of service on the Board pursuant to elections made by the director.

(8)	Since Mr. Newton joined the Board after the Company’s annual meeting of shareholders, he did not receive the annual non-employee director equity retainer.
(9)	Since Mr. Rolph joined the Board after the Company’s annual meeting of shareholders, he did not receive the annual non-employee director equity retainer.
(10)	Includes 1,440 shares of Evergy common stock held indirectly through gift trusts.
(11)
Includes 2,657,473 shares of Evergy common stock owned by BEP Special Situations V LLC. Mr. Wilder may be deemed to beneficially own such shares as he is the manager of Bluescape Resources GP Holdings LLC, which is the managing member of Bluescape Energy Partners IV GP LLC (“Main Fund”), and Main Fund is acting as the manager of BEP Special Situations V LLC. Mr. Wilder disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Security Ownership | Evergy 2025 Proxy Statement 79

Security Ownership of Certain Beneficial Owners

Name and Address	Beneficial Ownership of Common Stock (Based on Schedule 13G/A Filing)	Percentage of Class (%)(4)
Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	30,757,337	13.4%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	17,133,688	7.5%
State Street Corporation(3) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	16,465,218	7.2%

(1)
Based on information provided in Schedule 13G/A filed by The Vanguard Group (“Vanguard”) and its affiliated reporting persons on February 13, 2024. The Vanguard Schedule 13G/A states that as of December 29, 2023, the reporting persons collectively held sole voting power with respect to 0 shares, shared voting power with respect to 392,357 shares, sole dispositive power with respect to 29,679,968 shares, shared dispositive power with respect to 1,077,369 shares and an aggregate beneficial ownership of 30,757,337 shares.

(2)
Based on information provided in Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) and its affiliated reporting persons on January 26, 2024. The BlackRock Schedule 13G/A states that as of December 31, 2023, the reporting persons collectively held sole voting power with respect to 16,287,674 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 17,133,688 shares, shared dispositive power with respect to 0 shares and an aggregate beneficial ownership of 17,133,688 shares.

(3)
Based on information provided in Schedule 13G/A filed by State Street Corporation (“State Street”) and its affiliated reporting persons on October 14, 2024. The State Street Schedule 13G/A states that as of September 30, 2024, the reporting persons collectively held sole voting power with respect to 0 shares, shared voting power with respect to 12,475,857 shares, sole dispositive power with respect to 0 shares, shared dispositive power with respect to 16,464,120 shares and an aggregate beneficial ownership of 16,465,218 shares.

(4)	The percentage is based on approximately 230,013,247 shares of our common stock outstanding as of February 28, 2025.

Security Ownership | Evergy 2025 Proxy Statement 80

Frequently Asked Questions

What is a proxy? What is a proxy statement?
A proxy is the person that you legally designate to vote your common stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. A proxy statement is a document that SEC rules require that we make available when we ask you to vote your common stock at, or provide a proxy for, an annual meeting of shareholders.
Why did you provide me this proxy statement?
We provided you this proxy statement because you were a holder of our common stock as of the close of business on March 3, 2025 (the “Record Date”), and our Board is soliciting your proxy to vote at the 2025 Annual Meeting. We mailed to many of our shareholders a notice regarding the Notice of Internet Availability of Proxy Materials (the “Notice”) and elected to provide those shareholders access to this notice of annual meeting and proxy statement and our 2024 Annual Report electronically via the internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a printed copy. The Notice explains how to access the proxy statement and our 2024 Annual Report and how to vote. If you would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice.
What will I be voting on and how does the Board recommend that I vote on these matters?
The Board recommends that you vote as follows for the proposals identified below:

☑ FOR	The election of the 12 nominees named in this proxy statement as directors
☑ FOR	An advisory non-binding resolution approving the 2024 compensation of our named executive officers as disclosed in the proxy statement (a “say on pay resolution”)
☑ FOR	Resolution setting the frequency of future advisory votes considering the compensation of our named executive officers (a “say on frequency resolution”)
☑ FOR	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025

Who is entitled to vote on these matters?
You are entitled to vote if you owned our common stock as of the close of business on the Record Date. On that day, 230,013,247 shares of our common stock were outstanding and eligible to be voted. Shares held by us in our treasury account are not considered to be outstanding and will not be considered present or voted at the annual meeting. Each share of common stock is entitled to one vote.
A quorum is required to conduct business at the annual meeting. A quorum exists when a majority of the shares of common stock that are outstanding and entitled to vote at the meeting are represented in person or by proxy. If no quorum exists at the start of the annual meeting, the meeting may be adjourned to solicit additional proxies in order to achieve a quorum. Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record,” or “registered holder,” with respect to those shares.
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, and your shares are held in “street name.”
How many votes are needed to elect the director nominees?
We have a majority voting standard so that, in an uncontested election, a director nominee is elected to the Board only if the number of shares voted “for” a director nominee exceeds 50% of the number of votes cast with respect to that director nominee. Votes cast for a director nominee will include a shareholder’s direction to withhold authority but will exclude abstentions. An election is considered “contested” when a shareholder solicits proxies to elect individuals nominated by the shareholder to our Board. In a contested election, director nominees are elected by a plurality of the votes cast, rather than a majority of the votes cast.

Frequently Asked Questions | Evergy 2025 Proxy Statement 81

Prior to being nominated, each incumbent director nominee is required to deliver to the Corporate Secretary an irrevocable letter of resignation that will take effect if the nominee fails to receive the vote required for election. If a standing director is not re-elected, our Nominating, Governance, and Sustainability Committee will recommend to the Board whether to accept or reject the resignation. The Board will publicly disclose its decision regarding the resignation following certification of the voting results.
Cumulative voting is not allowed with respect to the election of our directors. Your broker is not permitted to vote your shares on this matter if no instructions are received from you.
How many votes are needed to approve the say on pay resolution?
The say on pay resolution is advisory and is not binding on the Company, the Board or the Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee will, however, consider the outcome of the vote on this resolution when making future executive compensation decisions. The affirmative vote of the holders of a majority of shares present in person or by proxy at the annual meeting and entitled to vote on the matter is required to approve (on a non-binding advisory basis) the say on pay resolution. Abstentions will have the same effect as votes against the proposal. Your broker is not entitled to vote your shares on this matter if no instructions are received from you.
How many votes are needed to approve the frequency of submitting a say on pay resolution to shareholder?
Like the say on pay resolution, the say on frequency resolution is also advisory and is not binding on the Company, the Board or the Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee will, however, consider the outcome of the vote on this resolution when making future decisions on the frequency of submissions of advisory say on pay resolutions to shareholders. The frequency option (one year, two years or three years) selected by the holders of a majority of shares present in person or by proxy at the annual meeting and entitled to vote will be considered the frequency recommended by shareholders. If none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended. Your broker is not entitled to vote your shares on this matter if no instructions are received from you.
How many votes are needed to ratify the appointment of Deloitte & Touche?
Ratification requires the affirmative vote of the holders of a majority of shares present in person or by proxy at the annual meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against ratification. Shareholder ratification of the appointment is not required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment, our Audit Committee will reconsider the appointment. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and our shareholders. Your broker is entitled to vote your shares on this matter if no instructions are received from you.
Who can attend the 2025 Annual Meeting?
Shareholders of record may attend the 2025 Annual Meeting, which we are conducting “virtually” via a live audio webcast and using online shareholder tools. We are holding the 2025 Annual Meeting virtually, as we believe that hosting a virtual meeting enables greater shareholder attendance and participation. This format empowers shareholders to participate from any location, at no cost to shareholders. We have designed the virtual format to enhance shareholder access and to ensure that our shareholders who attend the virtual 2025 Annual Meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting.
•
We encourage questions. Shareholders may submit a question online during the 2025 Annual Meeting, following the instructions below. During the 2025 Annual Meeting, we will answer as many shareholder questions as time permits.

•
We believe in transparency. Following the 2025 Annual Meeting, we will post to our investor relations website a replay and a transcript of the 2025 Annual Meeting (including the question and answer session), as well as final voting results. In addition, a list of shareholders entitled to vote at the 2025 Annual Meeting will be made available during the meeting at the website referenced below.

•	We facilitate your participation. We will offer live technical support for all shareholders during the 2025 Annual Meeting.

Frequently Asked Questions | Evergy 2025 Proxy Statement 82

How do shareholders attend the 2025 Annual Meeting?
•	Attend the 2025 Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/EVRG2025.
•	The 2025 Annual Meeting will begin at 10:00 a.m. Central Daylight Time, with log-in beginning at 9:45 a.m. on May 6, 2025.
•
Shareholders will need to use the 16-digit control number on their notice of internet availability, proxy card or voting instruction form, or in the instructions received via email in order to log into www.virtualshareholdermeeting.com/EVRG2025.

•
We encourage you to access the 2025 Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. Central Daylight Time on May 6, 2025. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Please note that if you do not have your control number and you are a registered owner, operators will be able to provide your control number to you. However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the 2025 Annual Meeting.

Voting During the Meeting
Shareholders should follow the instructions at www.virtualshareholdermeeting.com/EVRG2025 to vote during the 2025 Annual Meeting. Voting online during the meeting will replace any previous votes you submitted via telephone, internet, or mail prior to the meeting.
May I ask questions?
Yes. We will answer your questions at the end of the 2025 Annual Meeting. We may impose certain procedural requirements, such as limiting repetitive or follow-up questions, so that more shareholders will have an opportunity to ask questions. You may submit questions ahead of the meeting at investors.evergy.com/contact-us, and during the 2025 Annual Meeting at www.virtualshareholdermeeting.com/EVRG2025. During the 2025 Annual Meeting we will answer as many shareholder questions as time reasonably permits.
When will the 2026 annual meeting be held?
Our By-laws provide that the annual meeting of shareholders will be held on the first Tuesday of May. Therefore, the 2026 annual meeting will be held on May 5, 2026, unless changed by the Board.
How can I propose someone to be a nominee for election to the Board?
The Nominating, Governance, and Sustainability Committee of the Board will consider candidates for director suggested by shareholders, using the process described in the “Director Nominating Process” section on page 19.
How can I nominate a director or submit a proposal for the 2026 annual meeting?
Business Proposals for Inclusion in Next Year’s Proxy Statement (Rule 14a-8): SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. To be considered for inclusion in our proxy statement for the 2026 annual meeting, we must receive notice of the proposal on or before November 26, 2025. Shareholder proposals should be addressed to: Evergy, Inc., 1200 Main Street, Kansas City, Missouri 64105, Attention: Corporate Secretary.
Director Nominees for Inclusion in the 2026 Proxy Statement (Proxy Access): Our By-laws permit an eligible shareholder, or a group of up to 20 eligible shareholders, who have continuously owned at least 3% of our outstanding shares for at least three years as of the date the shareholder(s) notify us of the intent to utilize our “proxy access” By-law provision. “Proxy access” can be used to nominate up to 25% of the total number of directors who are members of the Board as of the date that the shareholder(s) notify us of the intent to utilize “proxy access.” Director nominations submitted under this By-law provision must be delivered to us no earlier than January 6, 2026, and no later than February 5, 2026. Your notice must comply with the requirements in our By-laws. Consistent with standard market practice, proxy access is only available to eligible shareholders who acquired our shares in the ordinary course of business and not with the intent to change or influence control at Evergy, and who do not presently have such intent.

Frequently Asked Questions | Evergy 2025 Proxy Statement 83

Director Nominees and Other Business Proposals for Consideration at Next Year’s Annual Meeting: Our By-laws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted for inclusion in the 2026 proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2026 annual meeting submitted under these By-law provisions must be delivered to us no earlier than January 6, 2026, and no later than February 5, 2026, in order to be raised at the 2026 annual meeting. The notice regarding the director nomination or proposal must comply with the requirements in our By-laws. In addition to satisfying the requirements of the By-laws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act.
How can I vote?
If you were a shareholder of record on the Record Date, you may:
•	vote via the internet by following the voting instructions on the proxy card or Notice;
•	vote by calling the toll-free number on the proxy card or Notice;
•	vote by completing and returning your proxy card in the enclosed envelope; or
•	vote during the virtual shareholder meeting.
We encourage you to vote as soon as possible even if you plan to attend the meeting. Voting through the internet or by the toll-free telephone number saves time and postage costs.
If your shares are held by a broker or other nominee, you will receive instructions from the broker or other nominee that you must follow in order to vote your shares.
What if I do not specify a choice for a matter when returning a proxy?
If a properly signed proxy is returned by a shareholder of record without shareholder directions by the close of voting, the shares will be voted as recommended by the Board.
What shares are included on the proxy card?
You may receive more than one proxy card or Notice depending on how you hold your shares and how your shares are registered. If you hold shares through someone else, such as a bank or broker, you may also receive proxy materials from them asking how you want to vote. If you participate in our Dividend Reinvestment and Direct Stock Purchase Plan, or our 401(k) savings plan, and the account names are exactly the same on each, you will receive one proxy card or Notice for all shares of common stock held in or credited to your accounts as of the Record Date. If the names on your accounts are different, you will receive more than one proxy card or Notice. We encourage you to have all accounts registered in the same name and address whenever possible.
For shareholders in our 401(k) savings plan, the proxy card or Notice covers all shares for which the shareholder has the right to give voting instructions to Empower Retirement, trustee of that plan. The proxy card, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. on May 1, 2025, your shares will not be voted.
Any shares that you own in street name are not included in the total number of shares that are listed on your proxy card. Your broker or other nominee will send you directions on how to vote shares held in street name.
You should complete and return all proxy cards and all voting instruction cards delivered to you to vote all shares owned by you.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before the close of voting by written notice to the Corporate Secretary; submission of a proxy bearing a later date; or casting your vote online during the annual meeting.
If your shares are held in street name, you must contact your broker or other nominee to change your vote or revoke your proxy.

Frequently Asked Questions | Evergy 2025 Proxy Statement 84

Will my shares held in street name be voted if I do not provide instructions?
New York Stock Exchange Rule 452* allows brokers, banks, and other nominees to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of Deloitte & Touche is considered a “routine” matter on which your broker, bank or other nominee can vote your shares without your instructions. The proposals relating to the election of directors, the say on pay resolution, and the say on frequency resolution are not “routine” proposals. Therefore, if you do not instruct your broker, bank, and other nominee how to vote, your shares will not be voted on those proposals, which is referred to as “broker non-votes.” Therefore, it is important street name holders provide voting instructions to their brokers, banks, and other nominees. Broker non-votes will have no effect on the results of the election of directors, the say on pay resolution, or the say on frequency resolution.
*NYSE Rule 452 is applicable to all brokers, banks, or other nominees registered with the NYSE and, accordingly, applies to the voting of all shares held in a customer’s account on such customer’s behalf, including shares of a Nasdaq listed company.
Is my vote confidential?
We have a policy of voting confidentiality. Your vote will not be disclosed to the Board or our management, except as may be required by law and in other limited circumstances.
Who pays for soliciting proxies for the annual meeting?
We will pay the costs of this solicitation. Proxies may be solicited in person, through the mail, by telephone, facsimile, e-mail or other electronic means by our directors, officers, and employees without additional compensation.
We have retained Innisfree M&A Incorporated to assist us in the solicitation of votes for a fee of $17,500 plus a charge of $5.50 per holder for telephone solicitations and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokers, banks, nominees, and fiduciaries for their costs in sending proxy materials to holders of our shares.
Are you “householding” for your shareholders with the same address?
Yes. Shareholders of record who receive printed copies of proxy materials and share the same last name and household mailing address with multiple accounts will receive a single copy of our proxy materials unless we are instructed otherwise. Each such registered shareholder will continue to receive a separate proxy card. Any shareholder who would like to receive separate copies of our proxy materials, or who received multiple copies and would like to receive combined mailings, may call us at 1-800-245-5275, or write us at Evergy, Inc., Attn: Investor Relations, P.O. Box 418679, Kansas City, Missouri 64141-9679. Shareholders who hold their shares in street name should contact their broker or other nominee regarding combined mailings.
Can I elect electronic delivery of annual shareholder reports, proxy statements and proxy cards?
Yes. You can elect to receive future annual shareholder reports, proxy statements and proxy cards electronically via the internet. To sign up for electronic delivery, please follow the instructions on the proxy card or the Notice to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Frequently Asked Questions | Evergy 2025 Proxy Statement 85

Appendix A
GAAP to Non-GAAP Financial Metric Reconciliation
Adjusted Earnings and Adjusted Earnings Per Share
Management believes that adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are representative measures of Evergy’s recurring earnings, assists in the comparability of results and is consistent with how management reviews performance.
Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) exclude:
i.	the mark-to-market impacts of economic hedges related to Evergy Kansas Central, Inc.’s (“Evergy Kansas Central”) 8% ownership share of Jeffrey Energy Center;
ii.	the costs resulting from non-regulated energy marketing margins from the February 2021 winter weather event;
iii.
the recognition of a regulatory liability for the refund to customers of revenues previously collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 Kansas Corporation Commission (“KCC”) order;

iv.
the recognition of a regulatory liability for future refund of amounts of revenues previously collected from customers related to corporate owned life insurance rate credits in accordance with a September 2023 KCC rate case unanimous settlement; and

v.	the costs incurred in the fourth quarter 2024 resulting from the realignment of the executive operations corporate structure.
Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are intended to aid an investor’s overall understanding of results. Management believes that adjusted earnings (non-GAAP) provide a meaningful basis for evaluating Evergy’s operations across periods because it excludes certain items that management does not believe are indicative of Evergy’s ongoing performance or that can create period to period earnings volatility.
Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board. Adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies’ presentations or more useful than the GAAP information provided elsewhere in this report.

Appendix A | Evergy 2025 Proxy Statement A-1

The following table provides a reconciliation between net income attributable to Evergy, Inc. and diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP).

	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year Ended December 31	2024		2023
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$873.5	$3.79	$731.3	$3.17
Non-GAAP reconciling items:
Mark-to-market impact of Jeffrey Energy Center economic hedges, pre-tax(a)	2.6	0.01	8.7	0.04
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	—	—	0.3	—
Electric subdivision rebate program costs refund, pre-tax(c)	—	—	2.6	0.01
Customer refunds related to COLI rate credits, pre-tax(d)	—	—	96.5	0.42
Executive operations team realignment, pre-tax(e)	2.5	0.01	—	—
Income tax benefit(f)	(0.7)	—	(23.8)	(0.10)
Adjusted earnings (non-GAAP)	$877.9	$3.81	$815.6	$3.54

(a)
Reflects mark-to-market gains or losses related to forward contracts for natural gas and electricity entered into as economic hedges against fuel price volatility related to Evergy Kansas Central’s non-regulated 8% ownership share of Jeffrey Energy Center that are included in operating revenues on the consolidated statements of comprehensive income.

(b)
Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event that are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(c)
Reflects the second quarter 2023 recognition of a regulatory liability for the refund to customers of revenues previously collected since October 2019 for costs related to an electric subdivision rebate program to be refunded to customers in accordance with a June 2020 KCC order that are included in operating revenues on the consolidated statements of comprehensive income.

(d)
Reflects the recognition of a regulatory liability for the refund to customers for amounts of revenues previously collected related to corporate-owned life insurance (COLI) rate credits in accordance with a September 2023 KCC rate case unanimous settlement agreement reached between Evergy, the KCC staff and other intervenors that are included in operating revenues on the consolidated statements of comprehensive income.

(e)
Reflects costs incurred associated with the realignment of the executive operations corporate structure that are included in operating and maintenance expense and taxes other than income tax on the consolidated statements of comprehensive income.

(f)	Reflects an income tax effect calculated at a statutory rate of approximately 22%, with the exception of certain non-deductible items.

Appendix A | Evergy 2025 Proxy Statement A-2

Appendix B
GAAP to Non-GAAP Financial Metric Reconciliation
Reconciliation of adjusted EPS for incentive compensation (non-GAAP) to earnings per diluted share attributable to Evergy, Inc.

Year Ended December 31, 2024
Earnings per diluted share attributable to Evergy, Inc.	$3.79
Non-GAAP reconciling items:
Mark-to-market impact of Jeffrey Energy Center economic hedges, pre-tax	$0.01
Executive operations team realignment, pre-tax	$0.01
Incentive compensation expenses, pre-tax	$0.09
Incentive compensation expenses at target, pre-tax	($0.10)
Income tax benefit and rounding	($0.01)
Adjusted EPS for incentive compensation (non-GAAP)	$3.79

Reconciliation of adjusted non-fuel operating and maintenance expense for incentive compensation (non-GAAP) to operating and maintenance expense

(Dollars in millions)	Year Ended December 31, 2024
Operating and maintenance expense	$961.9
Non-GAAP reconciling items:
Executive operations team realignment	(2.4)
Regulatory liability amortization recorded to revenue	(9.4)
Short-term incentive compensation expenses	(20.0)
Adjusted non-fuel operating and maintenance expense for incentive compensation (non-GAAP)	$930.1

Appendix B | Evergy 2025 Proxy Statement B-1

Evergy, Inc.
P.O. Box 418679
Kansas City, Missouri
64141-9679

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2025 for shares held in a Plan. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EVRG2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63270-P21713 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVERGY, INC.

This proxy is solicited on behalf of the Board of Directors of Evergy, Inc.

Vote on Directors

The Board of Directors recommends you vote FOR the following nominees for director:

Nominees:	For	Against	Abstain
1a. David A. Campbell	☐	☐	☐
1b. B. Anthony Isaac	☐	☐	☐
1c. Paul M. Keglevic	☐	☐	☐
1d. Senator Mary L. Landrieu	☐	☐	☐
1e. Sandra A.J. Lawrence	☐	☐	☐
1f. Ann D. Murtlow	☐	☐	☐
1g. Dean A. Newton	☐	☐	☐
1h. Sandra J. Price	☐	☐	☐
1i. Jonathan D. Rolph	☐	☐	☐
1j. James Scarola	☐	☐	☐
1k. Neal A. Sharma	☐	☐	☐
1l. C. John Wilder	☐	☐	☐

Vote on Proposals

The Board of Directors recommends you vote FOR Proposal 2:	For	Against	Abstain
2. Approve the 2024 compensation of our named executive officers on an advisory non-binding basis.	☐	☐	☐

The Board of Directors recommends you vote ONE YEAR for Proposal 3:	1 Year	2 Years	3 Years	Abstain
3. To recommend, on a non-binding advisory basis, the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4:	For	Against	Abstain
4. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted by the person named in this proxy in their discretion.

Please sign your name exactly as it appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Notice of Annual Meeting of Shareholders

EVERGY, INC.

2025 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of Evergy, Inc.'s (the "Company") directors, to approve on a non-binding advisory basis the 2024 compensation of the Company's named executive officers, to approve on a non-binding advisory basis the frequency of the advisory vote on executive compensation, to ratify the appointment of the Company's independent registered public accounting firm for 2025, and such other business as may properly come before the meeting, or any adjournment thereof.

Tuesday, May 6, 2025

10:00 a.m. Central Daylight Time

www.virtualshareholdermeeting.com/EVRG2025

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be available in PDF format. There is no cost to you for this service other than any charges imposed by your Internet Provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying Evergy's Investor Relations department at 1-800-245-5275.

V63271-P21713

EVERGY, INC.

www.virtualshareholdermeeting.com/EVRG2025

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Tuesday, May 6, 2025

The undersigned hereby appoints David A. Campbell, W. Bryan Buckler and Heather A. Humphrey and each of them, proxies for the undersigned with power of substitution, to represent and vote all the shares of common stock of Evergy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 6, 2025, and any adjournment or postponement of such meeting, upon the matters set forth on the reverse side of this card, and in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned. This proxy also provides voting instructions to the plan administrators of the Evergy, Inc. 401(k) Plan.

This proxy, if properly executed and returned, will be voted as directed on the reverse side. **If this card is properly executed and returned without direction, such shares will be voted in accordance with the recommendations of Evergy, Inc.'s Board of Directors.** If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.